================================================================================


                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 FORM 8-K/A-2

                                 CURRENT REPORT
       Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of
                                      1934


                               February 23, 1996
- --------------------------------------------------------------------------------
                Date of Report (Date of earliest event reported)


                    HEARTLAND WIRELESS COMMUNICATIONS, INC.
- --------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


         Delaware                       0-23694                  73-1435149
- ----------------------------          ------------           -------------------
(State or Other Jurisdiction          (Commission               (IRS Employer
     of Incorporation)                File Number)           Identification No.)


       903 N. Bowser, Suite 140
          Richardson, Texas                                          75081
- ----------------------------------------                           ----------
(Address of Principal Executive Offices)                           (Zip Code)


                                (214) 479-9244
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


                                Not Applicable
         -------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)


================================================================================

Item 2. Acquisition or Disposition of Assets.

         Reference is made to that Registration Statement on Form S-4 (Reg. No. 33-65357) filed by Heartland Wireless Communications, Inc., a Delaware corporation (the "Registrant" or "Company"), with the Securities and Exchange Commission and declared effective thereby on January 26, 1996 (the "Registration Statement").

         Effective February 23, 1996, the Registrant consummated the following five (5) separate, but related, transactions (collectively, the "Transactions"):

                 (i) merger of Heartland Merger Sub, Inc., a wholly owned subsidiary of the Registrant ("Merger Sub"), with and into American Wireless Systems, Inc. ("AWS") pursuant to the Amended and Restated Agreement and Plan of Merger dated as of September 11, 1995 ("AWS Merger Agreement") by and among the Registrant, Merger Sub and AWS;

                 (ii) acquisition of substantially all of the assets of Fort Worth Wireless Cable T.V. Associates ("FTW Partnership") pursuant to the Amended and Restated Asset Purchase Agreement dated as of October 4, 1995 ("FTW Agreement") by and between the Registrant and FTW Partnership;

                 (iii) acquisition of substantially all of the assets of Wireless Cable TV Associates # 38 ("Minneapolis Partnership") pursuant to the Amended and Restated Asset Purchase Agreement dated as of October 4, 1995 ("Minneapolis Agreement") by and between the Registrant and Minneapolis Partnership;

                 (iv) merger of Heartland Merger Sub 2, Inc., a wholly owned subsidiary of the Registrant ("Merger Sub 2") with and into CableMaxx, Inc. ("CMAX") pursuant to the Amended and Restated Agreement and Plan of Merger dated as of September 11, 1995 ("CMAX Merger Agreement") by and among the Registrant, Merger Sub 2 and CMAX;

                 (v) acquisition of certain assets of Three Sixty Corp. ("TSC") pursuant to the Amended and Restated Asset Purchase Agreement dated as of October 19, 1995 ("TSC Agreement") by and among the Registrant, TSC and TechniVision, Inc., formerly a subsidiary of TSC that has been merged with and into TSC ("TechniVision").

         Effective February 23, 1996, Merger Sub was merged with and into AWS pursuant to the terms of the AWS Merger Agreement, whereupon AWS became a wholly owned subsidiary of the Registrant. Under the terms of the AWS Merger Agreement, stockholders of AWS received, in the aggregate, 1,307,692 shares of the Registrant's common stock, par value $.001 per share ("Registrant Common Stock"), having an aggregate exchange value of approximately $34 million. As a result, each issued and outstanding share of AWS common stock was converted into the right to receive .22905 shares of Registrant Common Stock having an exchange value of approximately $5.96 per share, of which approximately .02189 shares of

Registrant Common Stock having an exchange value of approximately $0.57 per share will be held in escrow as described in the AWS Merger Agreement. The transactions contemplated by the AWS Merger Agreement will be accounted for by the Registrant under the "purchase method" of accounting. The assets previously held by AWS included minority interests in the wireless cable television systems of Minneapolis, Minnesota, and Fort Worth, Texas (the remaining interests being held by the FTW Partnership and Minneapolis Partnership, respectively) and certain additional rights and properties held in connection with wireless cable television markets located in Dallas, Texas, Los Angeles, California and Memphis, Tennessee (collectively, the "AWS Assets").

Certain of the AWS Assets constitute plant, equipment or other physical property. The Registrant will seek to sell directly to a third party the Los Angeles, California market. The Memphis, Tennessee market is subject to a pending contract of sale to TruVision Cable, Inc. The Dallas, Texas market, and AWS' interest in the Fort Worth, Texas and Minneapolis, Minnesota markets were assigned by the Registrant to CS Wireless Systems, Inc. ("CS Wireless") effective February 23, 1996 pursuant to the terms of the Participation Agreement (the "Participation Agreement") dated December 12, 1995 by and among the Registrant, CAI Wireless Systems, Inc. ("CAI") and CS Wireless. The terms of the AWS Merger Agreement were determined by arms-length negotiations between the parties thereto and no material relationship existed between AWS and the Registrant or any of its affiliates, any directors or officers of the Registrant, or any associate of any such director or officer prior to the consummation thereof.

         Also on February 23, 1996, the Registrant acquired from the FTW Partnership substantially all of the assets of the FTW Partnership pursuant to the terms of the FTW Agreement. Consistent with the terms of the FTW Agreement, the Registrant issued approximately 578,261 shares of Registrant Common Stock having an aggregate exchange value of approximately $13.3 million to the FTW Partnership. The transactions contemplated by the FTW Agreement will be accounted for by the Registrant under the "purchase method" of accounting. The principal asset of the FTW Partnership consisted of a 79.99% interest in a joint venture that owned and operated the wireless cable television system in Fort Worth, Texas (the "FTW Venture Interest"). Accordingly, the FTW Venture Interest does not constitute plant, equipment or physical property.

As the owner of the FTW Venture Interest, the Registrant caused the transfer, together with AWS, of the Fort Worth, Texas market to CS Wireless pursuant to the terms of the Participation Agreement. The terms of the FTW Agreement were determined by arms-length negotiations between the parties thereto and no material relationship existed between FTW Partnership and the Registrant or any of its affiliates, any directors or officers of the Registrant, or any associate of any such director or officer prior to the consummation thereof.

          Also on February 23, 1996, the Registrant acquired from the Minneapolis Partnership substantially all of the assets of the Minneapolis Partnership pursuant to the terms of the Minneapolis Agreement. Consistent with the terms of the Minneapolis Agreement, the Registrant issued approximately 805,695 shares of Registrant Common Stock having an aggregate exchange value of approximately $18.531 million to the Minneapolis Partnership. The transactions contemplated by the Minneapolis Agreement will be accounted for by the Registrant under the "purchase method" of accounting. The principal asset of the Minneapolis Partnership consisted of a 75% membership interest in and to American Wireless Systems of Minneapolis, L.L.C., a limited liability company that owned and operated the wireless cable television system in Minneapolis, Minnesota (the "LLC Interest"). Accordingly, the LLC Interest does not constitute plant, equipment or other physical property. As the owner of the LLC Interest, the Registrant caused the transfer, together with AWS, of the Minneapolis, Minnesota market to CS Wireless pursuant to the terms of the Participation Agreement. The terms of the Minneapolis Agreement were determined by arms-length negotiations between the parties thereto and no material relationship existed between the Minneapolis Partnership and the Registrant or any of its affiliates, any directors or officers of the Registrant, or any associates of any such director or officer prior to the consummation thereof.

         Also on February 23, 1996, Merger Sub 2 was merged with and into CMAX pursuant to the terms of the CMAX Merger Agreement, whereupon CMAX became a wholly owned subsidiary of the Registrant. Under the terms of the CMAX Merger Agreement, the stockholders of CMAX received, in the aggregate, approximately 2,883,573 shares of Registrant Common Stock having an aggregate exchange value of approximately $80.8 million. As a result, each issued and outstanding share of CMAX common stock was converted into the right to receive .3033 shares of Registrant Common Stock having an exchange value of approximately $8.50 per share. The transactions contemplated by the CMAX Merger Agreement will be accounted for by the Registrant under the "purchase method" of accounting. The assets previously held by CMAX included certain rights and properties held in connection with certain wireless cable television markets throughout Texas and in Salt Lake City, Utah (collectively, the "CMAX Assets"). Certain of the CMAX Assets constitute plant, equipment and physical property. With the exception of the San Antonio, Texas and Salt Lake City, Utah markets, which the Registrant has contributed to CS Wireless pursuant to the terms of the Participation Agreement, the CMAX Assets will continue to be used and operated by the Registrant in connection with its wireless cable television business. The terms of the CMAX Merger Agreement were determined by arms-length negotiations between the parties thereto and no material relationship existed between CMAX and the Registrant or any of its affiliates, any directors or officers of the Registrant, or any associate of any such director or officer prior to the consummation thereof. Mr. L. Allen Wheeler, a member of the Board of Directors of the Registrant, was the holder of less than 5% of the shares of CMAX common stock at the time of the merger of Merger Sub 2 with and into CMAX. Mr. Wheeler abstained from participating in, or voting on, the Registrant's deliberations regarding the CMAX Merger Agreement.

         Also on February 23, 1996, the Registrant acquired certain assets from TSC representing substantially all of the assets formerly held by TechniVision. Pursuant to the terms of the TSC Agreement, the Registrant issued to TSC approximately 1,181,944 shares of Registrant Common Stock having an aggregate exchange value of approximately $33.124 million. The transactions contemplated by the TSC Agreement will be accounted for by the Registrant under the "purchase method" of accounting. The assets previously held by TSC included certain rights and properties held in connection with wireless cable television markets in El Paso, Texas, Corpus Christi, Texas and Dayton, Ohio (collectively, the "TSC Assets"). Certain of the TSC Assets constitute plant, equipment and physical property. With the exception of the Dayton, Ohio market, which the Registrant contributed to CS Wireless pursuant to the terms of the

Participation Agreement, the TSC Assets will continue to be used and operated by the Registrant in connection with its wireless cable television business. The terms of the TSC Agreement were determined by arms-length negotiations between the parties thereto and no material relationship existed between TSC and the Registrant or any of its affiliates, any directors or officers of the Registrant, or any associate of any such director of officer prior to the consummation thereof.

         On February 23, 1996, the Registrant issued a news release relating to the Transaction, the form of which is attached as Exhibit 99.1 and incorporated herein by reference.

         Effective February 23, 1996, immediately following the closing of the Transactions, the Registrant, CAI and CS Wireless, a Delaware corporation and wholly owned subsidiary of CAI, consummated the Participation Agreement pursuant to which the Registrant (or certain of its subsidiaries) contributed or sold to CS Wireless the wireless cable assets and all related liabilities of the following wireless cable television markets (the "Heartland Contributed Assets"):

                 (1)      Maysville, Missouri
                 (2)      Sweet Springs, Missouri
                 (3)      Grand Rapids/Moline, Michigan
                 (4)      Bloom Center/Napoleon, Indiana
                 (5)      Dallas, Texas
                 (6)      Fort Worth, Texas
                 (7)      San Antonio, Texas
                 (8)      Dayton, Ohio
                 (9)      Salt Lake City, Utah
                 (10)     Minneapolis, Minnesota

         Simultaneously with the contribution and sale of the Heartland Contributed Assets to CS Wireless, CAI (or certain of its subsidiaries) contributed to CS Wireless (directly or by contribution of stock of subsidiaries) the wireless cable television assets associated with the following markets (the "CAI Contributed Assets"):

                 (1)      Stockton/Modesto, California
                 (2)      Bakersfield, California
                 (3)      Cleveland, Ohio
                 (4)      Charlotte, North Carolina

The combination of the Heartland Contributed Assets and the CAI Contributed Assets in CS Wireless (the "CS Transaction") created a company with approximately 5.7 million line-of-sight households and approximately 55,800 subscribers.

         In connection with the CS Transaction, the Registrant (or its subsidiaries) received (i) shares of CS Wireless common stock constituting approximately 39.76% of the outstanding shares of CS Wireless (35.4% following dilution for certain additional stock issuances) (ii) approximately $28.3 million in cash paid at the closing (iii) a promissory note in the principal sum of $25,000,000 payable on or before nine (9) months from the closing and secured by proceeds of a contemplated issuance by CS Wireless of senior discount notes (which notes have been prepaid by their terms) and (iv) a promissory note in the sum of $15,000,000 payable ten (10) years from the closing and prepayable from asset sales and certain other events. Following the closing, CAI and the Registrant will complete certain post-closing net working capital calculations. Components of such calculations include the relative accounts payable, accounts receivable and related working capital assets of the contributed systems, the number of granted channels represented and actually contributed to CS Wireless for each market, increase or decrease in the number of subscribers in each contributed system from the number of subscribers stated in the Participation Agreement and related factors. Following the completion of these calculations, payments will be made to or by the parties, depending upon such calculations.

         Also, in connection with the closing of the CS Transaction, CAI, the Registrant and CS Wireless have entered into a stockholders agreement (the "Stockholders Agreement"). The Stockholders Agreement provides, among other things, that the Registrant and CAI will vote their shares of CS Wireless common stock in favor of a Board of Directors of CS Wireless having nine (9) members consisting of (i) up to four members designated by CAI (provided that at least one of whom may not be an affiliate of either CAI or the Registrant);
(ii) up to three members designated by the Registrant (provided at least one of whom may not be an affiliate of either CAI or the Registrant); (iii) the Chief Executive Officer of CS Wireless; and (iv) the Chief Financial Officer of CS Wireless. The Stockholders Agreement and CS Wireless' bylaws further provide that certain major transactions will require the affirmative approval of at least 70% (or seven of nine) of the directors of CS Wireless. The CS Transaction was consummated immediately following consummation of the Transactions.

         The terms of the Participation Agreement were determined by arms length negotiations between the parties thereto and no material relationship existed between CAI, CS Wireless and the Registrant or any of its affiliates, any directors or officers of the Registrant or any associates of any such director or officer prior to the consummation thereof.

         On February 23, 1996, the Registrant issued a news release relating to the CS Transaction, the form of which is attached as Exhibit 99.2 and incorporated herein by reference.

         On February 27, 1996, the Registrant issued a supplemental news release providing further detail on the Transactions and the CS Transaction, the form of which is attached as Exhibit 99.3 and incorporated herein by reference.

Item 7.   Financial Statements and Exhibits.

          (a)   Financial Statements of Businesses Acquired

         Audited balance sheets of American Wireless Systems, Inc. as of December 31, 1994 and 1995, and related statements of operations, stockholders' equity and cash flows for the years ended December 31, 1993, 1994 and 1995.

         Audited consolidated balance sheets of Fort Worth Wireless Cable T.V. Associates as of December 31, 1994 and 1995, and related consolidated statements of operations, partners' equity and cash flows for the years ended December 31, 1993, 1994 and 1995.

         Audited consolidated balance sheets of Wireless Cable TV Associates #38 as of December 31, 1994 and 1995, and related consolidated statements of operations, partners' equity and cash flows for the years ended December 31, 1993, 1994 and 1995.

         Audited consolidated balance sheets of CableMaxx, Inc. as of June 30, 1994 and 1995, and the related consolidated statements of operations, stockholders' equity and cash flows of CableMaxx, Inc. for the period of December 18, 1992 to June 30, 1993 and the years ended June 30, 1994 and 1995 and consolidated statements of operations and cash flows of Supreme Cable Co. and subsidiaries for the period from July 1, 1992 to December 17, 1992.

         Unaudited consolidated balance sheets of CableMaxx, Inc. as of December 31, 1995, and consolidated statements of operations and cash flows for the six months ended December 31, 1994 and 1995.

         Audited balance sheets of Technivision, Inc. as of May 31, 1994 and 1995 and related statements of operations, stockholders' deficit and cash flows for the years ended May 31, 1993, 1994 and 1995.

         Unaudited balance sheets of Technivision, Inc. as of November 30, 1995, and related statements of operations and cash flows for the six months ended November 30, 1994, and statements of operations, stockholders' deficit and cash flows for the six months ended November 30, 1995.

         Audited consolidated balance sheets of Cross Country Division as of December 31, 1993 and 1994, and related statements of operations, division equity and cash flows for the year ended December 31, 1993, the period from January 1, 1994 to August 18, 1994 and the period from August 19, 1994 to December 31, 1994.

         Unaudited consolidated balance sheets of Cross County Division as of June 30, 1995, and related statements of operations and division equity and cash flows for the six months ended June 30, 1994 and 1995.

          (b)   Pro Forma Financial Information

         Unaudited pro forma condensed combined balance sheet of Heartland Wireless Communications, Inc. as of December 31, 1995, and related unaudited pro forma condensed combined statement of opearions for the year then ended.

          (c)   Exhibits

         Exhibit No.                  Document Description
         2.1         Amended and Restated Agreement and Plan of Merger, dated
                     as of September 11, 1995, by and among American Wireless
                     Systems, Inc., the Registrant and Heartland Merger Sub,
                     Inc. (incorporated by reference from Exhibit 2.22 to the
                     Registrant's Registration Statement on Form S-4, File No.
                     33-65357 (the "Form S-4") dated January 26, 1996).

         2.2         Amended and Restated Asset Purchase Agreement, dated as of
                     October 4, 1995, by and between the Registrant and Fort
                     Worth Wireless Cable T.V. Associates (incorporated by reference from Exhibit 2.23 to the Registrant's
                     Registration Statement on Form S-4).

         2.3         Amended and Restated Asset Purchase Agreement, dated as of
                     October 4, 1995, by and between the Registrant and Wireless Cable TV Associates No. 38 (incorporated by reference from Exhibit 2.24 to the Registrant's
                     Registration Statement on Form S-4).

         2.4 Amended and Restated Agreement and Plan of Merger, dated as of September 11, 1995, by and among the Registrant, CableMaxx, Inc., and Heartland Merger Sub 2, Inc.
                     (incorporated by reference from Exhibit 2.25 to the Registrant's Registration Statement on Form S-4).

         2.5         Amended and Restated Asset Purchase Agreement, dated as of
                     October 19, 1995, by and among the Registrant, Three Sixty
                     Corp., and Technivision,

                     Inc. (incorporated by reference from Exhibit 2.26 to the Registrant's Registration Statement on Form S-4).

         2.6 Participation Agreement dated as of December 12, 1995, by and among the Registrant, CAI Wireless Systems, Inc. and
                     CS Wireless Systems, Inc. (without exhibits except
                     Stockholders Agreement) (the "Participation Agreement")
                     (incorporated by reference from Exhibit 2.1 to the Registrant's Current Report on Form 8-K, dated December
                     12, 1996).

         2.7*        Amendment No. 1 to Participation Agreement dated February
                     22, 1996.

         23.1** Consent of KPMG Peat Marwick LLP, independent certified public accountants (TechniVision, Inc.)

         23.2** Consent of Arthur Andersen LLP, independent certified public accountants (American Wireless Systems, Inc.,
                     Wireless Cable TV Associates #38, and Fort Worth Wireless
                     Cable T.V. Associates).

         23.3**      Coopers & Lybrand LLP, independent public accountants
                     (CableMaxx, Inc.)

         23.4** Consent of KPMG Peat Marwick LLP, independent certified public accountants (Cross Country Division)

         99.1*       February 23, 1996 Heartland Wireless Communications, Inc.
                     News Release (relating to the Transactions).

         99.2*       February 23, 1996 Heartland Wireless Communications, Inc.
                     News Release (relating to CS Transaction).

         99.3*       February 27, 1996 Heartland Wireless Communications, Inc.
                     News Release (providing further detail on the Transactions and CS Transaction).

_______________
*        Previously filed
**       Filed herewith

                             ARTHUR ANDERSEN LLP



                       AMERICAN WIRELESS SYSTEMS, INC.

                             FINANCIAL STATEMENTS
                       AS OF DECEMBER 31, 1994 AND 1995
                           TOGETHER WITH REPORT OF
                        INDEPENDENT PUBLIC ACCOUNTANTS

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors and Stockholders of American Wireless Systems, Inc.:


We have audited the accompanying balance sheets of AMERICAN WIRELESS SYSTEMS, INC. (a Delaware corporation) as of December 31, 1994 and 1995, and the related statements of operations, stockholders' equity and cash flows for the years ended December 31, 1993, 1994 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Wireless Systems, Inc. as of December 31, 1994 and 1995, and the results of its operations and its cash flows for the years ended December 31, 1993, 1994 and 1995, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred losses since inception and expects to incur additional losses until it is able to generate sufficient income to cover operating expenses. The Company currently does not have sufficient cash reserves to cover such anticipated losses. These factors raise substantial doubt about the Company's ability to continue as a going concern. The Company's current plans are also discussed in Note 1. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                        Arthur Andersen LLP


Phoenix, Arizona,
 February 23, 1996.

                        AMERICAN WIRELESS SYSTEMS, INC.


                                 BALANCE SHEETS

                           DECEMBER 31, 1994 AND 1995


                                                                                  1994              1995
                                                                              -------------    -------------
ASSETS

Cash and cash equivalents (Note 2)                                            $     376,621    $     342,329
Prepaid expenses and other current assets                                           186,242           71,230
                                                                              -------------    -------------

          Total current assets                                                      562,863          413,559

PROPERTY AND EQUIPMENT, at cost, net (Note 2)                                       431,790          205,920

INVESTMENT IN AND ADVANCES TO JOINT VENTURES
 (Notes 1, 2 and 4)                                                               3,436,048        2,985,654

INVESTMENT IN WIRELESS CABLE SYSTEMS
 (Notes 1, 2 and 4)                                                               2,430,866        3,179,852

LICENSE DEPOSITS AND OTHER ASSETS (Note 2)                                           88,333          165,350
                                                                              -------------    -------------

                                                                              $   6,949,900    $   6,950,335
                                                                              =============    =============

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
 Accounts payable                                                             $     482,342    $     412,266
 Accrued liabilities                                                                170,237          242,621
 Severance liability, current (Note 6)                                              174,826          354,636
 Note payable, current                                                                -               35,000
                                                                              -------------    -------------

          Total current liabilities                                                 827,405        1,044,523

 Severance liability, long-term (Note 6)                                            354,636            -

 Note payable, long-term                                                              -            1,830,695
                                                                              -------------    -------------

          Total liabilities                                                       1,182,041        2,875,218
                                                                              -------------    -------------

COMMITMENTS AND CONTINGENCIES (Note 9)

STOCKHOLDERS' EQUITY (Notes 1, 3, 7, 8, 9 and 10):
 Common stock, $.01 par value, 40,000,000 shares
   authorized, 5,709,187 shares outstanding in 1994 and 1995                         57,092           57,092
 Additional paid-in capital                                                      20,239,069       20,239,069
 Accumulated deficit                                                            (14,528,302)     (16,221,044)
                                                                              -------------    -------------

      Total stockholders' equity                                                  5,767,859        4,075,117
                                                                              -------------    -------------

                                                                              $   6,949,900    $   6,950,335
                                                                              =============    =============


      The accompanying notes are an integral part of these balance sheets.

                        AMERICAN WIRELESS SYSTEMS, INC.


                            STATEMENTS OF OPERATIONS

              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995





                                                                 1993            1994              1995
                                                            -------------    -------------    -------------
REVENUE:
 Management fees                                            $       -        $      83,333    $     100,000
                                                            -------------    -------------    -------------

GENERAL AND ADMINISTRATIVE
    EXPENSES:
        Compensation                                            1,502,006        1,920,002          767,889
        Outside services                                          476,008        1,111,104          552,449
        Other                                                     780,920        1,127,356          885,472
                                                            -------------    -------------    -------------

           Total expenses                                       2,758,934        4,158,462        2,205,810
                                                            -------------    -------------    -------------

LOSS FROM OPERATIONS                                           (2,758,934)      (4,075,129)      (2,105,810)
                                                            -------------    -------------    --------------

LOSS FROM OPERATIONS OF JOINT
    VENTURES                                                     (184,906)        (200,436)        (188,381)
                                                            -------------    -------------    -------------

OTHER INCOME (EXPENSE), net
    Interest expense                                             (775,525)        (976,867)        (161,324)
    Exclusivity fees (Notes 1 and 9)                                -                -              210,000
    Gain on sale of wireless cable television assets
        (Notes 1 and 4)                                             -                -              748,851
    Other (Note 7)                                                 69,205         (474,348)        (196,078)
                                                            -------------    -------------    -------------

                                                                 (706,320)      (1,451,215)         601,449
                                                            -------------    -------------    -------------

NET LOSS                                                    $  (3,650,160)   $  (5,726,780)   $  (1,692,742)
                                                            =============    =============    =============

NET LOSS PER SHARE                                          $       (1.16)   $       (1.26)   $        (.30)
                                                            =============    =============    =============

WEIGHTED AVERAGE SHARES
    OUTSTANDING                                                 3,159,397        4,540,362        5,709,187
                                                            =============    =============    =============





        The accompanying notes are an integral part of these statements.

                        AMERICAN WIRELESS SYSTEMS, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995


                                                               Common Stock           Additional
                                                        --------------------------     Paid-in       Accumulated
                                                           Shares        Par Value     Capital         Deficit         Total
                                                        ------------     ---------   -----------    -------------   ------------
BALANCE, December 31, 1992                                 3,118,666     $  31,187   $ 7,766,470    $  (5,151,362)  $  2,646,295
    Private placements of common stock, net of offering
        costs of $361,123 (Note 1)                           346,666         3,466     2,547,411            -          2,550,877
    Redemption of common stock owned by
        Wireless California (Note 3)                        (258,333)       (2,583)   (2,167,417)           -         (2,170,000)
    Contribution of income tax receivable (Note 10)            -              -          401,316            -            401,316
    Conversion of notes                                      126,509         1,265       973,982            -            975,247
    Common stock issued                                       13,333           133       149,867            -            150,000
    Net loss                                                   -              -            -           (3,650,160)    (3,650,160)
                                                        ------------     ---------   -----------    -------------   ------------

BALANCE, December 31, 1993                                 3,346,841        33,468     9,671,629       (8,801,522)       903,575
    Private placements of common stock, net of offering
        costs of $48,990 (Note 1)                            240,000         2,400     1,964,610           -           1,967,010
    Conversion of notes                                    2,105,679        21,057     8,542,356           -           8,563,413
    Exercise of common stock warrants at $3.75                   667             7         2,493           -               2,500
    Exercise of common stock warrants at $3.00                13,333           133        39,867           -              40,000
    Common stock issued                                        2,667            27        29,973           -              30,000
    Contribution of income tax receivable (Note 10)            -              -          (11,859)          -             (11,859)
    Net loss                                                   -              -            -           (5,726,780)    (5,726,780)
                                                        ------------     ---------   -----------    -------------   ------------

BALANCE, December 31, 1994                                 5,709,187        57,092    20,239,069      (14,528,302)     5,767,859
    Net loss                                                   -              -            -           (1,692,742)    (1,692,742)
                                                        ------------     ---------   -----------    -------------   ------------

BALANCE, December 31, 1995                                 5,709,187     $  57,092   $20,239,069    $ (16,221,044)  $  4,075,117
                                                        ============     =========   ===========    =============   ============

        The accompanying notes are an integral part of these statements.

                        AMERICAN WIRELESS SYSTEMS, INC.


                            STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995




                                                                                 1993          1994            1995
                                                                             -----------    -----------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Loss                                                                   $(3,650,160)   $(5,726,780)   $ (1,692,742)
  Adjustments to reconcile net loss to cash used for operating activities-
     Depreciation and amortization                                               442,933        637,049          83,100
     Loss on disposal of assets                                                   16,136         55,043         205,444
     Gain on sale of wireless cable television assets                              -              -            (748,851)
     Loss from operations of joint ventures                                      184,906        200,436         188,381
     Repricing of common stock warrants (Note 7)                                   -            425,000           -
  Changes in assets and liabilities-
     Decrease (increase) in prepaid expenses and other assets                   (198,332)       438,793         115,012
     Increase in accounts payable and accrued liabilities                        530,142        232,831           2,308
     Increase(decrease) in severance liability                                     -            529,462        (174,826)
                                                                             -----------    -----------    ------------

           Net cash used for operating activities                             (2,674,375)    (3,208,166)     (2,022,174)
                                                                             -----------    -----------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of property and equipment                                          (77,055)      (287,291)        (43,308)
  Investment in wireless cable systems                                          (755,271)    (3,820,312)       (932,488)
  Purchases of marketable securities                                          (2,318,252)         -               -
  Proceeds from sale of wireless cable television assets                           -              -           1,250,000
  Proceeds from sales of marketable securities                                     -          2,438,604           -
  Deposits made on license acquisitions                                          (69,122)         -             (77,017)
                                                                             -----------    -----------    ------------

           Net cash (used for) provided by investing activities               (3,219,700)    (1,668,999)        197,187
                                                                             -----------    -----------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of convertible notes payable                          8,736,000          -               -
  Proceeds from issuance of notes payable                                          -              -           2,800,000
  Proceeds from sale of common stock                                           2,550,877      2,009,511           -
  Redemption of common stock                                                  (2,170,000)         -               -
  Deferred debt issuance costs                                                (1,083,371)         -               -
  Cash received from affiliates                                                  525,000          -               -
  Payment of notes payable                                                         -              -          (1,009,305)
                                                                             -----------    -----------    ------------

           Net cash provided by financing activities                           8,558,506      2,009,511       1,790,695
                                                                             -----------    -----------    ------------

NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS                                                                  2,664,431     (2,867,654)        (34,292)

CASH AND CASH EQUIVALENTS, beginning of year                                     579,844      3,244,275         376,621
                                                                             -----------    -----------    ------------

CASH AND CASH EQUIVALENTS, end of year                                       $ 3,244,275    $   376,621    $    342,329
                                                                             ===========    ===========    ============


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the year for interest                                     $     -        $   351,510    $    186,221
                                                                             ===========    ===========    ============


SUPPLEMENTAL DISCLOSURE OF NONCASH FINANCING TRANSACTIONS:
  During 1993 and 1994, respectively, 126,509 and 2,105,679 shares of the Company's common stock were issued pursuant to the conversion of $975,247 and $8,563,413 in principal amount of convertible notes payable plus accrued interest.





        The accompanying notes are an integral part of these statements.

                        AMERICAN WIRELESS SYSTEMS, INC.


                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1994 AND 1995




(1)  BACKGROUND, ORGANIZATION AND OPERATIONS:

         BACKGROUND AND ORGANIZATION

American Wireless Systems, Inc. (the Company) was originally incorporated in Minnesota in 1988 as Short Takes, Inc. The Company ceased its prior business activities in April 1991, at which time the Company began searching for a suitable business for acquisition or merger. Its sole asset was cash of $669,000 on December 17, 1992, when it acquired certain operating assets and liabilities of AWS, Inc. (formerly American Wireless Systems, Inc.), a California corporation (Wireless California) in exchange for 2,572,000 shares of common stock which represented 82.5% of the outstanding common stock of the Company. For accounting purposes, this transaction has been treated as an issuance of common stock for cash by Wireless California (the reverse acquisition). See Note 3 for additional discussion of this transaction.

In April 1993, the stockholders approved changing the Company's name from Short Takes, Inc. to American Wireless Systems, Inc. In addition, the Company was reincorporated in the state of Delaware and declared a reverse stock split of 1-for-2.5. On October 18, 1994, the stockholders of the Company approved a reverse stock split of 1-for-3. The accompanying financial statements have been retroactively restated to reflect these reverse stock splits.

         OPERATIONS

The Company currently owns an interest in and manages the operations of wireless cable television systems in Minneapolis, Minnesota and Fort Worth, Texas and holds an interest in or owns the rights to certain wireless cable television channels in Los Angeles, Dallas, Memphis and formerly Pittsburgh. Wireless cable is an emerging business that provides television programming to subscribers by transmitting a signal via microwave frequencies licensed by the Federal Communications Commission (FCC) to antennae located at the subscriber's premises.

The Company's wireless cable systems are all in either the initial development stage or in the early operating stage; therefore, significant additional investment will be required to develop those systems to a level which will provide positive cash flow.

During 1993 and 1994, the Company raised an aggregate of approximately $13,664,000, including $8,736,000 of convertible subordinated notes (the "Notes") through three private placements of common stock and notes. The Notes matured July 15, 1994, and have been converted into shares of the Company's common stock (see Note 7).

In April 1994, the Company filed a Registration Statement on Form SB-2 in connection with a proposed public offering, which was amended to include the offer and sale of 2,500,000 units, each unit consisting of two shares of common stock and one warrant to purchase one share of common stock. For a variety of reasons, the Company elected not to proceed with the proposed offering.

Since January 1995, the Company has been pursuing various financing options which culminated in the signing of an Agreement Of Merger with Heartland Wireless Communications, Inc. (Heartland) on September 11, 1995 (the "Merger Agreement"). The Merger Agreement provides for the Company's stockholders to exchange their stock in the Company for stock in Heartland. The Merger with Heartland will give the Company's stockholders $34,000,000 in Heartland common stock, of which $30,750,000 will be distributed immediately and $3,250,000 will be held in escrow for one year to indemnify Heartland for potential liabilities (Note 9). The conversion ratio into Heartland common stock will be the trading price of Heartland stock based on the average closing price for the 10 trading days ending on the fifth day before consummation of the Merger, provided Heartland's trading price is at least $20 per share and not greater than $26 per share. If Heartland's trading price is below $20 per share, the exchange price will be $20 per share; if the trading price is above $26 per share, the exchange price will be $26 per share.

In February and April 1995, the Company obtained loans totaling $1,000,000 from a shareholder of the Company. These loans carried an interest rate of 15% per annum, were secured by various assets of the Company and were paid off in September 1995.

In connection with the Merger Agreement, the Company received a $200,000 nonrefundable deposit as consideration for a nonsolicitation covenant contained in the Merger Agreement ("exclusivity fees") and a loan for $1,800,000 (the AWS loan). The promissory note, dated May 26, 1995 and amended August 17, 1995, is due 12 months after the Heartland Merger Agreement is consummated or abandoned, carries an interest rate of 2% above the prime rate with interest payable quarterly, and is secured by a security interest in the Company's wireless channel rights in the Dallas market. The Merger Agreement provides that specified amounts are to be periodically offset against the AWS loan as additional consideration for the nonsolicitation covenant contained in the Merger Agreement. As of December 31, 1995, the AWS loan has been reduced by $800,000 pursuant to the provisions of the Merger Agreement. However, due to certain contingencies, no amounts have been recognized as income in the accompanying statement of operations in accordance with Statement of Financial Accounting Standards No. 5, Accounting for Contingencies, (SFAS No. 5) (Note
9).

On September 29, 1995, the Company sold its assets in the Pittsburgh market for $1,250,000 in cash.

The Company is currently negotiating to sell its assets in the Memphis market for $3,900,000. The Company is involved in litigation with the same company that has offered to purchase this market. According to the proposed agreement, at the time of closing of this transaction, all litigation between the two parties will be withdrawn and all claims will be waived (Note 9).

(2) SIGNIFICANT ACCOUNTING POLICIES:

The accompanying financial statements reflect the application of the following accounting policies:

         CASH EQUIVALENTS

The Company considers all highly liquid investments and time deposits with an initial maturity of three months or less to be cash equivalents.

         DEBT ISSUANCE COSTS

The costs associated with the issuance of debt are deferred and amortized over the life of the respective debt using the effective interest rate method. Amortization of debt issuance costs for the years ended December 31, 1993 and 1994, was approximately $405,000 and $592,000, respectively.

         PROPERTY AND EQUIPMENT

Property and equipment represent corporate furniture and equipment unrelated to the wireless cable television systems. Property and equipment are recorded at cost and are depreciated using the straight-line method over the estimated useful lives of the related assets.

Property and equipment consists of the following at December 31:

                                        Depreciable
                                        Life (Years)           1994             1995
                                        ------------       ------------     ------------

Computer equipment                           5             $    112,083     $    105,072
Furniture and fixtures                       7                   58,093           26,369
Office and other equipment                 5-7                  384,782          213,507
                                                           ------------     ------------
                                                                554,958          344,948
Less- Accumulated depreciation                                 (123,168)        (139,028)
                                                           ------------     ------------

                                                           $    431,790     $    205,920
                                                           ============     ============

         INVESTMENT IN JOINT VENTURES

The Company accounts for its investments in joint ventures under the equity method of accounting.

         INVESTMENT IN WIRELESS CABLE SYSTEMS

Investment in wireless cable systems consists principally of payments for channel rights which are amortized over their estimated useful life once placed in service.

         LICENSE DEPOSITS

License deposits represent deposits made under agreements to acquire FCC frequency rights.

         INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standard No. 109, Accounting for Income Taxes.

         NET LOSS PER SHARE

The calculation of net loss per share is based on the weighted average number of shares outstanding. Common stock equivalents are not considered as their effect would be anti-dilutive.

 (3) THE REVERSE ACQUISITION:

Wireless California, the predecessor to certain of the Company's wireless cable operations, was incorporated in April 1991 to acquire and subsequently sell or develop wireless cable systems in various markets in the United States. In accordance with the terms of the asset purchase agreement between Wireless California and the Company, only the assets and liabilities related solely to the Wireless California wireless cable systems development and operations were acquired by the Company. The transaction specifically excluded any assets or liabilities related to Wireless California's activities in selling its interests in the wireless cable systems (see Note 9).

Subsequent to the reverse acquisition, Wireless California began to wind down its affairs until, on August 30, 1993, its remaining net assets (consisting primarily of common stock of the Company) were distributed to its shareholders who then contributed such assets, except for the common stock of the Company, to a limited liability corporation, AWS Liquidating, L.L.C. (AWS LLC).

In connection with its private placements in 1993, the Company redeemed 138,333 shares of common stock owned by Wireless California and 120,000 shares of common stock of the Company owned by the shareholders of Wireless California. The redemption price of $8.40 per share was equal to the offering price in the private placements. A substantial amount of the proceeds were used to discharge the remaining obligations of Wireless California (Note 5).

(4) INVESTMENTS IN AND ADVANCES TO JOINT VENTURES AND WIRELESS CABLE SYSTEMS:

Investments in and advances to joint ventures and wireless cable systems represent the historical costs incurred to develop the wireless cable systems, including the acquisition of the FCC frequency rights and the head-end transmission equipment and consists of the following:

                                                               1994             1995
                                                           -------------    -------------
Jointly Owned Systems:
  Minneapolis/St. Paul, Minnesota                          $     436,446    $     308,233
  Advances to Minneapolis/St. Paul, Minnesota                  2,050,882        2,101,203
  Ft. Worth, Texas                                               243,054          182,888
  Advances to Ft. Worth, Texas                                   253,177          393,330
  Pittsburgh, Pennsylvania                                       452,489            -
                                                           -------------    -------------

                                                           $   3,436,048    $   2,985,654
                                                           =============    =============

Wholly-Owned Systems:
  Los Angeles, California                                  $     972,653    $   1,645,274
  Memphis, Tennessee                                             733,153          819,263
  Dallas, Texas                                                  725,060          715,315
                                                           -------------    -------------

                                                           $   2,430,866    $   3,179,852
                                                           =============    =============

         JOINTLY OWNED SYSTEMS

The Company currently owns an equity interest in operating wireless cable systems in Minneapolis, Minnesota (AWS- Minneapolis) (25% interest) and Ft. Worth, Texas (AWS-Ft. Worth) (20% interest) and formerly owned an equity interest in a wireless cable system under development in Pittsburgh, Pennsylvania (25% interest).

The Minneapolis system has been in operation since March 1993. The Company's joint venture partner is a general partnership which was formed to acquire an interest in and jointly develop and operate the Minneapolis wireless cable system. In accordance with the terms of the joint venture agreement, losses are to be allocated in accordance with contributed capital and profits are to be allocated (i) in accordance with contributed capital to the extent of previously allocated losses and then (ii) 25% to the Company and 75% to the general partnership.

In April 1994, the Company loaned the Minneapolis general partnership $2,000,000 to fund additional development of the system. The loan bears interest at 8% per annum and was originally payable in full in 18 months. Prior to the due date, the Company agreed to extend the maturity of the loan until the earlier of (i) February 28, 1996 or (ii) the abandonment of the Heartland Merger Agreement. In the event that the loan is not repaid by the due date, the Company will receive an additional equity interest in the Minneapolis joint venture of approximately 10%.

AWS-Minneapolis received additional funding in May 1995 of $550,000 from Tsunami Capital Corporation (Tsunami). The loan was made by Tsunami in anticipation of a reverse merger between AWS-Minneapolis and Tsunami. The loan was paid in October 1995.

The Minneapolis system does not have enough subscribers to provide positive cash flow. Additionally, neither the joint venture nor the Minneapolis Partnership has sufficient funds to support the installation of additional subscribers to enable the joint venture to reach positive cash flow.

On October 4, 1995, the Company's joint venture partner signed a contract to sell its 75% interest in AWS-Minneapolis to Heartland (the Minneapolis Agreement) (Note 11). As part of the Minneapolis Agreement, Heartland agreed to loan AWS- Minneapolis up to $1,575,000, of which $575,000 was used to repay Tsunami and the remainder can be used to fund subscriber growth.

The Ft. Worth system has been in operation since November 1992. The Company's joint venture partner is a general partnership which was formed to acquire an interest in and jointly develop and operate the Ft. Worth wireless cable system. The Ft. Worth system has been operated through an informal joint venture agreement. The accompanying financial statements include an estimate of the Company's pro rata losses in this system.

AWS-Ft. Worth does not have sufficient funds to continue development of the system. The Company's joint venture partner also does not have funds to contribute to the joint venture and has expressed its belief that either Wireless California or the Company is obligated to provide additional funds to develop the system to a positive cash flow position. Neither Wireless California nor the Company believes it has such an obligation; however, the Company is negotiating the terms of additional funding to continue development of the system in conjunction with definitive joint venture and management agreements. In order to protect the Company's interest in the assets of AWS-Ft. Worth, the Company has advanced $393,330 through December 31, 1995, to fund negative cash flow of the system and maintain the current subscriber base.

On October 4, 1995, the Company's joint venture partner in AWS-Ft. Worth signed a contract with Heartland to sell its 80% interest in AWS-Ft. Worth (the Fort Worth Agreement). Pursuant to the Fort Worth Agreement, Heartland has agreed to assume up to $570,000 of amounts due to the Company. Additionally, Heartland has agreed to loan the Ft. Worth partnership $500,000 secured by its interest in AWS-Ft. Worth (Note 11).

The Pittsburgh system is still in its initial development stage. On September 29, 1995, the Company sold all of its interest in the assets of the Pittsburgh market for $1,250,000 in cash.

Selected combined balance sheet data related to the Company's jointly owned operating systems is as follows as of December 31 (in 000's):

                                                         1994          1995
                                                     -----------    ----------
         Current assets                              $       402    $      470
         Total assets                                     10,846         9,388
         Total liabilities                                   790         2,201
         Members equity                                   10,056         7,187
         AWS' interest                                       525           335

Selected combined operating data related to the Company's jointly owned operating systems is as follows for the years ended December 31 (in 000's):

                                          1993          1994           1995
                                      -----------    -----------    ----------

         Revenues                     $     1,064    $     1,187    $    1,577
         Operating expenses                (3,814)        (4,363)       (4,830)
                                      -----------    -----------    ----------

         Net loss                     $    (2,750)   $    (3,176)   $   (3,253)
                                      ===========    ===========    ==========

         AWS' interest                $      (185)   $      (200)   $     (188)
                                      ===========    ===========    ==========

         WHOLLY-OWNED SYSTEMS

The Company's investment in wholly owned systems consists primarily of the costs to acquire the rights to FCC licenses in Dallas (16), Los Angeles (9) and Memphis (22). The lease agreements provide for the Company to pay for the excess airtime use, new transmission equipment and all other operating expenses of the channels including co-location costs.

The Company is currently negotiating a contract to sell its assets in the Memphis market for $3,900,000 to TruVision Cable, Inc. (TruVision) (Note 9).

(5) RELATED PARTIES:

         WIRELESS CALIFORNIA

Since the reverse acquisition on December 17, 1992, the Company has entered into certain transactions with Wireless California, including the redemption of 258,333 shares of common stock owned by Wireless California and the shareholders of Wireless California (see Note 3), certain transactions related to income taxes (see Note 10), the purchase of additional FCC licenses not covered by the original acquisition agreement for $80,000 and the payment of certain lease expenses related to the Pittsburgh wireless cable system. In 1994, the Company advanced $35,000 to pay administrative penalties assessed Wireless California by the State of Arizona (see Note 9). The members of AWS L.L.C. reimbursed the Company $35,000 in February 1996 after the sale of the escrowed shares (see Note 8). All transactions with Wireless California subsequent to August 1993 have been approved by a majority of the independent directors of the Company.

    AWS-FT. WORTH AND AWS-MINNEAPOLIS

The Company serves as the manager and operator of the Minneapolis joint venture. The terms of the Management Agreement which was signed in April 1994, provide for annual management service fees equal to the greater of 5% of collected gross revenues or $100,000.

The Company also serves as the manager to the Ft. Worth joint venture although no formal management agreement exists. No management service fees have been accrued relative to the Ft. Worth system.

In its capacity as manager, the Company contracted for subscriber installation services and subscriber equipment on behalf of AWS-Ft. Worth and AWS-Minneapolis to Wireless Technologies, Inc. (WTI), a Texas corporation engaged in the business of providing subscriber installation services and distributing subscriber equipment with respect to traditional and wireless cable systems. WTI is a wholly owned subsidiary of North American Cable Corporation (NACC), a Texas corporation engaged in the engineering, construction and maintenance of cable television systems, local area networks, fiber optic networks and wireless cable television systems, with operations and business experience in the United States, England and several other countries around the world. A former officer and director of the Company beneficially owns 50% of the stock of North American Cable Corporation.

WTI purchased certain of the subscriber equipment that it sold to AWS-Ft. Worth and AWS-Minneapolis from Micom Products, Ltd., a Delaware limited liability company engaged in the distribution of subscriber equipment for wireless cable systems. Micom is owned by the beneficial owners of approximately 32% of the Company's common stock.

In 1993 and 1994, payments were made by the Company, Wireless California and the joint ventures to WTI of $924,054 and $74,449, respectively, for installation services and related subscriber equipment. In 1993 and 1994, payments were made by WTI to Micom of $114,644 and $2,766, respectively, for subscriber equipment. No payments were made by the Company or the joint ventures to WTI during 1995.

    AMERICAN WIRELESS SYSTEMS, INC.

In connection with the acquisition of the rights to utilize the FCC licenses in Los Angeles (Note 4), the Company agreed to pay a finder's fee of $75,000 to the president of NACC as consideration for the introduction of the Company to the license holder of the eight channels.

In February and April 1995, the Company obtained loans totaling $1,000,000 from a shareholder of the Company who is a principal in the firm which served as the placement agent for the Company's private offerings in 1993 and 1994 (Note 1). In addition, this individual and certain other related entities are shareholders of the Company's common stock.

(6) SEVERANCE LIABILITY:

Effective August 1994, an individual who held the position of Chairman of the Board, President and Chief Financial Officer resigned. In connection with such resignation, this individual entered into a severance agreement with the Company, whereby the Company agreed to pay this individual his annual base salary, as provided by the terms of his employment agreement, a bonus, if any, consistent with the bonuses awarded to certain other officers and certain other expenses for a period of three years. As a result, the Company recognized approximately $566,000 of expense in the third quarter of 1994. Upon the consummation of the merger with Heartland (Note 1), the unpaid portion becomes due and payable in full.

In September 1994, this individual resigned as a director of the Company. In connection with such resignation, the Company granted this individual a warrant to acquire 33,333 shares of common stock at $8.40 per share. This warrant was granted on October 1, 1994, has a ten-year term and became fully exercisable on April 1, 1994.

(7) CONVERTIBLE SUBORDINATED NOTES PAYABLE:

At December 31, 1993, the Company had $7,707,000 in convertible subordinated notes ("Notes") outstanding. Through May 1994, $462,000 in principal amount of the Notes had been converted into shares of the Company's common stock. The remaining $7,245,000 in Notes were called for prepayment by the Company in May 1994. Holders of $4,232,000 in principal amount of the Notes elected to receive cash payment for their investment as opposed to converting their Notes into shares of the Company's common stock. Because the Company did not anticipate the relatively high level of repayment, the Company did not have adequate funds available to pay all of the Noteholders who elected repayment. In accordance with the terms of the Notes, the conversion price of the Notes was adjusted from $8.40 per share to $3.75 per share. Following the redemption date, the Company agreed to permit all of the Noteholders, including the Noteholders that had elected repayment, to elect repayment or to convert their Notes into shares of the Company's common stock at the adjusted conversion price of $3.75 per share. Holders of all but $703,500 in principal amount of the Notes agreed to convert their Notes into shares of the Company's common stock at $3.75 per share. The placement agent for the Notes arranged for the holders of the remaining $703,500 in principal amount of the Notes to sell their Notes to certain accredited investors who converted such Notes into shares of common stock at $3.75 per share by September 30, 1994.

As consideration for services rendered in connection with the conversion of the Notes, the Company agreed to adjust the exercise price of existing warrants held by certain affiliates of the placement agent to acquire 169,333 shares of common stock. As a result, the Company recognized other expense of approximately $425,000 in the third quarter of 1994.

In connection with the issuance of the Notes in 1993, the Company also granted contingent warrants (see Note 8).

(8) STOCKHOLDERS' EQUITY:

     OUTSTANDING WARRANTS

As of December 31, 1995, the Company had outstanding warrants as follows:

    Warrants to acquire common stock assumed in the reverse
    acquisition; exercisable at $10.08 through November 1996              27,066

    Warrants to acquire common stock issued to the placement
    agent in connection with the 1993 private placements;
    exercisable at $3.75 through August and November 1998                138,666

    Contingent warrants to acquire common stock issued to
    the Noteholders in connection with the 1993 private placements;
    exercisable at $12.00 through July 1996                              330,833

    Warrants to acquire common stock issued to a third party for services provided to the Company; exercisable at $6.75 through
    August 2004                                                            8,333

    Warrants to acquire common stock issued to a private investor;
    exercisable at $12.00 through July 1996                               60,000

    Warrants to acquire common stock issued to a former officer and director of the Company in connection with a severance
    agreement; exercisable at $8.40 through September 2004                33,333

     ESCROWED SHARES

Approximately 1.88 million shares of the Company's outstanding common stock, which were owned by the former owners of Wireless California, were released from escrow in February 1995. The shares were pledged by the former shareholders to secure the indemnification of the Company by Wireless California for potential losses incurred from claims arising out of the prior offerings of general partnership interests by Wireless California (see Note 9). In December 1994, the Company made a $35,000 claim on the escrowed shares for an advance to Wireless California (see Note 5) which was paid in February 1996. All but 50,000 shares were released from escrow and distributed to the members of AWS L.L.C. in February 1995. The remaining 50,000 shares have been retained to potentially fund a claim made by the Company which is currently being disputed by AWS L.L.C. The shares will remain in escrow until the dispute is resolved. No other claims were made on the escrowed shares.

     STOCK OPTION PLAN

In April 1993, the Company adopted the 1993 Stock Option Plan (the Plan) which reserved 416,666 shares of common stock to be issued to officers, directors, key employees and independent consultants who provide valuable services to the Company. The terms of the options are to be established by the Board of Directors on the date of grant.

Activity in the Plan is as follows:

                                                Number       Option Price
                                              of Shares       Per Share
                                             -----------     ------------
Options outstanding at December 31, 1993         151,666     $6.75-$15.75
  Granted                                         25,000           $15.75
  Canceled                                       (13,333)    $6.75-$15.75
                                             -----------     ------------
Options outstanding at December 31, 1994         163,333     $6.75-$15.75
  Canceled                                       (48,338)     $6.75-$8.40
                                             -----------
Options outstanding at December 31, 1995         114,995     $6.75-$15.75
                                             ===========

Options available for grant                      301,671
                                             ===========

Exercisable at end of year                       103,746
                                             ===========

Prior to the completion of the merger with Heartland, the Company intends to terminate the Plan.

(9) COMMITMENTS AND CONTINGENCIES:

       COMMITMENTS

The Company leases office space, equipment and licenses under various operating leases. Future obligations under these leases are as follows for years ending December 31:

                                                      Amount
                                                   -------------

1996                                               $     370,000
1997                                                     366,000
1998                                                     344,000
1999                                                      48,000
2000                                                      48,000
Thereafter                                                24,000
                                                   -------------

                                                   $   1,200,000
                                                   =============

       PRIOR OFFERINGS OF GENERAL PARTNERSHIP INTERESTS BY WIRELESS CALIFORNIA

Prior to the sale of certain assets by Wireless California to the Company, approximately $29,000,000 was raised in connection with the offering of general partnership interests in three general partnerships, each of which was formed for the purpose of acquiring an interest in the rights to develop and operate a wireless cable television system in Ft. Worth, Minneapolis and Pittsburgh. Through an affiliate, Wireless California participated in the offer and sale of the general partnership interests without registration under any federal or state securities laws based on the belief that the general partnership interests did not constitute securities under federal and applicable state laws. Certain current and former officers and directors of the Company were formerly officers and directors of Wireless California.

Following an investigation by the Securities and Exchange Commission (the Commission) involving the activities of Wireless California in connection with the offer and sale of the general partnership interests as described above, the Company and certain of its current and former officers, without admitting or denying any wrongdoing, agreed to consent to an order of the Commission to cease and desist from committing or causing any violation and any future violations of the securities registration provisions of the 1933 Act and the broker-dealer registration provisions of the Exchange Act.

Securities administrators in 22 states also have conducted or are presently conducting investigations of the activities related to the unregistered sale of the general partnership interests described above. The actions taken by the various state securities administrators range from no action taken to the issuance of 15 cease and desist orders and consent orders pursuant to which Wireless California, the issuing general partnerships, and certain officers of Wireless California were required to cease selling general partnership interests without registration, to offer rescission to individuals who purchased general partnership interests and, in certain cases, to pay administrative penalties. In addition, AWS L.L.C. has entered into a consent order with the State of Illinois pursuant to which AWS L.L.C. agreed to cease and desist from selling general partnership interests without registration, to pay an administrative penalty, and to cause a rescission offer to be made to Illinois residents. Following an investigation by the State of Arizona, AWS L.L.C. and current and former officers of the Company consented to an order of the Arizona Corporation Commission to cease and desist from selling securities unless the sale is registered or exempt from registration and to the imposition of an administrative penalty against AWS L.L.C. The Company also consented to a separate order that requires the Company to make an offer of rescission to all general partners who are Arizona residents or who were offered and sold their interests from Arizona. To the knowledge of the Company, there are no other active federal or state regulatory proceedings or investigations.

The Company is currently attempting to amend the Arizona order to provide for alternatives to rescission, although there can be no assurance that the Company will be successful in this regard. The Arizona order currently provides that if the rescission offers are not made, the Company will be required to pay to the Arizona Corporation Commission an amount equal to the amount of the investment made by all general partners who are Arizona residents, or approximately $566,000, plus interest from the time of investment. There can be no assurance that the Company will be able to satisfy the Arizona rescission order.

Since October 31, 1992, Wireless California, the general partnerships and the current and former officers of the Company have ceased all activities involving the offer and sale of general partnership interests, although one of the general partnerships continued to raise funds through capital calls to existing general partners after such date. In addition to the rescission offer described above, Wireless California and the general partnership issuers voluntarily elected to offer to purchase the general partnership interests of certain general partners in exchange for cash in an amount equal to the funds contributed by such general partners. As of December 31, 1995, approximately 1,170 of the approximately 1,930 purchasers of general partnership interests had been offered rescission or a return of their investment by Wireless California or the general partnership issuers and approximately 80 had accepted the offer, all of which have been paid. None of such offers, however, were necessarily conducted in accordance with the statutory requirements of the various states. To the extent such requirements were not met, potential securities liability arising from the offer and sale of the general partnership interests will not be statutorily eliminated until the statutes of limitation with respect to such claims have expired or an offer is made in accordance with the statutory rescission requirements of any state.

In September 1995, AWS and the Pittsburgh general partnership sold all of their wireless cable assets in the Pittsburgh market to a publicly held wireless cable company. As consideration for the sale of its assets in the Pittsburgh market, the Pittsburgh general partnership received approximately $11,250,000 in cash and short-term notes, which amount exceeded the aggregate amount that would have been required if all Pittsburgh general partners were offered and accepted rescission.

There can be no assurance that current general partners or any governmental agency will not institute proceedings against Wireless California or the Company as the successor to Wireless California based on a failure to register the general partnership interests in connection with a public offering or for damages based on alleged omissions or misrepresentations of material information in connection with the sale of such interests. In connection with the acquisition of certain assets of Wireless California, the Company expressly disclaimed any liabilities of Wireless California arising out of the offer and sale of the general partnership interests described above. There is a possibility, however, that a successful claim against Wireless California could be asserted against the Company based on a number of theories involving successor liability. The institution of legal action against the Company arising out of the offer and sale of general partnership interests by Wireless California could result in substantial defense costs to the Company and the diversion of efforts by the Company's management, and the imposition of liabilities which could have a material adverse effect on the Company. Based on its experience to date, however, taking into account the status of investigations by various state securities administrators, the absence of any asserted claim for rescission having been instituted by any of the general partners against any of the general partnerships, Wireless California or the Company, the Company's assessment of the current value of the general partnership interests, the relatively small number of general partners who have accepted previous offers by Wireless California or its shareholders to purchase general partnership interests, the existence of a number of possible defenses to any claims asserted against it, the existence and terms of the agreements between the Fort Worth and Minneapolis general partnerships and Heartland (Note
4) and other factors, the Company does not believe the ultimate resolution of this matter will have a material impact on its financial condition or its results of operations.

     GAIN CONTINGENCY

As discussed in Note 1, the Merger Agreement provides that specified amounts are to be periodically offset against the AWS loan as additional consideration for the nonsolicitation covenant contained in the Merger Agreement. As of December 31, 1995, the AWS loan has been reduced by $800,000 pursuant to the provisions of the Merger Agreement. However, due to certain contingencies, no amounts have been recognized as income in the accompanying statement of operations in accordance with SFAS No. 5.

     OTHER CONTINGENCIES

On May 16, 1995, William R. Jenkins, the former Chief Executive Officer of the Company, filed a lawsuit in Arizona state court alleging breach of his employment contract and requesting as damages all amounts due under the employment contract, treble damages under the Arizona statute, attorney's fees and costs. Subsequent to December 31, 1995, the Company paid Mr. Jenkins $120,000 to settle this lawsuit. This amount is included in accrued liabilities and other expense in the accompanying financial statements.

On June 21, 1995, TruVision, with whom the Company had entered into a letter of intent relating to the sale of the Company's Memphis assets, filed a lawsuit, as amended on June 29, 1995, in the state of Mississippi alleging that the Company breached the letter of intent, that the parties entered into a binding agreement which was breached, and that the Company committed fraud and negligent misrepresentation. The Company disputes these claims based on the position that it lawfully terminated the letter of intent. The Amended Complaint requests damages in the amount of $28,196,642 and punitive damages in the amount of $20,000,000, together with interest and all costs of court. The Company believes it has adequate grounds to successfully defend this lawsuit. The Company is currently negotiating with TruVision to sell its assets in the Memphis market under a new contract. According to the terms of the new contract, at the time of closing, each party will sign a release of all claims against the other.

The Company is also the subject of two threatened lawsuits. American Telecasting, Inc. ("ATI") has sent letters to the Company claiming that the Company breached a term sheet and has requested payment of $1,800,000 as the alleged termination fee owed to ATI under the term sheet, plus expenses. The Company has responded to ATI and disputes all of ATI's claims. The Company believes that ATI's claims are without merit and would vigorously defend any lawsuit filed.

By letter dated January 31, 1995, Laidlaw Holdings, Inc. ("Laidlaw"), the underwriter of the Company's proposed public offering, claims that the Company owes Laidlaw $182,165 as accountable expenses under a Letter Agreement between the parties dated November 20, 1994. A follow-up letter was sent to the Company on July 13, 1995. By letter dated February 3, 1995, from the Company to Laidlaw, the Company asserted that Laidlaw terminated the Letter Agreement and believes that if a claim is filed by Laidlaw, the Company has adequate grounds to successfully defend the claim.

(10) INCOME TAXES:

In connection with the reverse acquisition, the basis in the assets acquired and liabilities assumed by the Company were substantially the same for book and tax purposes.

For income tax reporting purposes, the Company was included in the consolidated tax returns of Wireless California through August 13, 1993, the date that Wireless California's ownership interest in the Company dropped below 80%. As a result, the net operating losses generated by the Company from December 18, 1992 (the date subsequent to the reverse acquisition) through

August 13, 1993, of approximately $1,000,000 were utilized by Wireless California to reduce its tax obligations and to recapture approximately $310,000 of previously paid taxes. In exchange, Wireless California agreed to contribute this refund to the capital of the Company. Approximately $517,000 in net operating losses were utilized to offset taxable income in prior year consolidated tax returns filed with Wireless California.

As of December 31, 1995, the Company has approximately $7,897,000 in net operating loss carryforwards available for financial reporting and income tax purposes which expire in 2010.

In 1995 there were no material temporary differences between financial reporting and income tax reporting. As a result, at December 31, 1995, the Company has a net deferred tax asset of approximately $3,159,000 which relates primarily to its available net operating loss carryforwards. As the realizability of this tax asset is solely dependent on the Company's ability to generate future taxable income, this asset has been fully reserved.

(11) SUBSEQUENT EVENT:

Effective February 23, 1996, the Merger Agreement described in Note 1 and the Minneapolis and Fort Worth Agreements described in Note 4 were consummated.

                             ARTHUR ANDERSEN LLP











                    FORT WORTH WIRELESS CABLE T.V. ASSOCIATES

                        CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 1994 AND 1995
                       TOGETHER WITH REPORT OF INDEPENDENT
                               PUBLIC ACCOUNTANTS

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Management Committee and Partners of
Fort Worth Wireless Cable T.V. Associates:

We have audited the accompanying consolidated balance sheets of FORT WORTH WIRELESS CABLE T.V. ASSOCIATES (WCTVA or the Partnership) as of December 31, 1994 and 1995, and the related consolidated statements of operations, partners' equity and cash flows for the years ended December 31, 1993, 1994 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of WCTVA as of December 31, 1994 and 1995, and the results of operations and their cash flows for the years then ended December 31, 1993, 1994 and 1995, in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Partnership will continue as a going concern. As discussed in Note 1 to the financial statements, the Partnership has incurred losses since inception and expects to incur additional losses until it is able to generate sufficient income to cover operating expenses. The Partnership currently does not have sufficient cash reserves to cover such anticipated losses. These factors raise substantial doubt about the Partnership's ability to continue as a going concern. The Partnership's current plans are also discussed in Note 1. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                        Arthur Andersen LLP



Phoenix, Arizona,
  February 23, 1996.

                    FORT WORTH WIRELESS CABLE T.V. ASSOCIATES
                             (A General Partnership)


                           CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 1994 AND 1995



                                                                                1994          1995
                                                                            -----------    -----------

                                        ASSETS
CURRENT ASSETS:
  Cash and cash equivalents (Note 1)                                        $    21,836    $   108,527
  Accounts receivable                                                            51,750         10,730
  Prepaid expenses and other current assets                                      23,923         16,602
                                                                            -----------    -----------
                  Total current assets                                           97,509        135,859

INVESTMENT IN WIRELESS SYSTEMS AND
  EQUIPMENT, at cost, net (Notes 1 and 4)                                     3,763,423      2,986,566
                                                                            -----------    -----------
                                                                            $ 3,860,932    $ 3,122,425
                                                                            ===========    ===========

                                         LIABILITIES AND PARTNERS' EQUITY


CURRENT LIABILITIES:
  Accounts payable and accrued liabilities                                  $   300,047    $   442,473
  Advances from affiliates (Note 1)                                             471,613        710,661
  Notes payable (Note 1)                                                           --          355,657
                                                                            -----------    -----------
                  Total current liabilities                                     771,660      1,508,791
                                                                            -----------    -----------

MINORITY INTEREST (Note 1)                                                      143,792         84,329
                                                                            -----------    -----------
COMMITMENTS AND CONTINGENCIES (Note 6)

PARTNERS' EQUITY (Note 2):
  General partners' equity                                                    6,064,497      4,648,322
  Less- syndication costs                                                    (3,119,017)    (3,119,017)
                                                                            -----------    -----------
                  Total partners' equity                                      2,945,480      1,529,305
                                                                            -----------    -----------

                                                                            $ 3,860,932    $ 3,122,425
                                                                            ===========    ===========


The accompanying notes are an integral part of these consolidated balance sheets.

                    FORT WORTH WIRELESS CABLE T.V. ASSOCIATES
                             (A General Partnership)


                      CONSOLIDATED STATEMENTS OF OPERATIONS

              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995





                                                                     1993             1994            1995
                                                               --------------    --------------   --------------

REVENUES:
  Subscriber                                                   $      646,745    $      650,214   $      581,799
  Installation                                                         84,554             7,517            6,408
  Other                                                                60,578             9,529            9,281
                                                               --------------    --------------   --------------
                  Total revenues                                      791,877           667,260          597,488
                                                               --------------    --------------   --------------

OPERATING EXPENSES:
  Operating and installation                                          594,747           567,461          525,908
  Selling and marketing                                               101,089             3,206            4,501
  General and administrative                                          412,652           692,784          764,186
  Depreciation and amortization                                       754,116           786,572          778,532
                                                               --------------    --------------   --------------
                  Total operating expenses                          1,862,604         2,050,023        2,073,127
                                                               --------------    --------------   --------------
NET LOSS FROM OPERATIONS                                           (1,070,727)       (1,382,763)      (1,475,639)

MINORITY INTEREST IN LOSSES                                            57,689            62,281           59,464
                                                               --------------    --------------   --------------
NET LOSS                                                       $   (1,013,038)   $   (1,320,482)  $   (1,416,175)
                                                               ==============    ==============   ==============










The accompanying notes are an integral part of these consolidated statements.

                    FORT WORTH WIRELESS CABLE T.V. ASSOCIATES
                             (A General Partnership)


                   CONSOLIDATED STATEMENTS OF PARTNERS' EQUITY

              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995





                                                                  General                               Total
                                                                 Partners'        Syndication         Partner's
                                                                  Equity             Costs             Equity
                                                               --------------    --------------   --------------

BALANCE, December 31, 1992                                    $    8,410,517    $   (3,119,017)   $    5,291,500
     Return of capital                                               (12,500)               --           (12,500)
     Net loss                                                     (1,013,038)               --        (1,013,038)
                                                              --------------    --------------    --------------

BALANCE, December 31, 1993                                         7,384,979        (3,119,017)        4,265,962
     Net loss                                                     (1,320,482)               --        (1,320,482)
                                                              --------------    --------------    --------------

BALANCE, December 31, 1994                                         6,064,497        (3,119,017)        2,945,480
     Net loss                                                     (1,416,175)               --        (1,416,175)
                                                               -------------    --------------    --------------

BALANCE, December 31, 1995                                    $    4,648,322    $   (3,119,017)   $    1,529,305
                                                              ==============    ==============    ==============











The accompanying notes are an integral part of these consolidated statements.

                    FORT WORTH WIRELESS CABLE T.V. ASSOCIATES
                             (A General Partnership)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995


                                                                        1993             1994             1995
                                                                  --------------    --------------   --------------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                       $    (1,013,038)  $   (1,320,482)  $    (1,416,175)
   Adjustments to reconcile net loss to net cash
     used for operating activities-
       Depreciation and amortization                                     754,116          786,572           778,532
       Gain on sale of equipment                                              --               --            (9,049)
       Minority interest in losses                                       (57,689)         (62,281)          (59,464)
   Changes in assets and liabilities-
     (Increase) decrease in accounts receivable                          (42,123)          36,708            41,020
     Decrease (increase) in prepaid expenses and
       other current assets                                                5,940           (5,693)            7,321
     (Decrease) increase in accounts payable and
       accrued liabilities                                              (155,594)         214,596           142,426
                                                                  --------------    -------------    --------------

                  Net cash used for operating
                    activities                                          (508,388)        (348,580)        (515,389)
                                                                  --------------    -------------    -------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Investment in wireless systems and equipment                         (738,967)         (86,365)          (23,028)
   Proceeds from sale of equipment                                            --               --            30,403
                                                                  --------------    -------------    --------------


                  Net cash (used for) provided by
                    investing activities                                (738,967)         (86,365)            7,375
                                                                  --------------    -------------    --------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Cash returned to partners                                             (12,500)              --                --
   Proceeds from issuance of notes payable
     and accrued interest                                                     --               --           355,657
   Net advances from affiliates                                          366,984          361,883           239,048
                                                                  --------------    -------------    --------------

                  Net cash provided by
                    financing activities                                 354,484          361,883           594,705
                                                                  --------------    -------------    --------------
NET (DECREASE) INCREASE IN CASH AND
   CASH EQUIVALENTS                                                     (892,871)         (73,062)           86,691

CASH AND CASH EQUIVALENTS, beginning
   of year                                                               987,769           94,898            21,836
                                                                  --------------    -------------    --------------
CASH AND CASH EQUIVALENTS, end of
   year                                                          $        94,898   $       21,836   $       108,527
                                                                 ===============   ==============   ===============

  The accompanying notes are an integral part of these consolidated statements.

                    FORT WORTH WIRELESS CABLE T.V. ASSOCIATES
                             (A General Partnership)


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 1994 AND 1995




(1)   ORGANIZATION:

         BACKGROUND, NATURE OF ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Fort Worth Wireless Cable T.V. Associates (the Partnership), a California general partnership, was formed as of July 1, 1992. The Partnership is comprised of certain partners of Wireless Cable T.V. Associates #34 (WCTVA), a California general partnership, which was formed in 1991, who exchanged their interest in WCTVA for an interest in the Partnership, and some new partners who were admitted to the Partnership upon contributing cash thereto. Upon its formation, the Partnership acquired the assets and assumed the operations of WCTVA.

Wireless cable television is an emerging business that provides television programming to subscribers by transmitting a signal via microwave frequencies licensed by the Federal Communications Commission (FCC) to antennae located at the subscriber's premises.

Concurrent with its formation, WCTVA entered into a Services and Acquisition Agreement (the Services Agreement) with American Wireless Systems, Inc., a California corporation (Wireless California). Under the terms of the Services Agreement, Wireless California was obligated to provide various services including assistance with FCC filings, market projections, and engineering services involving equipment assurances and new market evaluation assistance. In addition, Wireless California was to coordinate construction of broadcast facilities (commonly referred to as head-end equipment) and assign to WCTVA a 75% interest in certain FCC licenses.

The development and operations of the system have been conducted through an informal joint venture relationship between the Partnership and American Wireless Systems, Inc., a Delaware corporation (AWS-Delaware), which acquired its interest in the informal joint venture from Wireless California in December 1992. American Wireless Systems of Ft. Worth (AWS-Ft. Worth), a general partnership, has been established through which the operations of the informal joint venture have been conducted. AWS-Ft. Worth was initially capitalized through the contributions of WCTVA and Wireless California of their respective interests in the FCC licenses and head-end equipment. Subsequent to the formation of AWS-Ft. Worth, the Partnership acquired an additional 4.99% interest in AWS-Ft. Worth such that the ownership is now 79.99% for the Partnership and 20.01% for AWS-Delaware.

        OPERATIONS

The system had approximately 1,800 and 1,500 subscribers at December 31, 1994 and 1995, respectively, which is not sufficient to provide positive cash flow. Additionally, neither the joint venture nor the Partnership has sufficient funds to support the installation of additional subscribers to enable the joint venture to reach positive cash flow. The Partnership's joint venture partner, AWS- Delaware, has indicated that it is not required to provide any funding to support system growth, however, AWS-Delaware has advanced $471,613 from May 1, 1993 to December 31, 1994, and an additional $239,048 during 1995 to fund negative cash flow. Such advances are included in advances from affiliates in the accompanying consolidated financial statements.

On September 11, 1995, AWS-Delaware and Heartland Wireless Communications, Inc. (Heartland) executed an Agreement and Plan of Merger (the Merger Agreement), pursuant to which a wholly- owned subsidiary of Heartland would be merged into AWS and AWS would become a wholly-owned subsidiary of Heartland (Note 7). On October 4, 1995, the Partnership and Heartland executed an Asset Purchase Agreement (the Fort Worth Agreement or the Asset Purchase Agreement) pursuant to which Heartland would purchase the Partnership's 79.99% interest in AWS-Ft. Worth. Pursuant to the Fort Worth Agreement, Heartland has agreed to assume up to $570,000 of liabilities associated with its joint venture interest. The consideration to be paid to the Partnership under the Fort Worth Agreement is $13.3 million payable in Heartland common stock, based upon an exchange value equal to the average trading price of Heartland common stock over the ten-day period ending five business days prior to closing; provided that if such closing average is in excess of $23.00 per share, then the exchange value will be $23.00 per share. Subject to approval of two-thirds of the partners, the Partnership has agreed to effectuate the Agreement and Plan of Liquidation and, in connection therewith, liquidate shares of Heartland common stock having an aggregate exchange value in an amount necessary to satisfy certain known and contingent liabilities of the Partnership (Note 7).

In connection with the Fort Worth Agreement, Heartland has funded an Escrow Agreement with a third-party escrow agent in the amount of $100,000 and is obligated to fund an additional $55,000 per month starting November 1, 1995, until the transaction closes. In addition, Heartland agreed to loan the Partnership up to $500,000 secured by the Partnership's interest in AWS-Ft. Worth. The loan carries an interest rate of 10% per annum prior to maturity and is due in accordance with the terms of the documents evidencing and securing the loan. As of December 31, 1995, the amount outstanding on the loan, plus accrued interest, was $355,657.

        CONSOLIDATION

The accompanying consolidated financial statements include the accounts of the Partnership and AWS- Ft. Worth. All significant intercompany accounts have been eliminated in consolidation.

        CASH EQUIVALENTS

The Partnership considers all highly liquid instruments and time deposits with an initial maturity of three months or less to be cash equivalents.

        PROPERTY AND EQUIPMENT

Property and equipment is stated at historical cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

        FREQUENCY RIGHTS

Included in investment in wireless systems and equipment is $3,231,364 of frequency rights as of December 31, 1994 and 1995, which are being amortized over a ten-year period.

        REVENUE RECOGNITION

Subscription revenues are recognized in the period of service. Installation fees are recognized as revenues upon subscriber hook-up.

        INCOME TAXES

No income tax liability or benefit is presented in the accompanying consolidated financial statements as it will accrue to the partners.

(2)     PARTNERS' EQUITY:

In 1991, WCTVA sold 800 general partnership units at $6,250 each, which provided capital of $5,000,000. Subsequent to their initial contribution, certain partners requested a return of their capital; therefore, $40,483 of the gross proceeds were returned. The initial offer and sale of WCTVA interests were made by Wireless California (see Note 6). Approximately $2,424,000 was paid for costs incurred in connection with the offering. Such costs are reflected as an offset to equity in the accompanying consolidated financial statements.

As discussed in Note 1, the Partnership was formed in July 1992. The partners of WCTVA were given the option to either exchange their interest in WCTVA for an interest in the Partnership or to receive a return of their initial contribution. The owners of 88 WCTVA partnership units elected to receive a return of their contribution. An additional 747 units of the Partnership were sold which provided additional capital of $4,668,750. The offer and sale of the Partnership units were also made by Wireless California. Approximately $695,000 was paid for costs incurred in connection with this offering. Such costs are reflected as an offset to equity in the accompanying consolidated financial statements.

(3)       JOINT VENTURE:

As indicated in Note 1, AWS-Ft. Worth has been operated through an informal joint venture agreement (the Joint Venture Agreement). Key aspects of the Joint Venture Agreement utilized in the development of the accompanying consolidated financial statements are as follows.

         INITIAL CAPITAL CONTRIBUTIONS

Each member contributed to AWS-Ft. Worth their respective interests in the wireless cable system assets to the joint venture in exchange for their initial ownership interests of 79.99% (the Partnership) and 20.01% (AWS-Delaware). The accompanying consolidated financial statements reflect such contributed assets at their respective owners' historical cost which does not directly correlate to the ownership interests.

         ALLOCATIONS OF PROFIT AND LOSSES

Profits and losses are to be allocated in accordance with the respective ownership percentages (the initial ownership percentages as adjusted for additional cash contributions).

         MANAGEMENT

Wireless California and its successor, AWS-Delaware, have provided management services to the joint venture since its inception. These services have been provided through an informal management agreement. Management services expense of $100,000 has been recorded as general and administrative expense in the accompanying consolidated financial statements for the years ended December 31, 1993, 1994 and 1995.

(4)     INVESTMENT IN WIRELESS SYSTEMS AND EQUIPMENT:

Investment in wireless systems and equipment consists of the following at December 31:

                                                           Estimated
                                                          Useful Life
                                                           in Years             1994             1995
                                                          -----------       -----------      -----------

         Frequency rights                                      10         $    3,231,364    $    3,231,364
         Broadcast equipment and inventory                    3-7              2,166,958         2,162,017
         Vehicles                                               5                 48,689            48,173
         Office equipment                                     5-7                101,582            93,054
         Leasehold improvements                                 7                  5,534             8,770
                                                                          --------------    --------------
                                                                               5,554,127         5,543,378
         Less - Accumulated depreciation and
           amortization                                                       (1,790,704)       (2,556,812)
                                                                          --------------    --------------
                                                                          $    3,763,423    $    2,986,566
                                                                          ==============    ==============

(5)         RELATED PARTY TRANSACTIONS:

The Partnership had several transactions with Wireless California including the original sale of general partnership interests, the transactions contemplated under the services and acquisition agreement and the informal joint venture and management agreements. In addition to the Partnership and AWS-Ft. Worth, AWS-Delaware is the minority owner of a wireless cable system joint venture with another general partnership in Minneapolis/St. Paul, Minnesota.

AWS-Ft. Worth had contracted subscriber installation services to Wireless Technologies, Inc. (WTI), a Texas corporation engaged in the business of providing subscriber installation services and distributing subscriber equipment with respect to traditional and wireless cable systems. WTI is a wholly-owned subsidiary of North American Cable Corporation, a Texas corporation engaged in the engineering, construction and maintenance of cable television systems, local area networks, fiber optic networks and wireless cable television systems, with operations in the United States, England and several other countries around the world. A former Chief Executive Officer and Director of AWS-Delaware beneficially owns 50% of the stock of North American Cable Corporation.

WTI purchased certain of the subscriber equipment that is sold to AWS-Ft. Worth from Micom Products, Ltd. (Micom), a Delaware limited liability company engaged in the distribution of subscriber equipment for traditional and wireless cable systems. Micom is owned by the beneficial owners of approximately 32% of AWS-Delaware.

In 1993, payments of $542,521 were made to WTI for installation services and related subscriber equipment. Effective July 1993, AWS-Ft. Worth ceased utilizing the services of WTI.

(6)     COMMITMENTS AND CONTINGENCIES:

        COMMITMENTS

AWS-Ft. Worth leases office space under an operating lease. Future obligations under this lease are as follows for years ending December 31:


                  1996                        $      60,500
                  1997                               61,200
                  1998                               15,300
                                              -------------
                                              $     137,000
                                              =============



Lease expense of $62,347, $55,830 and $57,730 has been recorded for the years ended December 31, 1993, 1994 and 1995, respectively.

AWS-Ft. Worth holds frequency rights to 14 wireless cable channels in the Ft. Worth market under several leases. Thirteen local broadcast channels are also transmitted for a total programming package of 27 channels. The channel leases have original lease periods from five to ten years with options to renew. Future minimum lease payments for the FCC licenses are as follows for the years ending December 31:

                  1996                                 $     108,300
                  1997                                        60,500
                  1998                                         1,200
                  1999                                         1,200
                  2000                                         1,200
                  Thereafter                                   1,700
                                                       -------------
                                                       $     174,100
                                                       =============



Lease expense of $93,013, $90,460 and $108,300 has been recorded for the years ended December 31, 1993, 1994 and 1995, respectively.

        CONTINGENCIES

The original formation of WCTVA and the subsequent formation of the Partnership involved the sale of general partnership interests without registration under any federal or state securities laws based on the belief that the general partnership interests did not constitute securities under federal and applicable state laws. As of December 31, 1995, securities administrators in 22 states as well as the Securities and Exchange Commission (SEC) have conducted or are currently conducting investigations of the activities related to the unregistered sale of the general partnership interests.

To date, the investigations have focused on Wireless California and its successor, AWS-Delaware, the Partnership's joint venture partner in AWS-Ft. Worth, however, there is a possibility that future actions could be taken against the Partnership. Such actions could involve fines, administrative penalties and the requirement for the Partnership to file information with the SEC pursuant to the Securities and Exchange Act of 1934, as amended. Management believes that any such penalties or fines should be the responsibility of Wireless California and does not believe that any such actions will have a material impact on its financial condition or its results of operations.

(7)   SUBSEQUENT EVENT:

Effective February 23, 1996, the Asset Purchase and Merger Agreements discussed in Note 1 were consummated.

                             ARTHUR ANDERSEN LLP





                        WIRELESS CABLE T.V. ASSOCIATES #38

                        CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 1994 AND 1995
                        TOGETHER WITH REPORT OF INDEPENDENT
                        PUBLIC ACCOUNTANTS

                             ARTHUR ANDERSEN LLP




                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Management Committee and Partners of
Wireless Cable T.V. Associates #38:

We have audited the accompanying consolidated balance sheets of WIRELESS CABLE T.V. ASSOCIATES #38 (WCTVA or the Partnership) as of December 31, 1994 and 1995, and the related consolidated statements of operations, partners' equity and cash flows for the years ended December 31, 1993, 1994 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of WCTVA as of December 31, 1994 and 1995, and the results of their operations and their cash flows for the years ended December 31, 1993, 1994 and 1995, in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Partnership will continue as a going concern. As discussed in Note 1 to the financial statements, the Partnership has incurred losses since inception and expects to incur additional losses until it is able to generate sufficient income to cover operating expenses. The Partnership currently does not have sufficient cash reserves to cover such anticipated losses. These factors raise substantial doubt about the Partnership's ability to continue as a going concern. The Partnership's current plans are also discussed in Note 1. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                        Arthur Andersen LLP


Phoenix, Arizona,
   February 23, 1996.

                       WIRELESS CABLE T.V. ASSOCIATES #38
                            (A General Partnership)


                          CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 1994 AND 1995



                                                                                   1994                 1995
                                                                           --------------------    --------------------

                                                          ASSETS

CURRENT ASSETS:
 Cash and cash equivalents (Note 1)                                        $            620,058    $            301,887
 Accounts receivable                                                                    111,848                  31,677
 Prepaid expenses and other current assets                                               13,840                 125,935
                                                                           --------------------    --------------------

          Total current assets                                                          745,746                 459,499

INVESTMENT IN WIRELESS SYSTEMS AND
 EQUIPMENT, at cost, net (Notes 1 and 5)                                              6,679,478               5,931,061
                                                                           --------------------    --------------------

                                                                           $          7,425,224    $          6,390,560
                                                                           ====================    ====================


                                             LIABILITIES AND PARTNERS' EQUITY

CURRENT LIABILITIES:
 Accounts payable and accrued liabilities                                  $            162,033    $            270,998
 Advances from affiliates                                                                49,112                 100,538
 Notes payable and obligations under capital lease
   (Notes 1 and 4)                                                                    2,016,692               3,081,432
                                                                           --------------------    --------------------

          Total current liabilities                                                   2,227,837               3,452,968
                                                                           --------------------    --------------------

MINORITY INTEREST (Note 1)                                                              380,365                 249,451
                                                                           --------------------    --------------------

COMMITMENTS AND CONTINGENCIES (Note 7)

PARTNERS' EQUITY (Note 2):
 General partners' equity                                                             9,433,022               7,304,141
 Less- syndication costs                                                             (4,616,000)             (4,616,000)
                                                                           --------------------    --------------------

          Total partners' equity                                                      4,817,022               2,688,141
                                                                           --------------------    --------------------

                                                                           $          7,425,224    $          6,390,560
                                                                           ====================    ====================



  The accompanying notes are an integral part of these consolidated balance sheets.

                       WIRELESS CABLE T.V. ASSOCIATES #38
                            (A General Partnership)


                     CONSOLIDATED STATEMENTS OF OPERATIONS

              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995





                                                               1993             1994              1995
                                                         --------------    --------------    ---------------
REVENUES:
 Subscriber                                              $      220,537    $      459,215    $       863,266
 Installation                                                    31,584            11,360             15,635
 Other                                                           20,031            64,471            102,827
                                                         --------------    --------------    ---------------

   Total revenues                                               272,152           535,046            981,728
                                                         --------------    --------------    ---------------

OPERATING EXPENSES:
 Operating and installation                                     690,835         1,187,795          1,434,557
 Selling and marketing                                           70,881            71,317             15,527
 General and administrative                                     443,772           391,839            719,850
 Depreciation and amortization                                  738,860           977,471          1,071,589
                                                         --------------    --------------    ---------------

   Total operating expenses                                   1,944,348         2,628,422          3,241,523
                                                         --------------    --------------    ---------------

NET LOSS FROM OPERATIONS                                     (1,672,196)       (2,093,376)        (2,259,795)

MINORITY INTEREST IN LOSSES                                     127,217           138,155            130,914
                                                         --------------    --------------    ---------------

NET LOSS                                                 $   (1,544,979)   $   (1,955,221)   $    (2,128,881)
                                                         ==============    ==============    ===============





  The accompanying notes are an integral part of these consolidated statements.

                       WIRELESS CABLE T.V. ASSOCIATES #38
                            (A General Partnership)


                  CONSOLIDATED STATEMENTS OF PARTNERS' EQUITY

              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995





                                                             General                             Total
                                                            Partners'       Syndication         Partner's
                                                             Equity            Costs             Equity
                                                         --------------    --------------    ---------------

- -
BALANCE, December 31, 1992                               $   12,012,646    $   (4,616,000)   $     7,396,646
   Capital contributions                                        920,576          -                   920,576
   Net loss                                                  (1,544,979)         -                (1,544,979)
                                                         --------------    --------------    ---------------

BALANCE, December 31, 1993                                   11,388,243        (4,616,000)         6,772,243
   Net loss                                                  (1,955,221)         -                (1,955,221)
                                                         --------------    --------------    ---------------

BALANCE, December 31, 1994                                    9,433,022        (4,616,000)         4,817,022
   Net loss                                                  (2,128,881)         -                (2,128,881)
                                                         --------------    --------------    ---------------

BALANCE, December 31, 1995                               $    7,304,141    $   (4,616,000)   $     2,688,141
                                                         ==============    ==============    ===============





  The accompanying notes are an integral part of these consolidated statements.

                       WIRELESS CABLE T.V. ASSOCIATES #38
                            (A General Partnership)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995



                                                                 1993             1994             1995
                                                           --------------    --------------     ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                                  $   (1,544,979)   $   (1,955,221)    $ (2,128,881)
 Adjustments to reconcile net loss to net cash
  used for operating activities-
    Depreciation and amortization                                 738,860           977,471        1,071,589
    Minority interest in losses                                  (127,217)         (138,155)        (130,914)
 Changes in assets and liabilities-
  (Increase) decrease in accounts
     receivable                                                   (14,222)          (93,986)          80,171
  (Increase) decrease  in prepaid expenses and
     other current assets                                         (64,098)           56,159         (112,095)
  (Decrease) increase in accounts payable and
     accrued liabilities                                         (103,166)           87,343          108,965
                                                           --------------    --------------     ------------
        Net cash used for
          operating activities                                 (1,114,822)       (1,066,389)      (1,111,165)
                                                           --------------    --------------     ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Investment in wireless systems and equipment                  (1,214,519)         (520,967)        (323,172)
                                                           --------------    --------------     ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Capital contributed by partners, net                             920,576          -                -
 Proceeds from issuance of notes payable
  and accrued interest                                           -                2,000,000        1,624,336
 Payments on notes payable                                       -                 -                (550,000)
 Net advances from affiliates                                     178,844            49,112           51,426
 Payments on capital lease                                         (2,445)           (9,595)          (9,596)
                                                           --------------    --------------     ------------

        Net cash provided by financing
           activities                                           1,096,975         2,039,517        1,116,166
                                                           --------------    --------------     ------------
NET (DECREASE) INCREASE IN CASH AND
 CASH EQUIVALENTS                                              (1,232,366)          452,161         (318,171)

CASH AND CASH EQUIVALENTS, beginning
 of year                                                        1,400,263           167,897          620,058
                                                           --------------    --------------     ------------

CASH AND CASH EQUIVALENTS, end of year                     $      167,897    $      620,058     $    301,887
                                                           ==============    ==============     ============


   The accompanying notes are an integral part of these consolidated statements.

                       WIRELESS CABLE T.V. ASSOCIATES #38
                            (A General Partnership)


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 1994 AND 1995




(1) ORGANIZATION:

     Background, Nature of Organization and Significant Accounting Policies

Wireless Cable T.V. Associates #38 (WCTVA or the Partnership) was formed in February 1992 to develop and operate a wireless cable television system in Minneapolis, Minnesota as a joint venture partner with American Wireless Systems, Inc., a California corporation (Wireless California).

Wireless cable television is an emerging business that provides television programming to subscribers by transmitting a signal via microwave frequencies licensed by the Federal Communications Commission (FCC) to antennae located at the subscriber's premises.

Concurrent with its formation, WCTVA entered into a Services and Acquisition Agreement (the Services Agreement) with Wireless California. Under the terms of the Services Agreement, Wireless California provided various services including assistance with FCC filings, market projections, and engineering services involving equipment assurances and new market evaluation assistance. In addition, Wireless California coordinated construction of broadcast facilities (commonly referred to as head-end equipment) and assigned to WCTVA a 75% interest in certain FCC licenses previously held by Wireless California.

Subsequent to the construction of the head-end equipment in March 1993, the development and operations of the system have been conducted through a joint venture relationship between WCTVA and Wireless California (see Note 3). American Wireless Systems of Minneapolis L.L.C. (AWS-Minneapolis), a limited liability company, was established through which the operations of the joint venture have been conducted. AWS-Minneapolis was initially capitalized through the contribution by WCTVA and Wireless California of their respective interests in the FCC licenses and head-end equipment.

In December 1992, the Partnership's joint venture partner, Wireless California, sold substantially all of its assets, including its remaining 25% interest in AWS-Minneapolis, to a publicly traded company which also subsequently assumed the name of American Wireless Systems, Inc. (AWS-Delaware). The former shareholders of Wireless California beneficially own approximately 32% of AWS-Delaware.

         OPERATIONS

The system, which was launched in March 1993, had approximately 2,200 and 2,900 subscribers at December 31, 1994 and 1995, respectively, which is not sufficient to provide positive cash flow. Additionally, neither the joint venture nor the Partnership has sufficient funds to support the installation of additional subscribers to enable the joint venture to reach positive cash flow. As a result of these factors, in April 1994, the Partnership borrowed $2,000,000 from AWS- Delaware to fund additional development of the system. AWS-Minneapolis received additional funding in May 1995, of $550,000 from Tsunami Capital Corp. (Tsunami). The loan was made by Tsunami in anticipation of a reverse merger between AWS-Minneapolis and Tsunami.

On September 11, 1995, AWS-Delaware and Heartland Wireless Communications, Inc. (Heartland) executed an Agreement and Plan of Merger (the Merger Agreement) pursuant to which a wholly-owned subsidiary of Heartland would be merged into AWS- Delaware and AWS-Delaware would become a wholly-owned subsidiary of Heartland (Note 8). On October 4, 1995, the Partnership and Heartland executed an Asset Purchase Agreement pursuant to which the Partnership agreed to sell to Heartland its membership interest in AWS-Minneapolis (the Asset Purchase Agreement or the Minneapolis Agreement). In addition, pursuant to the Minneapolis Agreement, Heartland has agreed to assume the obligation to repay the $2,000,000 note owed by the Partnership to AWS-Delaware. The consideration to be paid to the Partnership under the Minneapolis Agreement is $18 million (plus the assumption of liabilities) plus $500 per subscriber added from October 4, 1995, to the closing date, payable in Heartland common stock, based upon an exchange value equal to either (a) the lesser of $23 per share and the average closing price of Heartland common stock as reported on the NASDAQ Stock Market's National Market over the ten-trading-day period ending on the fifth business day preceding the date of the closing of the Minneapolis Agreement or
(b) if such closing average is equal to or in excess of $30 per share, then (i) the product of the closing average multiplied by $23, divided by (ii) $30. Subject to the approval of two-thirds of the partners, the Partnership has agreed to effectuate the Agreement and Plan of Liquidation and, in connection therewith, liquidate shares of Heartland common stock having an aggregate exchange value in an amount necessary to satisfy certain contingent liabilities of the Partnership (Note 8).

In connection with the Heartland transaction, AWS-Minneapolis received a $1,575,000 loan from Heartland of which $575,000 was utilized to pay the Tsunami note plus interest and the remaining $1,000,000 can be utilized to fund subscriber growth. The remaining $1,000,000 loan can be drawn down in increments of not less than $25,000 and not more than $250,000, and carries an interest rate of prime plus 2%, as defined, and is due on the earlier of (i) the closing of the Heartland transaction, (ii) the termination of the Heartland transaction, as defined, or (iii) February 28, 1997.

         CONSOLIDATION

The accompanying consolidated financial statements include the accounts of the Partnership and AWS-Minneapolis. All significant intercompany accounts have been eliminated in consolidation.

         CASH EQUIVALENTS

The Partnership considers all highly liquid instruments and time deposits with an initial maturity of three months or less to be cash equivalents. At December 31, 1994, cash equivalents include a $105,000 restricted deposit collateralizing the AWS-Minneapolis office lease.

         PROPERTY AND EQUIPMENT

Property and equipment are stated at historical cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

         FREQUENCY RIGHTS

Included in investment in wireless systems and equipment are $6,204,332 and $6,214,331 of frequency rights as of December 31, 1994 and 1995, respectively, which are being amortized over a ten-year period.

         REVENUE RECOGNITION

Subscription revenues are recognized in the period of service. Installation fees are recognized as revenue upon subscriber hook-up.

         INCOME TAXES

No income tax liability or benefit is presented in the accompanying consolidated financial statements as it will accrue to the partners.

(2) PARTNERS' EQUITY:

In 1992, WCTVA sold approximately 1,744 general partnership units at $6,250 each, which provided capital of $10,900,000. Additional funds of $1,175,082 (188 units) and $920,576 (147 units) were contributed by existing partners during 1992 and 1993, respectively. The initial offer and sale of WCTVA units were made by Wireless California. WCTVA reimbursed Wireless California approximately $4,616,000 for costs incurred in connection with the offering. Such costs are reflected as an offset to equity in the accompanying consolidated financial statements.

(3) JOINT VENTURE:

As indicated in Note 1, the Minneapolis wireless cable system has been operated through a joint venture agreement (the Agreement). A summary of the provisions of this agreement are as follows.

         INITIAL CAPITAL CONTRIBUTIONS

Each member contributed their respective interests in the wireless cable system assets to AWS-Minneapolis in exchange for their initial ownership interests of 75% (the Partnership) and 25% (AWS-Delaware). The accompanying consolidated financial statements reflect such contributed assets at their respective owners' historical cost which does not directly correlate to the ownership interests.

         ADDITIONAL CAPITAL CONTRIBUTIONS

The Partnership is to make additional cash contributions to develop and operate the system as it deems necessary. AWS- Delaware is only permitted to make additional contributions with the consent of the Partnership.

         ALLOCATIONS OF PROFIT AND LOSSES

Profits and losses are to be allocated in accordance with the respective ownership percentages (the initial ownership percentages as adjusted for additional cash contributions).

         CASH DISTRIBUTIONS

Distributions of available operating cash flows are to be made in accordance with the member's existing capital contribution percentages.

         MANAGEMENT

AWS-Delaware has provided management services to the joint venture since its inception under the terms of a management agreement which provides for an annual fee to AWS-Delaware equal to the greater of 5% of collected gross revenues or $100,000 annually. The Partnership has the right to terminate the management agreement upon 30 days' prior notice. Management services expense of $0, $83,333 and $100,000 has been recorded as general and administrative expense in the accompanying consolidated financial statements for the years ended December 31, 1993, 1994 and 1995, respectively.

(4) NOTES PAYABLE AND OBLIGATIONS UNDER CAPITAL LEASE:

Notes payable, including accrued interest, and obligations under capital lease consist of the following at December 31:

                                                                             1994             1995
                                                                        -------------    -------------
 Note payable to AWS-Delaware, interest at 8%,
 due February 28, 1996, or the abandonment of
 the Minneapolis Agreement; secured by a 10%
 interest in the joint venture, as defined                              $   2,000,000    $   2,000,000

 Notes payable to Heartland, interest at prime rate
 plus 2%, due upon the earlier of the consummation
 or termination of the Minneapolis Agreement, or
 February 28, 1997                                                           -               1,074,336

 Obligations under capital lease, aggregate monthly
 payments of $810 through September 1996                                       16,692            7,096
                                                                        -------------    -------------

                                                                        $   2,016,692    $   3,081,432
                                                                        =============    =============

(5) INVESTMENT IN WIRELESS SYSTEMS AND EQUIPMENT:

Investment in wireless systems and equipment consists of the following at December 31:

                                                        Estimated
                                                       Useful Life
                                                         in Years           1994             1995
                                                      -------------    --------------   --------------
 Frequency rights                                            10        $    6,204,332   $    6,214,331
 Broadcast equipment and inventory                          3-7             2,010,842        2,317,376
 Vehicles                                                     5                77,271           77,271
 Office equipment                                           5-7               106,834          112,246
 Leasehold improvements                                       7                 1,450            1,450
                                                                       --------------   --------------
                                                                            8,400,729        8,722,674
 Less - Accumulated depreciation and
  amortization                                                             (1,721,251)      (2,791,613)
                                                                       --------------   --------------

                                                                       $    6,679,478   $    5,931,061
                                                                       ==============   ==============

(6) RELATED PARTY TRANSACTIONS:

The Partnership had several transactions with Wireless California including the original sale of general partnership interests and the transactions contemplated under the services and acquisition agreement. In addition to the Partnership and AWS-Minneapolis, AWS-Delaware is the minority owner of a wireless cable system joint venture with another general partnership in Fort Worth, Texas.

In its capacity as manager of AWS-Minneapolis, AWS-Delaware contracted subscriber installation services to Wireless Technologies, Inc. (WTI), a Texas corporation engaged in the business of providing subscriber installation services and distributing subscriber equipment with respect to traditional and wireless cable systems. WTI is a wholly-owned subsidiary of North American Cable Corporation, a Texas corporation engaged in the engineering, construction and maintenance of cable television systems, local area networks, fiber optic networks and wireless cable television systems, with operations in the United States, England and several other countries around the world. A former Chief Executive Officer and Director of AWS-Delaware beneficially owns 50% of the stock of North American Cable Corporation.

WTI purchased certain of the subscriber equipment that is sold to AWS-Minneapolis from Micom Products, Ltd. (Micom), a Delaware limited liability company engaged in the distribution of subscriber equipment for traditional and wireless cable systems. Micom is owned by the beneficial owners of approximately 32% of AWS-Delaware.

In 1993, payments of $381,534 were made to WTI for installation services and related subscriber equipment. In 1993 and 1994, payments of $114,644 and $2,766, respectively, were made by WTI to Micom. Effective August 1993, AWS-Minneapolis ceased utilizing the services of WTI.

(7) COMMITMENTS AND CONTINGENCIES:

         Commitments

Beginning January 1, 1993, AWS-Minneapolis began leasing office space under an operating lease. Future obligations under this lease are as follows for years ending December 31:

                 1996                                                   $      98,280
                 1997                                                          98,280
                 1998                                                          98,280
                                                                        -------------
                                                                        $     294,840
                                                                        =============

Lease expense of $57,269, $43,541 and $89,480 has been recorded for the years ended December 31, 1993, 1994 and 1995, respectively.

AWS-Minneapolis holds frequency rights to 21 wireless cable channels in the Minneapolis market under several leases. Eight local broadcast channels are also transmitted for a total programming package of 29 channels. The channel leases have original lease periods from five to ten years with options to renew. Future minimum lease payments for the FCC licenses are as follows for the years ending December 31:

                 1996                                                   $     371,488
                 1997                                                         324,988
                 1998                                                         303,988
                 1999                                                         303,988
                 2000                                                         303,988
                 Thereafter                                                   163,924
                                                                        -------------
                                                                        $   1,772,364
                                                                        =============

Lease expense of $248,350, $317,180 and $351,380 has been recorded for the years ended December 31, 1993, 1994 and 1995, respectively.

         Contingencies

The original formation of WCTVA involved the sale of general partnership interests without registration under any federal or state securities laws based on the belief that the general partnership interests did not constitute securities under federal and applicable state laws. Securities administrators in 22 states as well as the Securities and Exchange Commission (SEC) have conducted or are currently conducting investigations of the activities related to the unregistered sale of the general partnership interests.

To date, the investigations have focused on Wireless California and its successor, AWS-Delaware, the Partnership's joint venture partner in AWS-Minneapolis, however, there is a possibility that future actions could be taken against the Partnership. Such actions could involve fines, administrative penalties and the requirement for the Partnership to file required 1934 Act information with the SEC. Management believes that any such penalties or fines should be the responsibility of Wireless California and does not believe that any such actions will have a material impact on its financial condition or its results of operations.

(8) SUBSEQUENT EVENT:

Effective February 23, 1996, the Asset Purchase and Merger Agreements described in Note 1 were consummated.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
CableMaxx, Inc.
Supreme Cable, Inc.

     We have audited the accompanying consolidated balance sheets of CableMaxx, Inc. as of June 30, 1994 and 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for the period December 18, 1992 to June 30, 1993 and for the years ended June 30, 1994 and 1995. We have also audited the consolidated statements of operations and cash flows of Supreme Cable Co., Inc. and Subsidiaries (the "Predecessor") for the period from July 1, 1992 to December 17, 1992. These financial statements are the responsibility of CableMaxx, Inc.'s and the Predecessor's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of CableMaxx, Inc. as of June 30, 1994 and 1995, and the results of its operations and its cash flows for the period from December 18, 1992 to June 30, 1993 and the years ended June 30, 1994 and 1995, and the consolidated results of operations and cash flows of the Predecessor for the period from July 1, 1992 to December 17, 1992, in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 11, the Company has entered into a merger agreement which is pending approval. However, the Company's inability to generate through operations or borrow under its revolving credit facility sufficient cash flows to fund operations, the Company's expectation that it will not meet certain financial covenant requirements under its revolving credit facility and the Company's inability to meet the debt service requirements as currently exist under its revolving credit facility raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustment relating to the recoverability of asset carrying amounts or the amount of liabilities that might result should the Company be unable to continue as a going concern.

                                            COOPERS & LYBRAND L.L.P.

Austin, Texas
August 25, 1995

                                CABLEMAXX, INC.

                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                                   JUNE 30,
                                                          --------------------------
                                                             1994           1995
                                                          ----------     -----------
Cash and cash equivalents...............................  $   875,963    $ 2,206,303
Investments.............................................   13,682,358             --
Subscriber receivables, net of allowance for doubtful
  accounts of approximately $211,000 and $64,000 as
  of June 30, 1994 and 1995.............................      398,602        341,974
Prepaids and other......................................      653,054        318,300
Systems and equipment, net..............................   24,681,896     27,424,267
Intangible assets, net..................................   12,910,798     21,663,254
                                                          -----------    -----------
          Total assets..................................  $53,202,671    $51,954,098
                                                          ===========    ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued liabilities................  $ 5,131,799    $ 2,687,361
Due to affiliates.......................................      260,198        235,476
Subscriber deposits.....................................      262,089        207,241
Deferred revenue........................................      262,650        307,954
Notes payable...........................................    3,200,000     10,807,500
                                                          -----------    -----------
          Total liabilities.............................    9,116,736     14,245,532
                                                          -----------    -----------
Commitments
Stockholders' equity:
  Preferred stock, $.01 par value; 5,000,000 shares
     authorized, none issued and outstanding............           --             --
  Common stock, $.01 par value; 20,000,000 shares
     authorized, 8,600,000 and 9,507,311 shares
     issued and outstanding as of June 30, 1994
     and 1995...........................................       86,000         95,073
  Additional paid-in capital............................   53,274,159     57,670,727
  Accumulated deficit...................................   (9,274,224)   (20,057,234)
                                                          -----------    -----------
          Total stockholders' equity....................   44,085,935     37,708,566
                                                          -----------    -----------
          Total liabilities and stockholders' equity....  $53,202,671    $51,954,098
                                                          ===========    ===========

          See accompanying notes to consolidated financial statements.

                                CABLEMAXX, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                         PREDECESSOR
                                         CONSOLIDATED
                                         ------------
                                         PERIOD FROM      PERIOD FROM
                                         JULY 1, 1992     DECEMBER 18,
                                         TO DECEMBER      1992 TO JUNE    YEAR ENDED      YEAR ENDED
                                             17,              30,          JUNE 30,        JUNE 30,
                                             1992             1993           1994            1995
                                         ------------     ------------    -----------    ------------
Revenues...............................  $  1,834,789     $  2,276,602    $ 7,709,411    $ 13,463,076
                                          -----------      -----------    -----------    ------------
Operating expenses:
  Systems operations...................       855,503        1,091,694      3,758,927       6,301,007
  Selling, general and
     administrative....................     1,028,220        1,335,557      7,125,701       9,051,185
  Depreciation and amortization........     1,149,138        1,338,356      4,239,005       8,274,058
                                          -----------      -----------    -----------    ------------
          Total operating expenses.....     3,032,861        3,765,607     15,123,633      23,626,250
                                          -----------      -----------    -----------    ------------
Operating loss.........................    (1,198,072)      (1,489,005)    (7,414,222)    (10,163,174)
Interest expense.......................      (343,214)        (288,320)      (505,928)       (875,109)
Other income...........................       505,488            2,073        421,178         255,273
                                          -----------      -----------    -----------    ------------
          Net loss.....................  $ (1,035,798)    $ (1,775,252)   $(7,498,972)   $(10,783,010)
                                          ===========      ===========    ===========    ============
Net loss per share.....................                   $      (0.35)   $     (1.05)   $      (1.21)
                                                           ===========    ===========    ============
Weighted average number of shares
  outstanding..........................                      5,100,000      7,141,667       8,902,437
                                                           ===========    ===========    ============

          See accompanying notes to consolidated financial statements.

                                CABLEMAXX, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                PREFERRED STOCK      COMMON STOCK       ADDITIONAL
                                ---------------   -------------------     PAID-IN
                                SHARES   AMOUNT    SHARES     AMOUNT      CAPITAL       DEFICIT         TOTAL
                                ------   ------   ---------   -------   -----------   ------------   ------------
Balance, December 18, 1992....    --        --           --        --            --             --             --
Issuance of common stock......    --        --    5,100,000   $51,000   $15,199,000             --   $ 15,250,000
Net loss for period...........    --        --           --        --            --   $ (1,775,252)    (1,775,252)
                                  --
                                           ---    ---------   -------   -----------   ------------   ------------
Balance, June 30, 1993........    --        --    5,100,000    51,000    15,199,000     (1,775,252)    13,474,748
                                  --
                                           ---    ---------   -------   -----------   ------------   ------------
Issuance of common stock......    --        --    3,500,000    35,000    38,075,159             --     38,110,159
Net loss for the year.........    --        --           --        --            --     (7,498,972)    (7,498,972)
                                  --
                                           ---    ---------   -------   -----------   ------------   ------------
Balance, June 30, 1994........    --        --    8,600,000    86,000    53,274,159     (9,274,224)    44,085,935
                                  --
                                           ---    ---------   -------   -----------   ------------   ------------
Issuance of common stock......    --        --      907,311     9,073     4,396,568             --      4,405,641
Net loss for the year.........    --        --           --        --            --    (10,783,010)   (10,783,010)
                                  --
                                           ---    ---------   -------   -----------   ------------   ------------
Balance, June 30, 1995........    --        --    9,507,311   $95,073   $57,670,727   $(20,057,234)  $ 37,708,566
                                  ==       ===    =========   =======   ===========   ============   ============

          See accompanying notes to consolidated financial statements.

                                CABLEMAXX, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                            PREDECESSOR
                                                            CONSOLIDATED
                                                            ------------
                                                            PERIOD FROM     PERIOD FROM
                                                              JULY 1,       DECEMBER 18,
                                                              1992 TO         1992 TO        YEAR ENDED      YEAR ENDED
                                                            DECEMBER 17,      JUNE 30,        JUNE 30,        JUNE 30,
                                                                1992            1993            1994            1995
                                                            ------------    ------------    ------------    ------------
Cash flows from operating activities:
  Net loss................................................  $(1,035,798)    $(1,775,252)    $ (7,498,972)   $(10,783,010)
  Adjustments to reconcile net loss to net cash provided
    by (used in) operating activities:
    Depreciation and amortization.........................    1,149,138       1,338,356        4,239,005       8,274,058
    Interest capitalized into notes payable...............           --              --          150,000         157,500
    (Gain)/loss on sale of short-term investments.........           --              --         (100,164)         16,696
    Accretion of discount on short-term investments.......           --              --         (238,561)        (76,567)
    Changes in assets and liabilities:
      Subscriber receivables..............................      200,353         (28,055)        (259,539)         56,628
      Prepaids and other..................................     (200,973)        (44,675)        (571,390)        334,754
      Accounts payable and accrued liabilities............      652,411       1,154,420          735,938      (2,828,438)
      Due to affiliates...................................           --         203,629           56,569         (24,722)
      Subscriber deposits.................................      (28,455)        (16,158)         (78,080)        (54,848)
      Deferred revenue....................................           --              --          170,166          45,304
                                                            -----------     -----------     ------------    ------------
        Net cash provided by (used in) operating
          activities......................................      736,676         832,265       (3,395,028)     (4,882,645)
                                                            -----------     -----------     ------------    ------------
Cash flows from investing activities:
  Acquisition of wireless cable systems...................           --     (12,372,712)              --              --
  Purchases of systems and equipment......................     (654,581)     (3,175,684)     (14,445,866)     (9,414,480)
  Purchases of rights/options.............................      (27,073)             --       (3,248,830)     (5,456,264)
  Purchase of trademark/tradename.........................           --         (10,000)              --              --
  Purchase of investments.................................           --              --      (69,470,839)             --
  Proceeds from sale of investments.......................           --              --       56,127,206      13,742,229
                                                            -----------     -----------     ------------    ------------
        Net cash used in investing activities.............     (681,654)    (15,558,396)     (31,038,329)     (1,128,515)
                                                            -----------     -----------     ------------    ------------
Cash flows from financing activities:
  Proceeds from issuance of common stock..................           --      12,500,000       38,110,159              --
  Proceeds from borrowings................................       64,797       2,854,161        3,689,692       7,450,000
  Repayments of borrowings................................     (577,778)       (153,322)      (6,490,531)             --
  Loan acquisition costs..................................           --        (474,708)              --        (108,500)
                                                            -----------     -----------     ------------    ------------
        Net cash provided by (used in) financing
          activities......................................     (512,981)     14,726,131       35,309,320       7,341,500
                                                            -----------     -----------     ------------    ------------
Net increase (decrease) in cash...........................     (457,959)             --          875,963       1,330,340
Cash and cash equivalents, beginning of period............      502,406              --               --         875,963
                                                            -----------     -----------     ------------    ------------
Cash and cash equivalents, end of period..................  $    44,447     $        --     $    875,963    $  2,206,303
                                                            ===========     ===========     ============    ============

          See accompanying notes to consolidated financial statements.

                                CABLEMAXX, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) DESCRIPTION OF BUSINESS

     CableMaxx, Inc. develops, owns and operates wireless cable television systems and currently provides wireless cable television service to subscribers in Austin, San Antonio, Temple/Killeen and Waco, Texas.

     On December 18, 1992, Charter Cable Corporation and Charter Cable (San Antonio), Inc. acquired the Austin and San Antonio wireless cable systems from certain sellers (collectively, the "Predecessor"). These corporations were wholly-owned by Charter Wireless Cable Holdings, L.L.C. ("Charter Holdings"). Charter Holdings is owned by an affiliate of Charterhouse Group International, Inc. ("Charterhouse"), Galaxy Cablevision, L.P. ("Galaxy") and Galaxy Management, Inc. CableMaxx, Inc. was capitalized with $12,500,000 cash, $2,000,000 previously deposited with the Predecessor by Galaxy, and an ownership interest in Charter Holdings valued at $750,000 which was conveyed to the Predecessor in connection with the acquisition.

     In September 1993, Charter Cable (San Antonio), Inc. was merged with and into Charter Cable Corporation, which changed its name to CableMaxx, Inc. and which simultaneously increased its authorized and outstanding shares of $.01 par value Common Stock to 20,000,000 and 5,100,000 shares, respectively. This merger and change in capital structure have been reflected in the financial statements as of June 30, 1993. The Board of Directors is authorized to determine all rights and privileges associated with the preferred stock, including dividend and voting rights, redemption provisions and liquidation preferences.

     In November 1993, CableMaxx, Inc. sold in an initial public offering ("IPO"), 3,500,000 shares of its common stock, par value $.01 per share ("Common Stock"), at an initial price of $12.00 per share, resulting in net proceeds to the Company of $38,110,159 after underwriting discounts and costs in connection with the IPO.

     In connection with the IPO, in November 1993, CableMaxx, Inc. granted to one of the representatives of the Underwriters warrants to purchase an aggregate of 100,000 shares of Common Stock (the "Warrants"). The consideration for the Warrants was $10,000. The Warrants are exercisable from November 29, 1994 through November 28, 1998, at an exercise price of $14.40 per share of Common Stock, subject to adjustment pursuant to the terms of the Warrants.

     In December, 1994, in order to create a holding company structure to facilitate CableMaxx, Inc.'s access to sources of financing, CM Newco, Inc., a wholly-owned subsidiary of CableMaxx Holdings, Inc. ("Holdings"), was merged with and into CableMaxx, Inc. As a result of such merger, (i) Holdings changed its name to CableMaxx, Inc. (the "Company"), is now owned by the stockholders of the former CableMaxx, Inc., immediately prior to such merger, and (ii) CableMaxx, Inc., which changed its name to CableMaxx (Texas), Inc., is now a wholly-owned subsidiary of the Company.

     The accompanying balance sheets as of June 30, 1994 and 1995 and the statements of operations and cash flows for the period December 18, 1992 to June 30, 1993 and for the years ended June 30, 1994 and 1995 include the consolidated accounts of the Company. All significant intercompany balances and transactions between the entities have been eliminated.

                                CABLEMAXX, INC.

(2) ACQUISITIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) Acquisitions

     On December 18, 1992, the Company acquired assets and assumed liabilities related to the Austin and San Antonio wireless cable operations of the Predecessor. The acquisition has been accounted for using the purchase method of accounting and, accordingly, the total acquisition cost has been allocated to the net assets acquired based on the fair values of the assets and liabilities at the date of acquisition. The results of operations of the Austin and San Antonio wireless cable systems are included in the financial statements since the date of acquisition. The acquisition included the following assets and liabilities (amounts rounded):

                                                      ACQUIRED      PREDECESSOR COST
                                                     ASSETS AND    OF ACQUIRED ASSETS
                                                     LIABILITIES    AND LIABILITIES
                                                     ----------    ------------------
    Accounts receivable, net.......................  $   111,000       $  111,000
    Systems and equipment..........................    8,095,000        7,295,000
    Intangible assets..............................   10,397,000          224,000
    Deposits.......................................       37,000           37,000
    Subscriber deposits and deferred revenue.......     (517,000)        (517,000)
                                                     -----------       ----------
              Net assets acquired..................  $18,123,000       $7,150,000
                                                     ===========       ==========

     The acquisition costs consisted of the following (amounts rounded):

    Cash paid to Predecessor and certain of their
      affiliates......................................                $ 9,934,000
    Amount previously deposited with Predecessor by
      Galaxy..........................................                  2,000,000
    Subordinated seller note..........................                  3,000,000
    Ownership interest in Charter Holdings............                    750,000
    Acquisition costs.................................                  2,439,000
                                                                      -----------
                                                                      $18,123,000
                                                                      ===========

     The ownership interest in Charter Holdings was purchased from the Predecessor by Galaxy for $750,000 in February 1993.

     In connection with the acquisition, the Company also received options to acquire wireless cable channel leases, tower leases and head-end sites in the Sherman/Denison, Temple/Killeen, Waco, Lubbock, Athens and Amarillo, Texas markets which did not constitute existing operating wireless cable systems. For an aggregate price of approximately $1,133,000, the Company exercised these options in April 1994, and reimbursed Galaxy approximately $217,000 for costs necessary to maintain the options assets and properties during the option period. Upon exercise of the options, the Company negotiated a settlement with a third party totalling $500,000 to terminate all disputes and claims related to channel rights in certain of the aforementioned markets. All such costs are classified as "Intangible assets -- channel rights."

     In February 1995, the Company completed the acquisition of wireless cable channel rights in Salt Lake City, Utah for approximately $11 million, consisting of cash in the amount of $6.6 million and the issuance of 907,311 shares of common stock. These rights do not constitute an existing operating wireless cable system. Under the Acquisition Agreement, the Company is obligated to maintain the related licenses and perform all other obligations imposed under each channel lease.

  (b) Cash and Cash Equivalents

     All investments including repurchase agreements purchased with remaining maturities of three months or less are cash equivalents. Cash and cash equivalents balances generally do not exceed FDIC coverage.

                                CABLEMAXX, INC.

  (c) Investments

     At June 30, 1994, the Company's short-term investments consisted primarily of U.S. Government instruments and were carried at the lower of amortized cost or market, with cost approximating market at fiscal year end. Realized gains or losses if any are determined on the specific identification method and are reflected in income.

  (d) Systems and Equipment

     Systems and equipment is carried at cost and includes the cost of transmission equipment as well as subscriber installations. Reception equipment on subscriber premises and outside contractor costs associated with subscriber installations including successful and unsuccessful transmission reception testing are capitalized. Upon subscriber disconnect, the Predecessor expensed remaining unamortized installation labor and certain materials. The Company has elected to depreciate the full capitalized installation cost subsequent to disconnect. Capitalized installation costs are accounted for under the composite method. Cost of maintenance and repairs is charged to expense as incurred. Upon sale or retirement, the related cost and accumulated depreciation are removed from their respective accounts, and any resulting gain or loss is credited or charged to income.

     Systems and equipment is depreciated as follows:

                                                COMPANY                            PREDECESSOR
                                    --------------------------------    ---------------------------------
                                        METHOD             TERM             METHOD             TERM
                                    --------------    --------------    --------------    ---------------
Wireless cable systems:
  Subscriber installations:
     Material.....................  Straight-line     5.5 to 7 years    Straight-line     7 years
     Outside contract labor.......  Straight-line     3 years           Straight-line     7 years
  Head-end, tower and transmission
     equipment....................  Straight-line     7 to 10 years     Straight-line     7 to 20 years
Vehicles, furniture and
  equipment.......................  Straight-line     3 to 10 years     Straight-line     5 years
Leasehold improvements............  Straight-line     10 years                --                --

     During the fiscal years ended June 30, 1994 and 1995 the Company transferred ownership of installation materials to independent contractors. As a result, ownership of materials removed from disconnected homes remains with the independent contractors. Accordingly, the lives for this equipment are shorter than estimated in prior years. The Company has changed the useful lives for installation materials to 5.5 years, effective July 1, 1994. The effect of this change in estimate increased depreciation expense and increased net loss in the year ended June 30, 1995 by approximately $543,000. The effect of this change was not significant in the year ended June 30, 1994.

                                CABLEMAXX, INC.

  (e) Intangible Assets

     Intangible assets are amortized as follows:

                                             COMPANY                            PREDECESSOR
                                 --------------------------------   ------------------------------------
                                        METHOD            TERM          METHOD              TERM
                                 --------------------   ---------   --------------   -------------------
Channel rights and goodwill....  Straight-line          15 years    Straight-line    Original term of
                                                                                     channel lease -- 5
                                                                                     to 10 years
Trademark/tradename............  Straight-line          15 years    Straight-line    10 years
Loan acquisition costs.........  Straight-line which    6 years           --                 --
                                 approximates
                                 interest method

     Channel rights and goodwill include the allocation of the excess of purchase price over the fair value of tangible assets and liabilities acquired. The Company reviews goodwill for impairment from time to time, measuring impairment based upon expected future undiscounted cash flows from operations.

  (f) Revenue Recognition

     Revenues from subscribers are recognized in the month that the service is provided. Installation fees are recognized as revenue upon origination of service to subscribers to the extent of any costs incurred to obtain the subscriber, which are expensed as incurred.

  (g) Income Taxes

     Deferred income taxes are recognized for the tax consequences in future years of differences between tax basis of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

(3) SYSTEMS AND EQUIPMENT

     Systems and equipment consisted of the following:

                                                           JUNE 30,
                                                  ---------------------------
                                                     1994            1995
                                                  -----------     -----------
    Wireless cable systems......................  $26,606,302     $35,805,422
    Vehicles, furniture and equipment...........    1,678,329       2,156,052
    Building and leasehold improvements.........      704,474         820,102
    Land........................................       50,030          50,030
                                                  -----------     -----------
                                                   29,039,135      38,831,606
    Accumulated depreciation and amortization...   (4,357,239)    (11,407,339)
                                                  -----------     -----------
                                                  $24,681,896     $27,424,267
                                                  ===========     ===========

                                CABLEMAXX, INC.

(4) INTANGIBLE ASSETS

     Intangible assets consisted of the following:

                                                            JUNE 30,
                                                   ---------------------------
                                                      1994            1995
                                                   -----------     -----------
    Channel rights and goodwill..................  $13,645,276     $23,507,181
    Loan acquisition costs.......................      475,644         584,144
    Trademark/tradename..........................       10,000          10,000
                                                   -----------     -----------
                                                    14,130,920      24,101,325
    Accumulated amortization.....................   (1,220,122)     (2,438,071)
                                                   -----------     -----------
                                                   $12,910,798     $21,663,254
                                                   ===========     ===========

(5) NOTES PAYABLE

     Notes payable consisted of the following:

                                                             JUNE 30,
                                                    --------------------------
                                                       1994           1995
                                                    ----------     -----------
    Revolving credit and term loan................  $   50,000     $ 7,500,000
    Subordinated seller note......................   3,150,000       3,307,500
                                                    ----------     -----------
                                                    $3,200,000     $10,807,500
                                                    ==========     ===========

     On December 18, 1992, the Company entered into a revolving credit and term loan agreement (the "Agreement") with Fleet National Bank allowing it to borrow up to $14.5 million to fund up to $1 million of closing costs in connection with the acquisition and for working capital and capital expenditures in connection with the construction, ownership and operation of the existing wireless cable systems.

     Advances under the Agreement are subject to limits based on multiples of the Company's annualized adjusted net operating income and certain other performance factors. As a result of such limits, the Company's availability under the Agreement will vary over time. Subject to certain mandatory payment provisions as set forth in the Agreement, amounts borrowed are not required to be repaid prior to December 31, 1995 at which time the outstanding amounts borrowed convert to a term loan with quarterly repayments of principal due as follows:

                                                                    ANNUAL
                                                                 PERCENTAGE OF
                                                                  OUTSTANDING
                 QUARTERLY DATES                                 PRINCIPAL DUE
                 ---------------                                 -------------
    March 31, 1996 through December 31, 1996...................        21%

    March 31, 1997 through December 31, 1997...................        37%

    March 31, 1998 through December 31, 1998...................        42%

     In addition to the specified quarterly principal repayments, the Agreement provides for a mandatory repayment based upon excess cash flow, as defined, for annual periods ending December 31, 1996 and after.

     Interest on the revolving credit and term loan is due on the last day of each quarter. The Company has the option to elect either a fixed rate or floating rate based on prime or LIBOR plus applicable margin of interest from time to time throughout the term of the loan. The interest rate in effect on amounts borrowed under this Agreement was 11.58% at June 30, 1995. The Company is also required to pay a commitment fee

                                CABLEMAXX, INC.

equal to one-half of one percent of the unused portion of the line of credit. Amounts borrowed are collateralized by substantially all of the Company's assets, including its interests in channel lease agreements.

     The Agreement contains restrictions on capital expenditures and payments to affiliates, as well as certain restrictive covenants that require the Company to maintain specific financial ratios, minimum subscriber levels and minimum net operating income, among other criteria, as defined by the Agreement. While the Company has obtained a waiver of fiscal 1995 covenant violations, it expects to violate certain of these restrictive financial covenants during fiscal 1996, resulting in expected events of default under the existing terms of the Agreement and leading to possible acceleration of indebtedness by the Lender. The Company is currently seeking to amend the Agreement in order to resolve these expected events of default.

     The current Agreement does not provide for any more advances to the Company. Current cash reserves may not be sufficient to meet future operating needs and liabilities. In connection with the proposed merger discussed in Note 11, the Company sold its channel rights in Sherman, Lubbock, Amarillo and Athens for approximately $2.4 million (unaudited). In addition, the merger agreement was amended to allow the Company to borrow, if necessary, up to $1,000,000 (unaudited). The Company expects that these funds will enable the Company to continue operations through the proposed closing date of the merger. If the merger is not completed, the Company will have to find additional funding for operations. Management will continue to negotiate and seek to amend the current revolving credit facility and also pursue other areas of financing.

     The subordinated seller note is payable to the Predecessor as part of the consideration for the Company's acquisition of the wireless cable systems. The note is due December 18, 1998. Interest accrues on the note at the rate of 10% per annum. Fifty percent of interest accrued for the preceding twelve-month period as of each anniversary date is payable on the last day of the month of the next anniversary date. The remaining accrued interest is payable at 10% per annum on the note's due date. Obligations under this note are subordinated to the Company's indebtedness under the Agreement, and are subject to acceleration upon the occurrence of certain events.

     As of June 30, 1995, the aggregate scheduled maturities of notes payable due for each of the next five years are as follows:

YEAR ENDING
 JUNE 30,                                              AMOUNT
- -----------                                          ----------
  1996.............................................. $  787,500
  1997..............................................  2,175,000
  1998..............................................  2,962,500
  1999..............................................  4,882,500

(6) INCOME TAXES

     The Company follows Statement of Financial Accounting Standards ("SFAS") No. 109, Accounting for Income Taxes. The Company has a net operating loss carryforward for income tax purposes of approximately $19,211,000, which expires beginning in 2007. SFAS 109 requires that the tax benefit of net operating losses be reported as an asset to the extent management assesses the utilization of such net operating losses to be more likely than not. Since the Company has had net losses since inception, a valuation allowance of approximately $6,807,000 has been recorded to offset the deferred tax asset.

                                CABLEMAXX, INC.

     Deferred income taxes result from temporary differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities. The source of these differences and tax effect of each is as follows (amounts rounded):

                                                            JUNE 30,
                                                   ---------------------------
                                                      1994            1995
                                                   -----------     -----------
    Deferred tax liability:
      Excess book basis over tax basis...........  $  (559,000)             --
    Deferred tax assets:
         Net operating loss carryforward.........    3,491,000     $ 6,532,000
         Deferred revenue........................       89,000         105,000
         Allowance for doubtful accounts.........       72,000          22,000
         Accrued liabilities.....................       51,000          23,000
         Excess of tax over book basis...........           --         125,000
                                                   -----------     -----------
                                                     3,703,000       6,807,000
    Valuation allowance..........................   (3,144,000)     (6,807,000)
                                                   -----------     -----------
                                                   $        --     $        --
                                                   ===========     ===========

     The valuation allowance adjustments of $2,541,000 and $3,663,000 for 1994 and 1995, respectively, offset the income tax benefit computed by applying the U.S. Federal statutory tax rates to pretax loss.

(7) COMMITMENTS AND CONTINGENCIES

     The Company and its Predecessor lease from third parties channel rights licensed by the Federal Communication Commission ("FCC"). Under FCC rules, the base term of each lease cannot exceed the term of the underlying FCC license. FCC licenses for wireless cable frequencies range from five to ten years, and there is no automatic renewal of such licenses. The use of such frequencies by the third party lessors is subject to regulation by the FCC, and therefore the Company's ability to enjoy the benefit of these leases is dependent upon the third party lessors' continuing compliance with applicable regulations. The remaining terms of the Company's leases range from approximately one year to seven years. Most of the Company's leases provide for renewal of their terms upon FCC renewal of the underlying license or require the parties to negotiate renewal in good faith. Although the Company has no reason to believe that its leases will not be renewed or that the underlying FCC licenses will be canceled or not renewed, such event would prevent the Company from delivering programming over the affected frequencies, which could have a material adverse effect on the Company. Channel rights lease agreements generally require payments based on the greater of specified minimums or amounts based upon various factors including subscriber levels, subscriber revenues, the cost of transmission equipment and facilities, and facility operating costs as specified in the agreements.

     Payments under the leases begin upon the completion of construction of the transmission equipment and facilities and approval for operation pursuant to the rules and regulations of the FCC. Channel rights lease expenses were approximately $168,000, $539,000 and $875,000 for the period from December 18, 1992 to June 30, 1993 and for the years ended June 30, 1994 and 1995, respectively.

                                CABLEMAXX, INC.

     Future minimum lease payments due under channel rights leases are as follows:

YEAR ENDING
 JUNE 30,                                                AMOUNT
- -----------                                             --------
  1996................................................  $516,400
  1997................................................   555,500
  1998................................................   560,500
  1999................................................   479,500
  2000................................................   360,000

     The Company and its Predecessor also have operating leases for office space and equipment, land for head-ends, and transmission facilities. Rental expenses incurred in connection with these leases approximated $64,000, $173,000 and $408,000 for the period from December 18, 1992 to June 30, 1993 and for the years ended June 30, 1994 and 1995, respectively.

     Future minimum lease payments under such leases are as follows:

YEAR ENDING
 JUNE 30,                                                AMOUNT
- -----------                                             --------
  1996................................................  $434,100
  1997................................................   420,800
  1998................................................   427,600
  1999................................................   440,500
  2000................................................   361,200

     Wireless cable system equipment, excluding television-top converters which are provided by the Company, site reception testing and installation are provided through a third party contractor under three year agreement commencing in fiscal year 1994, which establish rate structures for such equipment and services by service area subject to periodic adjustment, specifying minimum charges aggregating $28,400 per month.

(8) RELATED PARTY TRANSACTIONS

     Prior to the IPO, the Company incurred management fees and expenses pursuant to the terms of a management agreement with Galaxy Management, Inc., an affiliate of Galaxy, under which it managed a significant portion of the Company's business. In addition to reimbursing expenses, the Company paid a management fee based on 3.5% of operating revenues as defined in the management agreement. Subsequent to the IPO, Galaxy Management, Inc. ceased to manage the Company's business, but continued to provide certain administrative services for the Company for which it receives reimbursement for certain of its salaries and expenses. Management fees and reimbursable expenses incurred in association with these agreements approximated $269,000 for the period from December 18, 1992 to June 30, 1993 and $523,000 and $320,000 for the years ended June 30, 1994 and 1995, respectively. The Company's president and CEO who receives an annual salary of $200,000 under provisions of a two-year employment agreement is the principal stockholder and president of Galaxy Management, Inc.

     The Company shares certain operational and administrative expenses and facilities in Austin, Texas with Galaxy and its affiliates, and certain of its customer service representatives and executive and administrative personnel also provide such services for Galaxy. Shared expenses are allocated based upon the Company subscribers to Galaxy subscribers in Austin, Texas. Total expenses allocated to Galaxy for the period from December 18, 1992 to June 30, 1993 and for the years ended June 30, 1994 and 1995 approximated $100,000, $12,000 and $0, respectively.

                                CABLEMAXX, INC.

     Pursuant to the terms of a financial consulting agreement with Charterhouse, the Company was charged a consulting fee at the rate of $400,000 per annum through the IPO closing date and at the rate of $280,000 per annum thereafter. Expenses incurred in connection with this agreement approximated $214,000 for the period December 18, 1992 to June 30, 1993, and $330,000 and $280,000 for the years ended June 30, 1994 and 1995, respectively. Payments in connection with this agreement are subordinated under the Company's revolving credit and term loan agreement. Certain directors of the Company also serve as officers of Charterhouse. In addition, certain other directors of the Company are also officers of Charter Communications.

     Commencing after the IPO through October 1994, the Company was charged a consulting fee of $10,000 per month under an agreement with Charter Communications. Expenses incurred in connection with this agreement approximated $70,000 and $40,000 for the years ended June 30, 1994 and 1995, respectively.

     Amounts related to the above arrangements are included in due to affiliates as of June 30, 1994 and 1995.

     In connection with negotiating and structuring the acquisition, Charterhouse and Galaxy were paid fees of $330,000 and $500,000, respectively, which have been included in the purchase price allocation.

(9) SUPPLEMENTAL CASH FLOWS DISCLOSURES

     The Company and its Predecessor paid $119,000, $359,000 and $709,000 in interest (net of amounts capitalized into principal on notes payable) for the periods from December 18, 1992 to June 30, 1993 and for the years ended June 30, 1994 and 1995, respectively.

     The Predecessor had noncash investing and financing activities related to the acquisition and initial capitalization as disclosed in Notes 1 and 2. The Company had obligations amounting to approximately $2,853,000 and $384,000 related to systems and equipment additions which are included in accounts payable at June 30, 1994 and June 30, 1995, respectively. Noncash financing activities included $150,000 and $157,500 of interest capitalized into the principal balance of notes payable during the years ended June 30, 1994 and June 30, 1995, respectively.

(10) STOCK OPTION PLAN

     In December 1993, the Company adopted the CableMaxx, Inc. 1993 Stock Option Plan (the "Plan"). The Plan, which is administered by a committee of the Company's Board of Directors, provides for the grant of incentive stock options and nonqualified stock options to key managerial employees and consultants of the Company as determined by the committee. The Plan provides that the total number of shares of Common Stock that may be subject to options shall be 250,000 shares. The exercise price of the options granted under the Plan shall be at least 100% of the fair market value of the Common Stock on the date of grant. As of June 30, 1995, options for 117,500 shares have been granted at an exercise price of $12.00 per share, with one-third being exercisable.

(11) SUBSEQUENT EVENTS (UNAUDITED)

     In September 1995, the Company entered into a agreement (the "Merger Agreement") to merge with a subsidiary of Heartland Wireless Communications, Inc. ("Heartland"). The Merger Agreement provides for the conversion of the common stock of the Company at value of $8.50 per share, subject to adjustment, into Heartland common stock, with the exchange ratio determined by the average price of Heartland stock preceding the transaction date. The transaction is subject to approval by the shareholders' of each company and is subject, among other things, to consent by the Heartland bondholders. Should the Merger Agreement be terminated as a result of a third party acquisition proposal that is approved by the Board of Directors of the Company or recommended to the stockholders of the Company by the Board of Directors, a $2 million fee is payable to Heartland.

                                CABLEMAXX, INC.

     In October 1995, the Company sold certain channel rights to Heartland for approximately $2.4 million subject to adjustment to the appraised value of such channel rights should the Merger Agreement be terminated for any reason other than the Company's breach thereof or the Company's acceptance of a third party's acquisition proposal.

     In connection with the Merger Agreement on December 26, 1995, the Company entered into a Loan Agreement (the "CMAX Loan") with Heartland for up to $1,000,000 bearing interest at a published prime rate plus 2% of which (a) $500,000 was advanced on December 29, 1995 to be used for working capital purposes, and (b) $500,000 is to be used for subscriber growth funded at a rate of $500 per additional subscriber. The CMAX Loan will not increase the amount of CMAX Excess Liabilities as set forth in the Merger Agreement. Upon consummation of the Merger Agreement, it is anticipated that the CMAX Loan will remain as an inter-company obligation from the Company to Heartland. In the event that the CMAX Merger Agreement is not consummated, the CMAX Loan is payable August 29, 1996; provided, that if the Merger Agreement is terminated as a result of a competing acquisition proposal, then the CMAX Loan will be immediately due and payable.

     The proposed merger was consummated on February 23, 1996.

                                CABLEMAXX, INC.

                           CONSOLIDATED BALANCE SHEET

                                     ASSETS

                                                                   DECEMBER 31,
                                                                       1995
                                                                   ------------
                                                                   (UNAUDITED)
Cash and cash equivalents........................................  $  1,743,146
Subscriber receivables, net of allowance for doubtful accounts
  of approximately $59,000 as of December 31, 1995...............       441,545
Prepaids and other...............................................       615,889
Systems and equipment, net.......................................    26,018,787
Intangible assets, net...........................................    20,965,356
                                                                   ------------
          Total assets...........................................  $ 49,784,723
                                                                   ============

                     LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and accrued liabilities.........................  $  3,042,625
Due to affiliates................................................       357,324
Subscriber deposits and deferred revenue.........................       528,991
Deposit from sale of channel rights..............................     2,400,000
Notes payable....................................................    11,472,875
                                                                   ------------
          Total liabilities......................................    17,801,815
                                                                   ------------
Commitments
Stockholders' equity:
  Preferred stock, $.01 par value; 5,000,000 shares authorized,
     none issued and outstanding.................................            --
Common stock, $.01 par value; 20,000,000 shares authorized,
  9,507,311 shares issued and outstanding........................        95,073
Additional paid in capital.......................................    57,670,727
Accumulated deficit..............................................   (25,782,892)
                                                                   ------------
          Total stockholders' equity.............................    31,982,908
                                                                   ------------
          Total liabilities and stockholders' equity.............  $ 49,784,723
                                                                   ============

          See accompanying notes to consolidated financial statements.

                                CABLEMAXX, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
              FOR THE SIX MONTHS ENDED DECEMBER 31, 1995 AND 1994

                                                        1994            1995
                                                     -----------     -----------
                                                     (UNAUDITED)     (UNAUDITED)
Revenues...........................................  $ 6,474,891     $ 7,303,447
                                                     -----------     -----------
Operating expenses:
  Systems operations...............................    2,904,021       3,531,402
  Selling, general and administrative..............    4,301,718       3,762,946
  Depreciation and amortization....................    3,537,340       5,139,031
                                                     -----------     -----------
          Total operating expenses.................   10,743,079      12,433,379
                                                     -----------     -----------
Operating loss.....................................   (4,268,188)     (5,129,932)
Interest expense...................................     (240,803)       (632,938)
Other income.......................................      150,500          37,212
                                                     -----------     -----------
Net loss...........................................  $(4,358,491)    $(5,725,658)
                                                     ===========     ===========
Net loss per share.................................  $     (0.51)    $     (0.60)
                                                     ===========     ===========
Weighted average number of shares outstanding......    8,600,000       9,507,311
                                                     ===========     ===========

          See accompanying notes to consolidated financial statements.

                                CABLEMAXX, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE SIX MONTHS ENDED DECEMBER 31, 1995 AND 1994

                                                           1994           1995
                                                        -----------    -----------
                                                        (UNAUDITED)    (UNAUDITED)
Cash flows from operating activities:
  Net loss............................................  $(4,358,491)   $(5,725,658)
  Adjustments to reconcile net loss to net cash
     used in operating activities:
     Depreciation and amortization....................    3,537,340      5,139,031
     Changes in assets and liabilities:
       Subscriber receivables, net....................     (153,673)       (99,571)
       Prepaids and other.............................     (444,935)      (297,589)
       Accounts payable and accrued liabilities.......   (2,736,596)       355,264
       Due to affiliates..............................     (149,869)       121,848
       Subscriber deposits and deferred revenue.......       18,721         13,796
                                                        -----------    -----------
          Net cash used in operating activities.......   (4,287,503)      (492,879)
                                                        -----------    -----------
Cash flows from investing activities:
  Purchases of systems and equipment, net.............   (6,474,374)    (2,899,669)
  Purchases of channel rights.........................   (3,623,541)      (135,984)
  Proceeds from sale of channel rights................            0      2,400,000
                                                        -----------    -----------
          Net cash used in investing activities.......  (10,097,915)      (635,653)
                                                        -----------    -----------
Cash flows from financing activities:
  Proceeds from borrowings............................    7,607,500        665,375
  Loan acquisition costs..............................     (108,500)             0
                                                        -----------    -----------
          Net cash provided by financing activities...    7,499,000        665,375
                                                        -----------    -----------
Net decrease in cash and cash equivalents.............   (6,886,418)      (463,157)
Cash and cash equivalents, beginning of period........   14,558,321      2,206,303
                                                        -----------    -----------
Cash and cash equivalents, end of period..............  $ 7,671,903    $ 1,743,146
                                                        ===========    ===========

          See accompanying notes to consolidated financial statements

                                CABLEMAXX, INC.

           SUPPLEMENTAL NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)

1. STATEMENT OF ACCOUNTING PRESENTATIONS AND OTHER INFORMATION

     The financial statements as of December 31, 1995, are unaudited; however, in the opinion of management, such statements include all adjustments necessary for a fair presentation of the results for the periods presented. The interim financial statements should be read in conjunction with the financial statements and notes thereto for the year ended June 30, 1995. Interim results are not necessarily indicative of results for a full year.

     The accompanying unaudited financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted.

2. SYSTEMS AND EQUIPMENT

     Systems and equipment consist of the following:

                                                                             DECEMBER 31,
                                                                                 1995
                                                                             ------------
    Wireless cable system..................................................  $ 38,540,995
    Vehicles, furniture and equipment......................................     2,239,013
    Buildings and leasehold improvement....................................       835,276
    Land...................................................................        50,030
                                                                             ------------
                                                                               41,665,314
    Accumulated depreciation and amortization..............................   (15,646,527)
                                                                             ------------
    Systems and equipment, net.............................................  $ 26,018,787
                                                                             ============

3. SUPPLEMENTAL CASH FLOW DISCLOSURES

     The Company paid $542,961 in interest (net of amounts capitalized into principal on notes payable) for the six months ended December 31, 1995.

4. SUBLEASE AND PURCHASE AGREEMENT

     On October 10, 1995, the Company received a $2.4 million non-refundable deposit from Heartland Wireless Communications, Inc. ("Heartland"), related to a sublease and purchase agreement with Heartland for channel rights in the unbuilt markets in Texas (Sherman/Denison, Lubbock, Athens and Amarillo). Payment to the Company was made by Heartland following Heartland's receipt of consent from certain of its bondholders to the sublease agreement and related merger agreement.

     If the merger agreement between the Company and Heartland is terminated as a result of a breach thereof by the Company or as a result of the acceptance by the Company's board of directors of a competing acquisition proposal, Heartland will acquire such wireless cable channel rights for nominal additional consideration. If the merger agreement is terminated for any other reason, Heartland shall acquire such wireless cable channel rights for an amount equal to the difference between the appraised value of such rights and the $2.4 million previously paid by Heartland.

5. SUBORDINATED LOAN AGREEMENT

     On December 26, 1995, the Company entered into a loan agreement with Heartland for up to $1,000,000, bearing interest at a rate of prime plus 2%. Under the loan agreement, $500,000 was advanced on

                                CABLEMAXX, INC.

December 29, 1995 to be used for working capital purposes and the remaining $500,000 is available to be advanced to the Company for subscriber growth at a rate of $500 per additional subscriber.

     In the event that the merger with Heartland is not consummated, the loan and all accrued interest is payable August 29, 1996; provided, that if the merger is terminated as a result of a competing acquisition proposal, then the loan and interest would be immediately due and payable.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
TechniVision, Inc.:

     We have audited the accompanying balance sheets of TechniVision, Inc. as of May 31, 1994 and 1995, and the related statements of operations, stockholders' deficit and cash flows for each of the years in the three-year period ended May 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TechniVision, Inc. as of May 31, 1994 and 1995, and the results of its operations and its cash flows for each of the years in the three-year period ended May 31, 1995, in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 2 to the financial statements, the Company has incurred cumulative losses since inception of $14,870,712 through May 31, 1995, and as of that date current liabilities exceeded current assets by $15,086,000. Additional capital or financing is needed to enable the Company to meet its debt service requirements in fiscal year 1996. These factors, as more fully discussed in note 2, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                            KPMG Peat Marwick LLP

Dallas, Texas
October 25, 1995

                               TECHNIVISION, INC.

                                 BALANCE SHEETS

                                     ASSETS


                                                                                     NOVEMBER
                                                         MAY 31,       MAY 31,          30,
                                                           1994          1995          1995
                                                        ----------    ----------    -----------
                                                                                    (UNAUDITED)
Current assets:
  Cash................................................  $     3,197   $    51,637   $    78,124
  Subscriber receivables, net of allowance for
     doubtful accounts of $48,996 in 1994 and $80,715
     in 1995..........................................      349,702       386,390       324,281
  Prepaid expenses and other..........................       51,287        38,147       153,044
                                                        -----------   -----------   -----------
          Total current assets........................      404,186       476,174       555,449
Investment in equity security (note 6)................           --     1,638,629     1,134,473
Systems and equipment, net (notes 3 and 4)............   10,310,235     9,401,638     9,001,797
Leased license investment, net of accumulated
  amortization of $668,739 in 1994 and $863,504 in
  1995................................................    3,238,648     3,144,649     3,552,846
Other assets, net.....................................      405,166       216,495       306,620
                                                        -----------   -----------   -----------
                                                        $14,358,235   $14,877,585   $14,551,185
                                                        ===========   ===========   ===========

                             LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
  Accounts payable....................................  $ 1,909,767   $ 1,990,880   $ 2,676,813
  Accounts payable -- affiliates......................       63,312       468,886       158,905
  Accrued expenses and other liabilities..............    1,185,073     1,642,771       806,353
  Current portion of long-term debt (note 4)..........   11,875,980    11,043,590    12,276,898
  Note payable -- affiliates..........................      489,201       415,906       955,984
                                                        -----------   -----------   -----------
          Total current liabilities...................   15,523,333    15,562,033    16,874,953
Long-term debt, less current portion (note 4).........    7,177,542     6,198,499     6,061,259
Stockholders' deficit:
  Common stock, $1 par value; authorized 30,000
     shares, issued 30,000 shares in 1994 and 1995....       30,000        30,000        30,000
  Paid-in capital.....................................    6,208,311     7,957,765     7,957,765
  Accumulated deficit.................................  (14,580,951)  (14,870,712)  (16,372,792)
                                                        -----------   -----------   -----------
          Total stockholders' deficit.................   (8,342,640)   (6,882,947)   (8,385,027)
Commitments (notes 5 and 8)
                                                        -----------   -----------   -----------
                                                        $14,358,235   $14,877,585   $14,551,185
                                                        ===========   ===========   ===========

                See accompanying notes to financial statements.

                               TECHNIVISION, INC.

                            STATEMENTS OF OPERATIONS

                                                                                          SIX MONTHS ENDED
                                                    YEARS ENDED MAY 31                      NOVEMBER 30
                                         -----------------------------------------    ------------------------
                                            1993           1994           1995           1994          1995
                                         -----------    -----------    -----------    ----------    ----------
                                                                                      (UNAUDITED)
Revenues:
  Subscription.........................  $ 3,796,172    $ 5,214,508    $ 6,663,988    $3,330,288    $3,268,823
  Installation.........................      107,750        225,067         92,145        41,417        63,528
                                         -----------    -----------    -----------    ----------    ----------
          Total revenues...............    3,903,922      5,439,575      6,756,133     3,371,705     3,332,351
                                         -----------    -----------    -----------    ----------    ----------
Operating expenses:
  Systems operations...................    1,709,254      2,991,486      3,642,681     2,086,496     1,749,005
  Selling, general and
     administrative....................    1,617,598      2,664,162      2,803,415     1,138,360     1,364,880
  Depreciation and amortization........    1,977,352      2,371,891      2,623,736     1,323,662     1,299,603
                                         -----------    -----------    -----------    ----------    ----------
          Total operating expenses.....    5,304,204      8,027,539      9,069,832     4,548,518     4,413,488
                                         -----------    -----------    -----------    ----------    ----------
          Operating loss...............   (1,400,282)    (2,587,964)    (2,313,699)   (1,176,813)   (1,081,137)
                                         -----------    -----------    -----------    ----------    ----------
Other income (expense):
  Gain on sale of assets (note 6)......           --             --      3,362,230            --       253,352
  Interest expense.....................   (1,063,620)      (959,647)    (1,338,292)     (543,326)     (674,295)
  Other expense........................           --       (105,000)            --            --            --
                                         -----------    -----------    -----------    ----------    ----------
          Total other income
            (expense)..................   (1,063,620)    (1,064,647)     2,023,938      (543,326)     (420,943)
                                         -----------    -----------    -----------    ----------    ----------
          Net loss.....................  $(2,463,902)   $(3,652,611)   $  (289,761)   (1,720,139)   (1,502,080)
                                         ===========    ===========    ===========    ==========    ==========
Net loss per common share..............  $    (82.13)   $   (121.75)   $     (9.66)   $   (57.34)       (50.07)
                                         ===========    ===========    ===========    ==========    ==========

                See accompanying notes to financial statements.

                               TECHNIVISION, INC.

                      STATEMENTS OF STOCKHOLDERS' DEFICIT

                                        COMMON STOCK       ADDITIONAL
                                      -----------------     PAID-IN      ACCUMULATED
                                      SHARES    AMOUNT      CAPITAL        DEFICIT        TOTAL
                                      ------    -------    ----------    -----------    ----------
Balance, May 31, 1992...............  30,000    $30,000    $4,739,185    $(8,464,438)   $(3,695,253)
Net investment by parent............      --         --     1,183,344             --      1,183,344
Net loss............................      --         --            --     (2,463,902)    (2,463,902)
                                      ------    -------    ----------    ------------   -----------
Balance, May 31, 1993...............  30,000     30,000     5,922,529    (10,928,340)    (4,975,811)
Net investment by parent............      --         --       285,782             --        285,782
Net loss............................      --         --            --     (3,652,611)    (3,652,611)
                                      ------    -------    ----------    ------------   -----------
Balance, May 31, 1994...............  30,000     30,000     6,208,311    (14,580,951)    (8,342,640)
Net investment by parent............      --         --     1,749,454             --      1,749,454
Net loss............................      --         --            --       (289,761)      (289,761)
                                      ------    -------    ----------    ------------   -----------
Balance, May 31, 1995...............  30,000     30,000     7,957,765    (14,870,712)    (6,882,947)
Net loss (unaudited)................      --         --            --     (1,502,080)    (1,502,080)
                                      ------    -------    ----------    ------------   -----------
Balance, November 30, 1995
  (unaudited).......................  30,000    $30,000    $7,957,765    $(16,372,792)  $(8,385,027)
                                      ======    =======    ==========    ============   ===========

                 See accompanying notes to financial statements

                               TECHNIVISION, INC.

                            STATEMENTS OF CASH FLOWS

                                                                                     SIX MONTHS ENDED
                                                YEARS ENDED MAY 31,                    NOVEMBER 30,
                                       --------------------------------------    ------------------------
                                          1993          1994          1995          1994          1995
                                       ----------    ----------    ----------    ----------    ----------
                                                                                       (UNAUDITED)
Cash flows from operating activities:
  Net loss............................ $(2,463,902)  $(3,652,611)  $ (289,761)   $(1,720,139)  $(1,502,080)
  Adjustments to reconcile net loss to
     net cash provided by (used in)
     operating activities:
     Depreciation and amortization....  1,977,352     2,371,891     2,623,736     1,323,662     1,299,603
     Gain on sale of assets...........         --            --    (3,362,230)           --      (253,352)
     Changes in assets and
       liabilities:
       Subscriber receivables.........    (35,566)     (176,261)      (36,688)     (146,225)      (62,109)
       Prepaid expenses and other.....    (45,088)     (139,846)       23,875       (57,090)     (114,897)
       Accounts payable, accrued
          expenses and other
          liabilities.................   (220,915)      128,918       944,385       544,053         8,425
                                       -----------   -----------   -----------    ---------     ---------
          Net cash provided by (used
            in) operating
            activities................   (788,119)   (1,467,909)      (96,683)      (55,739)     (624,410)
                                       -----------   -----------   -----------    ---------     ---------
Cash flows from investing activities:
  Proceeds from sale of assets........         --            --     1,958,575            --       757,508
  Purchases of systems and
     equipment........................ (1,225,104)   (4,506,900)   (1,514,824)     (501,726)     (603,216)
  Expenditures for leased licenses....         --      (139,098)     (163,354)      (81,677)           --
                                       -----------   -----------   -----------    ---------     ---------
          Net cash provided by (used
            in)
            investing activities...... (1,225,104)   (4,645,998)      280,397      (583,403)      154,292
                                       -----------   -----------   -----------    ---------     ---------
Cash flows from financing activities:
  Net investment by parent............  1,183,344       285,782     1,749,454       988,824            --
  Advances from investors.............  1,124,000     5,876,000            --            --            --
  Proceeds (payments) on notes
     payable..........................   (294,370)      (46,178)   (1,884,728)     (309,728)      496,605
                                       -----------   -----------   -----------    ---------     ---------
          Net cash provided by (used
            in) financing
            activities................  2,012,974     6,115,604      (135,274)      679,096       496,605
                                       -----------   -----------   -----------    ---------     ---------
Net increase (decrease) in cash.......       (249)        1,697        48,440        39,954        26,487
Cash at beginning of period...........      1,749         1,500         3,197         3,197        51,637
                                       -----------   -----------   -----------    ---------     ---------
Cash at end of period................. $    1,500    $    3,197    $   51,637    $   43,151    $   78,124
                                       ===========   ===========   ===========    =========     =========

                See accompanying notes to financial statements.

                               TECHNIVISION, INC.

                         NOTES TO FINANCIAL STATEMENTS
                         THREE YEARS ENDED MAY 31, 1995
       (INFORMATION AS OF NOVEMBER 30, 1995 AND FOR THE SIX-MONTH PERIODS
                 ENDED NOVEMBER 30, 1994 AND 1995 IS UNAUDITED)

(1) GENERAL AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) Description of Business

     TechniVision, Inc. ("TechniVision" or the "Company") develops, owns and operates wireless cable television systems. The Company currently has wireless cable channel rights in three markets (Dayton, Ohio and El Paso and Corpus Christi, Texas) and has operational systems in the Dayton and Corpus Christi markets. The Company is a majority-owned subsidiary of Three Sixty Corp. ("Three Sixty").

  (b) Investment in Equity Security

     The Company's investment in equity security is stated at cost and earnings are realized as dividends are received.

  (c) Systems and Equipment

     Systems and equipment are stated at cost and include the cost of transmission equipment as well as subscriber installations. Reception equipment on subscriber premises and costs associated with initial subscriber installations are capitalized. Upon subscriber disconnect, the Company continues to depreciate the full capitalized installation cost subsequent to the disconnection. Depreciation and amortization are recorded on a straight-line basis for financial reporting purposes over useful lives ranging from 3 to 10 years. Repair and maintenance costs are charged to expense when incurred; renewals and betterments are capitalized.

     Equipment awaiting installation consists primarily of accessories, parts and supplies for subscriber installations and is stated at the lower of average cost or market.

  (d) Intangible Assets

     Leased license investment includes costs incurred to acquire wireless cable channel rights. Costs incurred to acquire channel rights issued by the Federal Communications Commission ("FCC") are deferred and amortized ratably over an estimated useful life of 20 years beginning with inception of service in each respective market. As of May 31, 1994 and 1995, approximately $276,567 and $184,155 of the leased license investment was not yet subject to amortization. The Company continually reevaluates the propriety of the carrying amounts of the leased license investment based on undiscounted future cash flows with respect to each market as well as the amortization period to determine whether current events or circumstances warrant adjustments to the carrying amounts or a revised estimate of the useful life.

  (e) Revenue Recognition

     Revenues from subscribers are recognized in the period that the service is provided. Installation fees are recognized upon origination of service to a subscriber to the extent of costs incurred to obtain subscribers. Installation revenues in excess of such costs will be deferred and amortized over six years.

  (f) Systems Operations

     Systems operations expenses consist principally of programming fees, channel lease costs, tower rental and other costs of providing services.

                               TECHNIVISION, INC.

  (g) Income Taxes

     The Company is included in the consolidated federal income tax return of Three Sixty. Total current and deferred tax expense is allocated to the Company as if such taxes were calculated on a separate return basis under the asset and liability method prescribed by Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." For the three years ended May 31, 1995, no tax benefit or expense was recorded by the Company as a result of losses incurred by the Company.

  (h) Statements of Cash Flows

     The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

     Cash paid for interest during 1993, 1994 and 1995 was $1,049,926, $780,570 and $1,334,496, respectively.

  (i) Interim Financial Information

     In the opinion of management, the accompanying unaudited condensed financial information of the Company contains all adjustments, consisting only of those of a recurring nature, necessary to present fairly the Company's financial position as of November 30, 1995, and the results of its operations and its cash flows for the six-month periods ended November 30, 1994 and 1995. These results are not necessarily indicative of the results to be expected for the full fiscal year.

(2) REALIZATION OF ASSETS

     The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. As shown on the accompanying balance sheet, the Company's current liabilities exceeded its current assets by $15,086,000 at May 31, 1995. In addition, the Company has sustained losses through May 31, 1995 of $14,780,712. In order for the Company to meet its debt service requirements in fiscal year 1996, the Company must obtain additional capital or financing. Given these facts, the ability of the Company to continue as a going concern and the recoverability of a major portion of its recorded asset amounts is dependent upon its ability to meet its financing requirements on a continuing basis.

     The Company and its stockholders have been exploring financing and capitalization alternatives, including the possibility of a sale of the Company or its assets. As a result, in October 1995, the Company entered into a definitive agreement with Heartland Wireless Communications, Inc. ("Heartland") whereby Heartland will acquire substantially all of the assets of the Company for approximately $36.75 million of Heartland common stock, less an amount of assumed obligations which shall not exceed $5.0 million. This transaction is subject to certain conditions and there can be no assurance that the Company will be able to consummate such transaction. The financial statements do not include any adjustments relating to the recoverability of recorded asset amounts or amounts of liabilities that might be necessary depending upon the outcome of these uncertainties.

                               TECHNIVISION, INC.

(3) SYSTEMS AND EQUIPMENT

     Systems and equipment consists of the following at May 31, 1994 and 1995:

                                                                1994           1995
                                                             ----------     ----------
    Equipment awaiting installation........................  $   497,757    $   385,596
    Subscriber premises equipment and installation costs...   10,865,123     11,762,796
    Transmission equipment and system construction costs...    3,384,604      3,922,033
    Office furniture and equipment.........................    1,063,133      1,200,060
    Buildings and leasehold improvements...................      342,199        342,199
                                                             -----------    -----------
                                                              16,152,816     17,612,684
    Accumulated depreciation and amortization..............   (5,842,581)    (8,211,046)
                                                             -----------    -----------
                                                             $10,310,235    $ 9,401,638
                                                             ===========    ===========

     As of May 31, 1994 and 1995, equipment awaiting installation and approximately $285,435 and $230,481 of transmission equipment and system construction costs were not yet subject to depreciation.

(4) LONG-TERM DEBT

     Long-term debt at May 31, 1994 and 1995 consists of the following:

                                                       1994            1995
                                                    -----------     -----------
    Philips Credit Corporation....................  $10,000,000     $ 9,326,358
    Addison Group.................................    1,660,000       1,600,000
    Investor advances/UCL Disgorgement Fund.......    7,000,000       6,000,000
    Other.........................................      393,522         315,731
                                                    -----------     -----------
                                                     19,053,522      17,242,089
    Less current portion..........................   11,875,980      11,043,590
                                                    -----------     -----------
                                                    $ 7,177,542     $ 6,198,499
                                                    ===========     ===========

     In 1990, TechniVision and Philips Credit Corporation ("PCC") entered into a credit agreement, as amended, whereby the Company could borrow a maximum of $10.0 million to finance principally the construction of and initial operational costs for the wireless cable system located in Corpus Christi. As of May 31, 1995, outstanding borrowings under the credit agreement amounted to $9,326,000. The note is secured by an interest in certain assets of the Company and bears interest at a rate floating at prime (9.00% at May 31, 1995) plus 1.85%.

     The Company has failed to make payments to PCC in accordance with the credit agreement and has failed to comply with certain financial and other covenants. As a result, on March 27, 1995, PCC and the Company entered into a forbearance agreement which, among other things, extended the due date of the note to January 2, 1996, contingent upon the Company entering into an agreement by September 30, 1995 to sell the assets of the Company.

     In connection with Three Sixty's acquisition of TechniVision in October 1989, the Company entered into a compensation agreement with the seller that provided for additional payments during the first five years after launching a market based on the number of subscribers added or a payment of $750,000 for each market sold during such period. Amounts paid under the compensation agreement with respect to additional subscribers are recorded as additional leased license investment. As of May 31, 1995, the Company has remaining obligations of $1,600,000 relating to the Dayton and Corpus Christi systems. The notes are secured by security interests in certain assets of the Company and bear interest at rates ranging from 8% to 10%. The obligations are currently due, and the lenders may, at their option, give notice that the amounts outstanding are

                               TECHNIVISION, INC.

immediately payable. As discussed in note 2, the Company and its stockholders have been exploring financing and capitalization alternatives, including the possibility of a sale of the Company or its assets. If the sale of the Company to Heartland is consummated, an additional $750,000 will be payable to the seller related to the El Paso market.

     During 1993, the Company entered into a series of agreements with certain third parties for the purpose of raising capital for the development of the Dayton, Corpus Christi, El Paso and Salt Lake City systems. The third parties were to receive interests in such systems in consideration for raising the agreed upon capital. Solely as a result of having received funds derived from securities laws violations committed by others, the Company was named as a relief defendant by the Securities and Exchange Commission ("SEC"). As a result, in February 1995, the Company voluntarily entered into an agreement with the SEC to disgorge the sum of $7.0 million, representing the proceeds it received from securities laws violations committed by others. The note is noninterest-bearing and is payable in full on December 31, 1996 or upon the sale of TechniVision. In April 1995, the Company paid $1.0 million on the note out of the proceeds from the sale of the Salt Lake City market (see note 6).

(5) LEASES

     The Company leases from third parties channel rights licensed by the FCC. Under FCC policy, the base term of most of these leases cannot exceed ten years from the time the lessee begins using the leased channel rights. FCC licenses for wireless cable channels range from five to ten years, and there is no automatic renewal of such licenses. The use of such channels by third parties is subject to regulation by the FCC and, therefore, the Company's ability to continue to enjoy the benefits of these leases is dependent upon the third party lessor's continuing compliance with applicable regulations. The remaining terms of the Company's channel leases range from less than one year to 10 years. Most of the Company's leases provide for automatic renewal of their terms upon FCC renewal of the underlying license, grant the Company a right of first refusal and/or require the parties to negotiate renewal in good faith. Although the Company does not believe that the termination of or failure to renew a single channel lease could adversely affect the Company, several of such terminations or failures in one or more markets that the Company actively serves could have a material adverse effect on the Company. Channel rights lease agreements generally require payments based on the greater of specified minimums or amounts based upon various factors, such as subscriber levels or subscriber revenues.

     Payments under the channel rights lease agreements begin upon the completion of construction of the transmission equipment and facilities and approval for operation pursuant to the rules and regulations of the FCC. Channel rights lease expense was $61,190, $123,510 and $169,964 for the years ended May 31, 1993, 1994 and 1995, respectively.

     The Company also has certain operating leases for office space and transmission tower space. Rent expense incurred in connection with other operating leases was $90,059, $142,326 and $159,383 for the years ended May 31, 1993, 1994 and 1995, respectively.

     Future minimum lease payments due under channel rights leases for operational systems and other noncancellable operating leases in effect at May 31, 1995 are as follows:

                                                    CHANNEL       OTHER
YEAR ENDING                                          RIGHTS      OPERATING
  MAY 31,                                            LEASES       LEASES
- -----------                                         --------     --------
  1996............................................  $307,889     $148,770
  1997............................................   307,889      158,970
  1998............................................   325,889      163,170
  1999............................................   361,889      116,000
  2000............................................   361,889       99,600

                               TECHNIVISION, INC.

(6) SETTLEMENT AGREEMENT/SALE OF SALT LAKE CITY MARKET

     In February 1995, the Company sold its wireless cable channel rights in the Salt Lake City market to CableMaxx, Inc. ("CableMaxx"). The sales price consisted of cash of $5.85 million and 907,311 restricted shares of CableMaxx common stock. In April 1995, the Company entered into a settlement agreement with various third parties with respect to certain claims and disputes which arose in connection with the development of the Dayton, Corpus Christi, El Paso and Salt Lake City systems (see note 4). The settlement agreement provided for, among other things, the dismissal of certain actions and mutual releases of claims among the parties and the manner of distribution among the parties to the settlement agreement of the cash and CableMaxx common stock from the sale of the Salt Lake City wireless cable channel rights. As a result of the sale of the channel rights and the settlement agreement, the Company received 50% of the proceeds from the sale and recorded a gain from the sale of the Salt Lake City channel rights of $3,362,000 during the year ended May 31, 1995.

(7) RELATED PARTY TRANSACTIONS

     The Company paid $305,496 in 1993, $1,055,029 in 1994 and $632,130 in 1995
to various affiliates for services performed in connection with the development of wireless cable television systems and certain administrative services.

(8) COMMITMENTS

     The Company has entered into a series of noncancellable agreements to purchase entertainment programming for retransmission which expire in 1994 through 1997. The agreements generally require monthly payments based upon the number of subscribers to the Company's systems, subject to certain minimums.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Heartland Wireless Communications, Inc.:

     We have audited the accompanying balance sheets of Cross Country Division as of December 31, 1993 and 1994, and the related statements of operations and division equity and cash flows for the year ended December 31, 1993, the period from January 1, 1994 to August 18, 1994 and the period from August 19, 1994 to December 31, 1994. These financial statements are the responsibility of Cross Country Division's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cross Country Division as of December 31, 1993 and 1994, and the results of its operations and its cash flows for the year ended December 31, 1993, the period from January 1, 1994 to August 18, 1994 and the period from August 19, 1994 to December 31, 1994, in conformity with generally accepted accounting principles.

     As discussed in note 1 to the financial statements, on August 19, 1994, RuralVision Joint Venture, a general partnership in which Cross Country Wireless, Inc. had a 50% interest, purchased certain wireless cable television assets, including assets comprising the Cross Country Division, in a business combination accounted for as a purchase. As a result of the acquisition, financial information for periods after August 18, 1994 is presented on a different cost basis than that for the periods before August 18, 1994 and, therefore, such information is not comparable.

                                        KPMG Peat Marwick LLP

Dallas, Texas
July 28, 1995

                             CROSS COUNTRY DIVISION

                                 BALANCE SHEETS

                                                        DECEMBER 31,     DECEMBER 31,      JUNE 30,
                                                            1993             1994            1995
                                                        ------------     ------------     -----------
                                                                                          (UNAUDITED)
                        ASSETS
Current assets:
  Cash................................................   $   50,370       $   41,745       $    9,348
  Subscriber receivables, net of allowance for
     doubtful accounts of $50,977 in 1993 and $77,979
     in 1994..........................................       65,675           77,979          132,317
  Prepaid expenses and other..........................      200,886          228,080          223,218
                                                         ----------       ----------       ----------
          Total current assets........................      317,021          347,804          364,883
Systems and equipment, net (note 2)...................    3,630,952        3,260,737        3,072,768
Leased license investment, net of accumulated
  amortization of $13,850 in 1993 and $45,847 in 1994
  (note 1(d)).........................................       55,150        6,232,469        6,170,347
                                                         ----------       ----------       ----------
                                                         $4,003,123       $9,841,010       $9,607,998
                                                         ==========       ==========       ==========
           LIABILITIES AND DIVISION EQUITY
Current liabilities:
  Accounts payable and accrued expenses...............   $  208,627       $  121,169       $  646,460
  Unearned revenue....................................       98,630           93,715          151,389
                                                         ----------       ----------       ----------
          Total current liabilities...................      307,257          214,884          797,849
Division equity (note 1(a))...........................    3,695,886        9,626,126        8,810,149
Commitments (notes 3 and 5)...........................
                                                         ----------       ----------       ----------
                                                         $4,003,123       $9,841,010       $9,607,998
                                                         ==========       ==========       ==========

                See accompanying notes to financial statements.

                             CROSS COUNTRY DIVISION

                            STATEMENTS OF OPERATIONS
                              AND DIVISION EQUITY

                                                                    SIX                            SIX
                                                  JANUARY 1,      MONTHS        AUGUST 19,       MONTHS
                                   YEAR ENDED      1994 TO         ENDED         1994 TO          ENDED
                                  DECEMBER 31,    AUGUST 18,     JUNE 30,      DECEMBER 31,     JUNE 30,
                                      1993           1994          1994            1994           1995
                                  ------------    ----------    -----------    ------------    -----------
                                                                (UNAUDITED)                    (UNAUDITED)
Revenue..........................  $1,952,207     $1,416,375     $1,064,905     $  710,697      $1,008,608
                                   ----------     ----------     ----------     ----------      ----------
Operating expenses:
  Systems operations.............     966,153        733,688        498,055        421,074         540,997
  Selling, general and
     administrative..............     839,522        398,938        331,511        242,206         297,127
  Depreciation and
     amortization................     493,478        339,838        247,881        208,922         287,439
                                   ----------     ----------     ----------     ----------      ----------
          Total operating
            expenses.............   2,299,153      1,472,464      1,077,447        872,202       1,125,563
                                   ----------     ----------     ----------     ----------      ----------
          Net loss...............    (346,946)       (56,089)       (12,542)      (161,505)       (116,955)
Division equity at beginning of
  period.........................   3,599,438      3,695,866      3,695,866      3,533,807       9,626,126
Elimination of RuralVision equity
  (note 1(a))....................          --             --             --     (3,533,807)             --
Net investment in and advances
  from (to) parents..............     443,374       (105,970)      (225,328)     9,787,631        (699,022)
                                   ----------     ----------     ----------     ----------      ----------
Division equity at end of
  period.........................  $3,695,866     $3,533,807     $3,457,996     $9,626,126      $8,810,149
                                   ==========     ==========     ==========     ==========      ==========

                See accompanying notes to financial statements.

                             CROSS COUNTRY DIVISION

                            STATEMENTS OF CASH FLOWS

                                                   JANUARY 1,     SIX MONTHS      AUGUST 19,     SIX MONTHS
                                    YEAR ENDED       1994 TO         ENDED         1994 TO          ENDED
                                   DECEMBER 31,    AUGUST 18,      JUNE 30,      DECEMBER 31,     JUNE 30,
                                       1993           1994           1994            1994           1995
                                   ------------    -----------    -----------    ------------    -----------
                                                                  (UNAUDITED)                    (UNAUDITED)
Cash flows from operating
  activities:
  Net loss........................  $ (346,946)     $  (56,809)    $  (12,542)    $  (161,505)    $ (116,955)
  Adjustments to reconcile net
     loss to net cash used in
     operating activities:
     Depreciation and
       amortization...............     493,478         339,838        247,881         208,922        287,439
     Other........................      96,538          71,574        121,634          55,363         14,551
     Changes in assets and
       liabilities:
       Subscriber receivables.....     (58,738)        (12,471)         6,332             257        (54,338)
       Prepaid expenses and
          other...................     (84,676)        (15,931)       (85,336)        (22,263)         4,862
       Accounts payable and
          accrued expenses........     (91,592)        (89,441)        29,092           1,983        525,291
       Unearned revenue...........      27,118           2,332        (11,316)         10,924         57,674
                                    ----------       ---------     ----------     -----------     ----------
          Net cash from provided
            by operating
            activities............      35,182         239,812        295,745          86,510        718,524
                                    ----------       ---------     ----------     -----------     ----------
Cash flows used in investing
  activities -- capital
  expenditures....................    (442,117)       (169,824)      (100,670)     (9,846,784)       (51,899)
                                    ----------       ---------     ----------     -----------     ----------
Cash flows provided by (used in)
  financing activities -- net
  investment in and advances from
  (to) parents....................     443,374        (105,970)      (225,328)      9,787,631       (699,022)
                                    ----------       ---------     ----------     -----------     ----------
Net increase (decrease) in cash...      36,439         (35,982)       (30,253)         27,357        (32,397)
Cash at beginning of period.......      13,931          50,370         50,370          14,388         41,745
                                    ----------       ---------     ----------     -----------     ----------
Cash at end of period.............  $   50,370          14,388     $   20,117          41,745     $    9,348
                                    ==========       =========     ==========     ===========     ==========

                See accompanying notes to financial statements.

                             CROSS COUNTRY DIVISION

                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1993 AND 1994
                  (INFORMATION AS OF JUNE 30, 1995 AND FOR THE
          SIX-MONTH PERIODS ENDED JUNE 30, 1994 AND 1995 IS UNAUDITED)

(1) GENERAL AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) General and Basis of Presentation

     Heartland Wireless Communications, Inc. ("Heartland") develops, owns and operates wireless cable television systems. On July 18, 1995, Heartland entered into an agreement with Cross Country Wireless, Inc. ("Cross Country"), whereby Heartland issued 1,029,707 shares of its common stock to RuralVision Joint Venture (the "Venture"), a general partnership in which Cross Country owns a 50% interest, in exchange for $20,000,000 cash in a single privately negotiated transaction. Immediately subsequent to the issuance of the shares to the Venture, Heartland acquired substantially all of the remaining assets of the Venture, consisting primarily of wireless cable systems located in Lykens, Ohio; Paragould, Arkansas; Sikeston, Missouri and channel rights in 12 markets located in five states (collectively, "Cross Country Division") for $20,000,000 cash.

     The accompanying financial statements reflect the historical financial position, results of operations and cash flows of the assets and liabilities comprising Cross Country Division. Until August 18, 1994, the assets and liabilities comprising Cross Country Division were owned by RuralVision Central, Inc. ("RuralVision"). Accordingly, the financial information as of and for the year ended December 31, 1993, the period from January 1, 1994 to August 18, 1994 and the six months ended June 30, 1994 includes historical financial information from RuralVision with respect to the assets and liabilities comprising Cross Country Division.

     On August 19, 1994, the Venture, a general partnership in which each of Heartland and Cross Country had a 50% interest, purchased certain wireless cable television assets, including assets comprising the Cross Country Division, from RuralVision. The Venture accounted for the acquisition as a purchase and, accordingly, established a new cost basis with respect to the assets purchased from RuralVision. Subsequent to August 19, 1994, the assets and liabilities comprising Cross Country Division were owned by the Venture. Accordingly, the financial information as of December 31, 1994 and for the period from August 19, 1994 to December 31, 1994 and the six months ended June 30, 1995 includes historical financial information from the Venture with respect to the assets and liabilities comprising Cross Country Division. As a result of the acquisition and the different cost basis with respect to the assets and liabilities comprising Cross Country Division, financial information for periods before and after August 19, 1994 is not comparable.

     On May 17, 1995, Heartland assigned its remaining interest in the Venture to an unrelated third party in exchange for nominal consideration and, as a result ceased to be a joint venturer thereof on such date.

     The accompanying financial statements include the assets, liabilities, revenues and expenses that are directly related to Cross Country Division. The financial statements do not include general unallocated corporate assets, liabilities, revenues and expenses of the parent entities which are not directly related to Cross Country Division or debt financing and associated interest expense and, therefore, may not necessarily reflect what the financial position and results of operations of Cross Country Division would have been had it been a separate, stand-alone entity during the periods covered by the financial statements.

  (b) Cash Management

     Cross Country Division primarily utilized central cash management systems of its parent entities to finance its operations. Cash requirements were satisfied either by transactions between Cross Country Division and its parent entities or by cash from operations. Such transactions are included in the division equity account in the balance sheets and as net investment in and advances (to) from parents in the statements of cash flows.

                             CROSS COUNTRY DIVISION

                           DECEMBER 31, 1993 AND 1994
                  (INFORMATION AS OF JUNE 30, 1995 AND FOR THE
          SIX-MONTH PERIODS ENDED JUNE 30, 1994 AND 1995 IS UNAUDITED)

  (c) Systems and Equipment

     Systems and equipment are stated at cost and include the cost of transmission equipment as well as subscriber installations. Receive-site equipment on subscriber premises and costs associated with subscriber installations are capitalized. All other initial subscriber costs, including marketing costs, are expensed as incurred. Depreciation and amortization are recorded on a straight-line basis for financial reporting purposes over useful lives ranging from 6 to 10 years. Repair and maintenance costs are charged to expense when incurred; renewals and betterments are capitalized.

     Equipment awaiting installation consists primarily of accessories, parts and supplies for subscriber installations and is stated at the lower of average cost or market.

  (d) Leased License Investment

     Leased license investment includes costs incurred to acquire wireless cable channel rights. Such costs were incurred by the parent entities on behalf of Cross Country Division and have been allocated to Cross Country Division on a proportional basis under a method that management believes is systematic and rational. Costs incurred to acquire channel rights issued by the Federal Communications Commission ("FCC") are deferred and amortized ratably over estimated useful lives of 20 years beginning with inception of service. Prior to August 19, 1994, leased license investment costs were amortized over ten years beginning at the grant of the license. As of December 31, 1994, approximately $3,800,000 of leased license investment was not subject to amortization. Cross Country Division continually reevaluates the propriety of the carrying amounts of the leased license investment as well as the amortization period to determine whether current events or circumstances warrant adjustments to the carrying amounts or a revised estimate of the useful life.

  (e) Revenue Recognition

     Revenues from subscribers are recognized in the period service is provided.

  (f) Channel Leases

     Prepayments on granted channel leases are expensed ratably in the year to which they relate.

  (g) Systems Operations

     Systems operations expenses consist principally of programming fees, channel lease costs, tower rental and other costs of providing services. Such amounts are charged to expense in the period incurred.

  (h) Income Taxes

     No provision for income taxes has been made as the liability for such taxes was that of the individual stockholders of RuralVision (as an S Corporation) or the Venturers rather than Cross Country Division.

  (i) Interim Financial Information

     In the opinion of management, the accompanying unaudited condensed financial information of Cross Country Division contains all adjustments, consisting only of those of a recurring nature, necessary to present fairly Cross Country Division's financial position as of June 30, 1995, and the results of operations and cash flows for the six-month periods ended June 30, 1994 and 1995. These results are not necessarily indicative of the results to be expected for the full fiscal year.

                             CROSS COUNTRY DIVISION

                           DECEMBER 31, 1993 AND 1994
                  (INFORMATION AS OF JUNE 30, 1995 AND FOR THE
          SIX-MONTH PERIODS ENDED JUNE 30, 1994 AND 1995 IS UNAUDITED)

(2) SYSTEMS AND EQUIPMENT

     Systems and equipment consists of the following at December 31, 1993 and 1994:

                                                               1993          1994
                                                             ---------     ---------
        Equipment awaiting installation..................... $  239,472    $  327,958
        Subscriber premises equipment and installation
          costs.............................................  1,868,122     1,317,882
        Transmission equipment and system construction
          costs.............................................  2,188,227     1,692,845
        Other, principally office furniture and equipment...     54,285        70,344
                                                             ----------    ----------
                                                              4,350,106     3,409,029
        Accumulated depreciation............................   (719,154)     (148,292)
                                                             ----------    ----------
                                                             $3,630,952    $3,260,737
                                                             ==========    ==========

(3) LEASES

     Cross Country Division leases from third parties channel rights licensed by the FCC. Cross Country Division, through affiliates, has entered into leases with channel license holders and leases with applicants for channel licenses. Under FCC policy, the base term of most leases cannot exceed ten years from the time the lessee begins using the leased channel rights. FCC licenses for wireless cable channels generally must be renewed every ten years, and there is no automatic renewal of such licenses. The use of such channels by the lessors is subject to regulation by the FCC and, therefore, Cross Country Division's ability to continue to enjoy the benefits of these leases is dependent upon the lessors' continuing compliance with applicable regulations. The remaining initial terms of Cross Country Division's leases range from 4 to 10 years. Most of Cross Country Division's leases grant Cross Country Division a right of first refusal to match another lease offer after expiration of the lease and/or require the parties to negotiate renewal in good faith. The termination of or failure to renew a channel lease or termination of the channel license would result in Cross Country Division being unable to deliver television programming on such channel. Although Cross Country Division does not believe that the termination of or failure to renew a single channel lease could adversely affect Cross Country Division, several of such terminations or failures in one or more markets that Cross Country Division actively serves could have a material adverse effect on Cross Country Division. Channel rights lease agreements generally require payments based on the greater of specified minimums or amounts based on various subscriber levels.

     Payments under the channel rights lease agreements generally begin upon the grant of the channel rights. Channel rights lease expense was $138,417, $158,875 and $96,458 for the year ended December 31, 1993, the period from January 1, 1994 to August 18, 1994 and the period from August 19, 1994 to December 31, 1994, respectively.

     Future minimum lease payments due under channel rights leases in effect at December 31, 1994 are as follows:

            YEAR ENDING
            DECEMBER 31,
            ------------
               1995...................................................  $ 410,650
               1996...................................................    437,500
               1997...................................................    437,500
               1998...................................................    437,500
               1999...................................................    437,500

                             CROSS COUNTRY DIVISION

                           DECEMBER 31, 1993 AND 1994
                  (INFORMATION AS OF JUNE 30, 1995 AND FOR THE
          SIX-MONTH PERIODS ENDED JUNE 30, 1994 AND 1995 IS UNAUDITED)

     Cross Country Division also has certain operating leases for office space and transmission tower space which are generally cancellable or with terms less than one year. Rent expense incurred in connection with these leases was $22,184, $24,691 and $13,883 for the year ended December 31, 1993, the period from January 1, 1994 to August 18, 1994 and the period from August 19, 1994 to December 31, 1994, respectively.

(4) LIQUIDITY

     The growth of Cross Country Division's business requires substantial investment on a continuing basis to finance capital expenditures and related expenses for subscriber growth and system development. These activities may be financed in whole or in part by Cross Country Division through cash flows from operations or other sources of financing. The amount and timing of Cross Country Division's future capital requirements will depend upon a number of factors, many of which are not within Cross Country Division's control, including programming costs, equipment costs, marketing expenses, staffing levels, subscriber growth and competitive conditions. Failure to obtain any required additional financing could have a material adverse effect on the growth of Cross Country Division and the development of its markets.

(5) COMMITMENTS

     Cross Country Division has entered into a series of noncancellable agreements to purchase entertainment programming for retransmission which expire in 1995 through 1998. The agreements generally require monthly payments based upon the number of subscribers to Cross Country Division's systems, subject to certain minimums.

                    HEARTLAND WIRELESS COMMUNICATIONS, INC.

                        PRO FORMA FINANCIAL INFORMATION


The following unaudited pro forma condensed combined financial information consists of an unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 1995 and the related unaudited Pro Forma Condensed Combined Statement of Operations for the year then ended (collectively, the "Pro Forma Statements"). The Pro Forma Statements reflect adjustments to the historical consolidated financial statements of the Company to give effect to the Transactions, the CS Transaction and certain other events which occurred during 1995. The Pro Forma Condensed Combined Balance Sheet has been prepared assuming the Transactions and the CS Transaction occurred on December 31, 1995, and the Pro Forma Condensed Combined Statement of Operations has been prepared assuming the Transactions, the CS Transaction and certain other acquisitions and transactions completed during 1995 (as discussed in the Notes to the Pro Forma Statements) occurred on January 1, 1995.

The Transactions were accounted for by the purchase method of accounting. With respect to the Transactions, the purchase price has been allocated on a preliminary basis to the assets and liabilities acquired based on the estimated fair values of such assets and liabilities.

The Pro Forma Statements have been determined utilizing the historical unaudited balance sheet of TechniVision as of November 30, 1995 and the unaudited statement of operations for the year ended November 30, 1995. The TechniVision historical statement of operations for the year ended November 30, 1995 has been derived utilizing TechniVision's historical audited statement of operations for the year ended May 31, 1995 and unaudited statements of operations for the six months ended November 30, 1994 and 1995. The CMAX historical statement of operations for the year ended December 31, 1995 has been derived utilizing CMAX's historical audited statement of operations for the year ended June 30, 1995 and unaudited statements of operations for the six months ended December 31, 1994 and 1995. No material adjustments were recorded in determining such amounts.

The Pro Forma Statements and accompanying notes should be read in conjunction with the Company's consolidated financial statements (including notes thereto) appearing in the Company's 1995 Annual Report on Form 10-K filed with the Securities and Exchange Commission. The Pro Forma Statements do not purport to represent what the Company's results of operations or financial position actually would have been had such transactions or events occurred on the dates specified, or to project the Company's results of operations or financial position for any future period or date. The pro forma adjustments are based upon available information and certain adjustments that management believes are reasonable. In the opinion of management, all adjustments have been made that are necessary to present fairly the Pro Forma Statements.

                    HEARTLAND WIRELESS COMMUNICATIONS, INC.

              Unaudited Pro Forma Condensed Combined Balance Sheet

                               December 31, 1995

                                 (In thousands)

                                                                                Historical
                                            ------------------------------------------------------------------------------------
                                                                                            FTW       Minneapolis
             Assets                          Heartland          CMAX        AWS         Partnership   Partnership   TechniVision
             ------                         -----------       ---------   --------      -----------   -----------   ------------
Cash and cash equivalents                    $   23,143       $   1,743   $    342      $    109      $    302      $       78




Restricted investments                           12,324              --         --            --            --               --
Net assets held for sale                          2,200              --         --            --            --               --
Other current assets                              4,127           1,058         71            27           158              477
                                             ----------       ---------   --------      -----------   -----------   ------------
                    Total current assets         41,794           2,801        413           136           460              555

Systems and equpment, net                        60,649          26,019        206           890         1,473            9,002
License and leased license investment, net       60,421          20,327      3,346         2,097         4,457            3,553
Investment in joint ventures                         --              --        491            --            --               --


Investments in affiliates                        14,077              --         --            --            --               --


Excess of cost over fair value of net
 assets acquired                                  4,411              --         --            --            --               --

Restricted investments                            6,415              --         --            --            --               --
Note receivable - noncurrent                         --              --         --            --            --               --

Other assets, net                                17,638             638      2,495            --            --            1,441
                                                     --              --         --            --            --               --
                                             ----------       ---------   --------      --------      --------      -----------
                                             $  205,405       $  49,785   $  6,951      $  3,123      $  6,390      $    14,551
                                             ==========       =========   ========      ========      ========      ===========

                 Liabilities and Stockholders' Equity
                 ------------------------------------

Current portion of long-term debt            $      765       $     788   $     35      $    356      $  3,081      $    13,233

Other current liabilities                        10,208           6,329      1,010         1,154           372            3,642
                                             ----------       ---------   --------      --------      --------       ----------
          Total current liabilities              10,973           7,117      1,045         1,510         3,453           16,875

Long-term debt, less current
 portion                                        140,887          10,685      1,831            --            --            6,061

Deferred income taxes                             1,628              --         --            --            --               --

Other liabilities                                   229              --         --            84           249               --


Stockholders' equity                             51,688          31,983      4,075         1,529         2,688           (8,385)


                                                     --              --         --            --            --              --
                                             ----------       ---------   --------      --------      --------       ----------
                                             $  205,405       $  49,785   $  6,951      $  3,123      $  6,390       $   14,551
                                             ==========       =========   ========      ========      ========       ===========

                                                  Pro Forma Adjustments
                                             -------------------------------
                                               Purchase        Investment in
             Assets                           Accounting        CS Wireless       Pro Forma
             ------                          -------------     -------------      ---------
Cash and cash equivalents                    $   (3,000)(E)     $(11,473)(F)      $  64,122
                                                                  53,340 (H)
                                                                    (462)(G)
Restricted investments                               --               --             12,324
Net assets held for sale                         11,150 (A)           --             13,350
Other current assets                                 --             (731)(G)          5,187
                                             ----------         --------          ---------
          Total current assets                    8,150           40,674             94,983

Systems and equpment, net                            --          (18,280)(G)         79,959
License and leased license investment, net      120,636 (A)     (105,708)(G)        109,129
Investment in joint ventures                     10,560 (A)           --                 --
                                                (11,051)(B)
Investments in affiliates                            --          (68,340)(H)         68,335
                                                                 122,598 (G)
Excess of cost over fair value of net
 assets acquired                                 22,438 (D)           --             26,849
Restricted investments                               --               --              6,415
Note receivable - noncurrent                         --           15,000 (H)         15,000
Other assets, net                                (1,441)(A)         (642)(G)         12,077
                                                 (8,052)(C)
                                             ----------         --------          ---------
                                             $  141,240         $(14,698)         $ 412,747
                                             ==========         ========          =========

          Liabilities and Stockholders' Equity
          ------------------------------------

Current portion of long-term debt            $(12,664)(A)       $   (788)(F)      $   1,947
                                               (2,859)(C)
Other current liabilities                        (140)(A)         (3,035)(G)         16,147
                                               (3,393)(C)
                                             --------           --------          ---------
          Total current liabilities           (19,056)            (3,823)            18,094

Long-term debt, less current portion           (5,871)(A)        (10,685)(F)        140,918
                                               (1,800)(C)           (190)(G)
Deferred income taxes                          22,438 (D)                            24,066
Other liabilities                              10,716 (A)                               227
                                              (11,051)(B)
Stockholders' equity                          (31,890)(A)                           229,442
                                              180,754 (A)
                                               (3,000)(E)             --                 --
                                             --------           --------          ---------
                                             $141,240           $(14,698)         $ 412,747
                                             ========           ========          =========


See accompanying notes to Pro Forma Statements.

                    HEARTLAND WIRELESS COMMUNICATIONS, INC.

             Unaudited Pro Forma Condensed Statement of Operations

                          Year ended December 31, 1995

                       (In thousands, except share data)


                                                                               Historical
                                              ---------------------------------------------------------------------------------
                                                                                          FTW        Minneapolis
                                              Heartland      CMAX            AWS      Partnership    Partnership   TechniVision
                                              ---------    --------      ----------   -----------    -----------   ------------
 Revenues                                     $   15,300   $  14,292     $      100   $       597    $       982   $      6,716
                                              ----------   ---------     ----------   -----------    -----------   ------------

 Operating expenses:
    Systems operations                             4,893        6,928            --           526          1,435          3,306

    Selling, general and administrative           11,887        8,512         2,123           768            735          3,029

    Depreciation and amortization                  6,234        9,876            83           779          1,072          2,600
                                              ----------   ----------    ----------   -----------    -----------   ------------
          Total operating expenses                23,014       25,316         2,206         2,073          3,242          8,935
                                              ----------   ----------    ----------   -----------    -----------   ------------
          Operating loss                          (7,714)     (11,024)       (2,106)       (1,476)        (2,260)        (2,219)

 Interest expense                                (13,717)      (1,267)         (161)           --             --         (1,469)
 Equity in losses of affiliates                   (1,369)          --          (188)           --             --             --

 Interest income and other                         2,613          142           763            59            131          3,616
                                              ----------   ----------    ----------   -----------    -----------    -----------
          Loss before income taxes               (20,187)     (12,149)       (1,692)       (1,417)        (2,129)           (72)

 Income tax benefit                                4,285           --            --            --             --             --
                                              ----------   ----------    ----------   -----------    -----------     ----------
          Net loss                            $  (15,902)  $  (12,149)   $   (1,692)  $    (1,417)   $    (2,129)    $      (72)
                                              ==========   ==========    ==========   ===========    ===========     ==========

 Net loss per share                           $    (1.34)
                                              ==========
 Weighted average shares outstanding          11,865,551
                                              ==========

                                                                         Pro Forma Adjustments
                                            -----------------------------------------------------------------------------
                                                                                          Investments in
                                                                                           Wireless One
                                              Purchase                                         and
                                             Accounting                 Other              CS Wireless         Pro Forma
                                            ------------             ------------          -------------       ----------
 Revenues                                    $        --             $   1,284 (N)         $     (632)(T)      $   32,994
                                             -----------             ---------             ----------          ----------

 Operating expenses:
    Systems operations                                --                   627 (N)             (4,111)(S)          13,454
                                                                           250 (O)               (400)(T)
    Selling, general and administrative           (1,862)(I)               587 (N)             (5,472)(S)          20,309
                                                     350 (J)                                     (348)(T)
    Depreciation and amortization                  2,974 (K)               351 (N)             (8,506)(S)          16,661
                                                   1,122 (L)               270 (P)               (194)(T)
                                             -----------             ---------             ----------          ----------
          Total operating expenses                 2,584                 2,085                (19,031)             50,424
                                             -----------             ---------             ----------          ----------
          Operating loss                          (2,584)                 (801)                12,754             (17,430)

 Interest expense                                     --                    --                    161 (S)         (16,453)
 Equity in losses of affiliates                      188 (M)               129 (Q)             (4,954)(T)         (18,564)
                                                                                              (12,370)(S)
 Interest income and other                          (188)(M)                --                   (763)(S)           6,373
                                             -----------             ---------             ----------          ----------
          Loss before income taxes                (2,584)                 (672)                (5,172)            (46,074)

 Income tax benefit                                   --                12,273 (R)                 --              16,558
                                             -----------             ---------             ----------          ----------
          Net loss                           $    (2,584)            $  11,601             $   (5,172)         $  (29,516)
                                             ===========             =========             ==========          ==========

 Net loss per share                                                                                            $    (1.53)
                                                                                                               ==========
 Weighted average shares outstanding           6,757,166 (A)           623,043 (U)             78,242 (U)      19,324,002
                                             ===========             =========             ==========          ==========


See accompanying notes to Pro Forma Statements.

                    HEARTLAND WIRELESS COMMUNICATIONS, INC.

                         NOTES TO PRO FORMA STATEMENTS

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

(A) Reflects the allocation of the purchase prices of the individual acquisitions comprising the Transactions to the fair values of the assets acquired and liabilities assumed as follows:

                                                                          FTW       Minneapolis
                                                    CMAX      AWS     Partnership   Partnership  TechniVision    Total
                                                    ----      ---     -----------   -----------  ------------    -----
         Company shares issued                   2,883,573   1,307,692    578,261     805,695     1,181,945     6,757,166
         Share price                                 26.75       26.75      26.75       26.75         26.75         26.75
                                                ----------  ----------   --------    --------     ---------    ----------
           Purchase price                       $   77,136  $   34,981   $ 15,468    $ 21,552     $  31,617    $  180,754
                                                ==========  ==========   ========    ========     =========    ==========
         Historical net assets (liabilities)    $   31,983  $    4,075   $  1,529    $  2,688     $  (8,385)   $   31,890

         Less:
           CMAX stock not acquired                       -           -          -           -        (1,441)       (1,441)
           Liabilities not assumed                       -           -        496         215        17,964        18,675
                                                ----------  ----------   --------    --------     ---------    ----------
                                                    31,983       4,075      2,025       2,903         8,138        49,124

         Purchase accounting adjustments:
           Net assets held for sale                      -      11,150          -           -             -        11,150
           Investment in joint ventures                  -      10,560          -           -             -        10,560

           License and leased license
             investment                             45,153       9,196     17,225      25,583        23,479       120,636
           Minority interest                             -           -     (3,782)     (6,934)            -       (10,716)
                                                ----------  ----------   --------    --------     ---------    ----------
       Purchase price                           $   77,136  $   34,981   $ 15,468    $ 21,552     $  31,617    $  180,754
                                                ==========  ==========   ========    ========     =========    ==========

         Historical balances of working capital and systems and equipment are assumed to approximate their fair values. In addition, the Company has evaluated the propriety of the carrying amounts of license and leased license investment with respect to each market based on management's estimate of the fair value of each market and expected future operating cash flows from subscribers in an individual market, and believes such amounts to be recoverable. Amounts allocated to net assets held for sale represent the estimated fair value based on anticipated selling prices of the net assets of the Los Angeles and Memphis markets. Such markets have had no operations.

(B) Reflects the elimination of AWS' investment in the Fort Worth and Minneapolis joint ventures.

(C) Reflects the elimination of the Company's intercompany loans to CMAX, AWS and the Minneapolis Partnership of $2,900, $1,800 and $859, respectively, and AWS' loans to the FTW and Minneapolis Partnerships of $2,100 and $393, respectively.

(D) Reflects the recognition of deferred income taxes at an estimated 37% effective tax rate on excess book value over tax basis relating to the net assets acquired in the Transactions. The related increase in excess of cost over fair value of net assets acquired will be amortized over an estimated useful life of 20 years. The Company has evaluated the propriety of the carrying amount of excess of cost over fair value of net assets acquired based on management's estimate of the fair value of the Company's markets and expected future operating cash flows from subscribers, and believes such amount to be recoverable.

(E) Reflects estimated costs incurred in connection with the issuance of the Company's Common Stock upon consummation of the Transactions.

(F) Reflects the repayment of certain indebtedness of CMAX by the Company upon consummation of the Transactions. Any differences between historical interest expense recognized by CMAX on the retired indebtedness and interest expense which would be recognized by the Company on a pro forma basis is not material.

                    HEARTLAND WIRELESS COMMUNICATIONS, INC.

                         NOTES TO PRO FORMA STATEMENTS

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


(G) Reflects the Company's contribution to CS Wireless of certain assets and liabilities as follows:

                                                                 FTW        Minneapolis
                             Company      CMAX       AWS      Partnership   Partnership     Dayton
                             markets     markets   markets      markets      markets        markets       Total
                             -------     -------   -------      -------      -------        -------       -----
         Cash                $    19    $     10  $      -     $    109      $    302     $     22     $     462
         Other current
           assets                106         245         -           27           158          195           731
         Systems and
           equipment           3,943       9,125         -          889         1,473        2,850        18,280
         License and
           leased license
           investment          2,483      32,842    12,541       19,323        30,061        8,458       105,708
         Other assets              4         638         -            -             -            -           642
         Current
           liabilities          (434)     (1,041         -         (442)         (272)        (846)       (3,035)
         Long-term debt            -           -         -            -             -         (190)         (190)
                             -------    --------  --------     --------      --------     --------     ---------
           Investment in
              CS Wireless    $ 6,121    $ 41,819  $ 12,541     $ 19,906      $ 31,722     $ 10,489     $ 122,598
                             =======    ========  ========     ========      ========     ========     =========

(H) Reflects the receipt by the Company of (i) 35.4% of the outstanding common shares of CS Wireless, (ii) $28,340 in cash, (iii) a $25 million promissory note (and the prepayment of such note in March
         1996), and (iv) a $15,000 promissory note payable 10 years from the closing of the CS Transaction. The Company's investment in CS Wireless is reduced by the amount of cash and notes received in exchange for the markets contributed to CS Wireless by the Company.

(I) Reflects the elimination of certain historical corporate general and administrative expenses that, in the opinion of Company management, will not be incurred by the Company. Such expenses consist primarily of management fees, salaries of officers and other duplicative corporate personnel and professional fees.


                                                     CMAX       TechniVision      Total
                                                     ----       ------------      -----
              Compensation (a)                     $   513         $   -        $   513
              Office, legal, BOD and other (b)         849             -            849
              Management fees                          230           270            500
                                                   -------         -----        -------
                                                   $ 1,592         $ 270        $ 1,862
                                                   =======         =====        =======

         (a) Represents 50% of historical corporate compensation expense of CMAX.
         (b) Represents historical expenses related to corporate office, legal, board of director fees and shareholder costs.

(J) Reflects the additional expense from the non-competition and consulting agreement with an AWS executive officer.

(K) Reflects incremental amortization of license and leased license investment associated with the Transactions. Amortization of license and leased license investment is calculated beginning with inception of service in each respective market over an estimated useful life of 20 years.

(L) Reflects incremental amortization of excess of cost over fair value of net assets acquired in the Transactions.

(M) Reflects the elimination of AWS' share of the losses of the Fort Worth and Minneapolis joint ventures.

(N) Reflects the historical revenues and expenses associated with the acquisitions of wireless cable systems in Lubbock, Texas in May 1995, Lykens, Ohio in July 1995, Paragould, Arkansas in July 1995, and Sikeston, Missouri in July 1995, until the respective acquisition dates of such systems.

                    HEARTLAND WIRELESS COMMUNICATIONS, INC.

                         NOTES TO PRO FORMA STATEMENTS

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


(O) Reflects the incremental lease rental payments associated with the 1995 purchases by and distribution to the Company of certain non-operating markets previously owned by RuralVision Joint Venture.

(P) Reflects the incremental amortization of license and leased license investment associated with the acquisitions of wireless cable systems in Lubbock, Texas; Lykens, Ohio; Paragould, Arkansas; and Sikeston, Missouri and the incremental amortization of the excess of cost over fair value of net assets acquired associated with the acquisitions of certain minority interests in March 1995. The acquisition dates of each respective system are set forth in note (N). Amortization of license and leased license investment is calculated beginning with inception of service in each respective market.

(Q) Reflects the reversal of equity in losses in RuralVision Joint Venture due to the termination of such venture in January 1995 and acquisition of such venture's markets by the Company.

(R) Reflects the adjustment to income tax benefit related to the pro forma adjustments. Income tax benefit reflects the recognition of deferred tax assets to the extent such assets can be realized through reversals of existing taxable differences.

(S) Reflects the elimination of historical revenues and expenses (as adjusted for additional amortization related to license and lease license investment for the markets acquired in the Transactions) associated with the net assets contributed to CS Wireless and the Company's equity in pro forma losses of CS Wireless.

(T) Reflects the elimination of historical revenues and expenses associated with the wireless cable systems located in Milano, Texas and Monroe, Louisiana which were contributed to Wireless One, Inc. and the Company's equity in pro forma losses of Wireless One, Inc.

(U) Reflects the effect of shares issued in connection with the transaction with Wireless One, Inc. and certain other transactions as if each had occurred as of January 1, 1995.

                                   Signatures

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            HEARTLAND WIRELESS COMMUNICATIONS,
                                            INC.


Date: April 26, 1996                        By: /s/ David D. Hagey
                                                --------------------------------
                                                David D. Hagey,
                                                Vice President-Controller

                                 EXHIBIT INDEX


   Doc. No.                         Document Description
   2.1         Amended and Restated Agreement and Plan of Merger, dated as of
               September 11, 1995, by and among American Wireless Systems,
               Inc., the Registrant and Heartland Merger Sub, Inc.
               (incorporated by reference from Exhibit 2.22 to the Registrant's
               Registration Statement on Form S-4, File No. 33-65357 (the "Form
               S-4") dated January 26, 1996).

   2.2         Amended and Restated Asset Purchase Agreement, dated as of
               October 4, 1995, by and between the Registrant and Fort Worth
               Wireless Cable T.V. Associates (incorporated by reference from
               Exhibit 2.23 to the Registrant's Registration Statement on Form
               S-4).

   2.3         Amended and Restated Asset Purchase Agreement, dated as of
               October 4, 1995, by and between the Registrant and Wireless
               Cable TV Associates No.38 (incorporated by reference from
               Exhibit 2.24 to the Registrant's Registration Statement on Form
               S-4).

   2.4 Amended and Restated Agreement and Plan of Merger, dated as of September 11, 1995, by and among the Registrant, CableMaxx,
               Inc., and Heartland Merger Sub 2, Inc. (incorporated by reference from Exhibit 2.25 to the Registrant's Registration
               Statement on Form S-4).

   2.5         Amended and Restated Asset Purchase Agreement, dated as of
               October 19, 1995, by and among the Registrant, Three Sixty
               Corp., and Technivision, Inc. (incorporated by reference from Exhibit 2.26 to the Registrant's Registration Statement on Form
               S-4).

   2.6 Participation Agreement dated as of December 12, 1995, by and among the Registrant, CAI Wireless Systems, Inc. and CS Wireless
               Systems, Inc. (without exhibits except Stockholders Agreement)
               (the "Participation Agreement") (incorporated by reference from
               Exhibit 2.1 to the Registrant's Current Report on Form 8-K, dated December 12, 1996).

   2.7*        Amendment No. 1 to Participation Agreement dated February 22,
               1996.

   23.1** Consent of KPMG Peat Marwick LLP, independent certified public accountants (TechniVision, Inc.)

   23.2** Consent of Arthur Andersen LLP, independent certified public accountants (American Wireless Systems, Inc., Wireless Cable TV
               Associates #38, and Fort Worth Wireless Cable T.V. Associates).

   23.3**      Coopers & Lybrand LLP, independent public accountants
               (CableMaxx, Inc.)

   23.4** Consent of KPMG Peat Marwick LLP, independent certified public accountants (Cross Country Division)

   99.1*       February 23, 1996 Heartland Wireless Communications, Inc. News
               Release (relating to the Transactions).

   99.2*       February 23, 1996 Heartland Wireless Communications, Inc. News
               Release (relating to CS Transaction).

   99.3*       February 27, 1996 Heartland Wireless Communications, Inc. News
               Release (providing further detail on the Transactions and CS
               Transaction).

_______________
*        Previously filed
**       Filed herewith